Exhibit 10.1

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of

May 27, 2011

among

EL PASO CORPORATION,
EL PASO NATURAL GAS COMPANY and
TENNESSEE GAS PIPELINE COMPANY,
as Borrowers

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

___________________________

CITIGROUP GLOBAL MARKETS INC.,
Syndication Agent

DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND THE ROYAL BANK OF SCOTLAND PLC,
Co-Documentation Agents

J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and RBS SECURITIES INC.,
as Joint Book Running Managers and Joint Lead Arrangers

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TABLE OF CONTENTS
		Page

Section 4.03.	Governmental Approvals; No Conflicts	52
Section 4.04.	Binding Obligation; Enforceability	52
Section 4.05.	Financial Condition	52

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TABLE OF CONTENTS (continued) SCHEDULES:

Schedule 1	Lender Commitments
Schedule 2	Letter of Credit Commitments
Schedule 3	Pricing Schedule
Schedule 4.05	Disclosure Update
Schedule 4.14	Environmental Matters
Schedule 6.08	Existing Restrictive Agreements

EXHIBITS:

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	Form of Note
EXHIBIT D	Form of Security Agreement
EXHIBIT E	Form of Subsidiary Guarantee Agreement
EXHIBIT F	Acceptable Subordination Provisions
EXHIBIT G-1	Form of Exemption Certificate
EXHIBIT G-2	Form of Exemption Certificate

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 27, 2011, among EL PASO CORPORATION, a Delaware corporation (the “Company”), EL PASO NATURAL GAS COMPANY, a Delaware corporation (“EPNGC”), TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation (“TGPC”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, the Company, EPNGC, TGPC, the Administrative Agent and certain of the Lenders are parties to the Third Amended and Restated Credit Agreement (as the same has been amended, supplemented and modified, the “Existing Facility”) dated as of November 16, 2007;

WHEREAS, the Borrowers under the Existing Facility have requested that the Existing Facility be amended and restated in its entirety as more fully set forth herein;

WHEREAS, the Lenders (who constitute the “Majority Lenders” as defined in the Existing Facility) and the Administrative Agent are willing to so amend and restate the Existing Facility, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that, on the Effective Date, the Existing Facility shall be amended and restated in its entirety as follows:

ARTICLE 1
Definitions

Section 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Subordination Provisions” means subordination provisions substantially in the form of Exhibit F hereto or otherwise acceptable to the Administrative Agent.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning assigned to such term in the preamble hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents and the Lead Arrangers.

“Agreement” means the Existing Facility, as amended and restated by this Fourth Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such date (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Reference LIBOR01 page (or on any successor or substitute page of such page) at approximately 11:00 am London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Program” means any program providing for the sale or other Disposition of trade or other receivables entered into by the Company or a Subsidiary of the Company on terms customary for such financing transactions.

“Applicable Rate” means, for any day, with respect to commitment fees and any Loan, the applicable rate specified in the Pricing Schedule for such day.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Assets” means, with respect to any Person, all or any part of its business, property, rights, interests and assets, both tangible and intangible (including Equity Interests in any Person), wherever situated.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding other than an Undisclosed Administration, or has, other than via an Undisclosed Administration, had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets appointed for it, or, in the good faith judgment of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board of Directors” means, with respect to any Person, the Board of Directors or equivalent governing body of such Person as it may be constituted from time to time.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company and, except as provided in Section 10.16, each Pipeline Company Borrower, as applicable.

“Borrowing” means Loans of the same Type to the same Borrower, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request substantially in the form of Exhibit B by a Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Business Entity” means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateralize” means (a) to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more Issuing Banks or Lenders, as collateral for the LC Exposure or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank or (b) to provide other credit support agreed to by the applicable Issuing Bank (which agreement shall not be unreasonably withheld or delayed, it being unreasonable to not agree to credit support in the form of a standby letter of credit drawable upon the failure to pay when due the LC Exposure supported thereby and issued by a Lender (other than a Defaulting Lender) or another financial institution reasonably satisfactory to such Issuing Bank in form reasonably acceptable to such Issuing Bank) pursuant to documentation in form and substance reasonably satisfactory to the applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include proceeds of such cash collateral and other credit support.

 “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s; (c) certificates of deposit or banker’s acceptances maturing within one year from the date of acquisition thereof issued by (i) any Lender, or (ii) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 (any such Lender or bank, a “Qualifying Lender”); (d) eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender or any other Lender hereunder) or issued by any Qualifying Lender; (e) repurchase agreements and reverse repurchase agreements with a term of not more than 14 days with any Qualifying Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States; and (f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) invest solely in the assets described in clauses (a) through (e) above and (iii) have portfolio assets of at least $5,000,000,000.

“Casualty Event” means an event that causes any property of a Credit Party or a Restricted Subsidiary to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

“CGMI” means Citigroup Global Markets Inc.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines or directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, requirements, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Citibank” means Citibank, N.A.

“CLO” has the meaning assigned to such term in Section 10.04.

“Co-Documentation Agents” means Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Royal Bank of Scotland plc, in their capacity as co-documentation agents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Security Agreement.

“Collateral Account” has the meaning assigned to such term in the Security Agreement.

“Collateral Agent” has the meaning assigned to such term in the preamble hereof.

“Collateral Permitted Liens” means Liens (a) for Taxes or other obligations or requirements owing to or imposed by Governmental Authorities existing or having priority, as applicable, by operation of law, in each case either (i) not yet overdue or (ii) being contested in good faith by appropriate proceedings by the Company or any of its Subsidiaries, as the case may be, provided that adequate reserves with respect to such contested Taxes or other obligations or requirements are maintained on the books of the Company or the applicable Subsidiary of the Company, as the case may be, to the extent required by and in conformity with GAAP, and no enforcement action shall have been taken toward foreclosure on the Collateral pursuant to such Liens; (b) for judgments or orders that do not constitute an Event of Default under paragraph (g) of ARTICLE 7; (c) created under the Security Documents; or (d) in existence on the Effective Date.

“Collateral Release Date” means the earliest date that the credit rating assigned to the Loans by (a) S&P is BBB- or better (with a stable outlook) or (b) Moody’s is Baa3 or better (with a stable outlook).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Commitments is $1,250,000,000.

“Company” has the meaning assigned to such term in the preamble hereof.

“Company Guaranteed Obligations” has the meaning assigned to such term in Section 8.01.

“Condemnation” means the taking, by right of eminent domain, or a conveyance in lieu thereof, of property of a Credit Party or a Restricted Subsidiary.

“Consolidated EBITDA” means, with respect to any Person for the applicable period, the sum (without duplication and determined as to such Person and its consolidated Subsidiaries on a consolidated basis) of (i) earnings before interest, taxes on income, depreciation and amortization (exclusive of extraordinary items and gains or losses on sales of assets outside the ordinary course of business), plus (ii) any nonrecurring noncash charges deducted in the determination of clause (i), plus or minus (iii) any charge or credit related to mark-to-market provisions for derivatives exposures plus (iv) the net cash received for any put options entered into for the purpose of mitigating the commodity price risk of the hydrocarbon production owned by the Company or any of its Subsidiaries, minus (v) cash payments during such period not deducted in the determination of clause (i) on account of charges or reserves taken in a prior period, minus (vi) income of entities accounted for on the equity method (including for this purpose MLP and its consolidated Subsidiaries), plus (vii) distributions of cash to such Person or any of its consolidated Subsidiaries received on or before the date of calculation of Consolidated EBITDA by any entity accounted for on the equity method (including for this purpose MLP and its consolidated Subsidiaries) to the extent not included in Consolidated EBITDA for an earlier period, provided that the aggregate amount included pursuant to this clause (vii) during the term of this Agreement shall not exceed the aggregate amount excluded pursuant to clause (vi) in respect of periods commencing on or after January 1, 2006, plus (viii) for purposes of determining the Consolidated EBITDA of any Pipeline Company Borrower, all non-recurring losses or expenses deducted from the determination of earnings for such period to the extent such losses or expenses were funded from capital contributions from any holder of Equity Interests in such Person plus (ix) for any period, the amount of insurance proceeds received in such period or determined by such Person in such period to be receivable in a future period, but not to exceed the amount by which Consolidated EBITDA for such period or any prior period is reduced on account of the loss to which such insurance proceeds relate; plus (x) any charges taken during such period in connection with the payment, repayment, redemption, defeasance, early retirement or refinancing of any debt; provided that if such Person or any of its Subsidiaries shall have consummated any material acquisition or material Disposition during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition or Disposition had occurred on the first day of such period.

“Contingent Guaranty” has the meaning assigned to such term in the definition of the term “Guaranty” contained in this Section 1.01.

“Control” means, at any time of determination, the possession, directly or indirectly, at such time, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Asset” means any Asset owned by a Restricted Subsidiary, the Disposition of which is subject to subclause (i) or (ii) of Section 6.04(b).

“Credit Contact” has the meaning assigned to such term in clause (ii)(D) of Section 10.04(b).

“Credit Exposure” means, with respect to any Lender at any time, (i) the amount of such Lender’s Commitment, if the Commitments are still in existence, or (ii) if the Commitments have terminated or expired, the amount of its Outstandings.

“Credit Party” means each Borrower and each Guarantor.

“Credit Party Guarantee” means (a) the Subsidiary Guarantee Agreement and (b) the Guaranty of the Company set forth in ARTICLE 8 in favor of the Administrative Agent for the ratable benefit of the Lenders.

“Credit Related Party” means each Borrower, each Guarantor and each Restricted Subsidiary.

“Debt” means, as to any Person, all Indebtedness of such Person other than (a) any Project Financing of such Person, (b) in the case of the Company or a Subsidiary of the Company, any liabilities of the Company or such Subsidiary, as the case may be, under any Alternate Program, or any document executed by the Company or such Subsidiary, as the case may be, in connection therewith, (c) in the case of the Company or a Subsidiary of the Company, any obligations of the Company or a Subsidiary of the Company with respect to lease payments for the headquarters building of the Company located in Houston, Texas, (d) to the extent paid on or prior to the fifth Business Day after the due date therefor, the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of such Person and all unpaid, non-contingent obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (e) in the case of the Company, those items included as “securities of consolidated subsidiaries” (or analogous line item) as listed in the consolidated balance sheet of the Company as of December 31, 2010, and regardless of any change thereafter in accounting treatment thereof, so long as the terms and conditions of any financing associated with any such items referred to in this clause (e) (or successive extensions or refinancings thereof) are not amended so as to become more restrictive to the Company or its Subsidiaries than the terms and conditions of this Agreement.

Article I. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified any Borrower, the Administrative Agent or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any portion of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or a Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Borrower’s, as applicable, receipt of such certification in form and substance reasonably satisfactory to it, or (d) has become the subject of a Bankruptcy Event or has a direct or indirect parent company that has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Departing Lender” means a Lender party to the Existing Facility not listed in Schedule 1 hereto.

“Disposition” means with respect to any asset or property of any Person, any sale, transfer or other disposition of ownership thereof by such Person, including any casualty with respect thereto or condemnation thereof or foreclosure thereon (but shall not include the granting or existence of a Lien permitted hereunder, or the granting or existence of any other encumbrance not prohibited hereunder, with respect thereto, or the issuance by such Person of indebtedness or equity).  “Dispose” shall have a correlative meaning.  For the avoidance of doubt, the issuance of (a) Equity Interests (i) by the Company or (ii) by any of the Company’s Subsidiaries to the Company or any of its other Subsidiaries or (b) Debt by the Company or any of its Subsidiaries, in each case that is not prohibited under this Agreement shall not constitute a Disposition.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” has the meaning assigned such term in Section 3.01.

“El Paso Tennessee” means El Paso Tennessee Pipeline Co., a Delaware corporation.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, regulating or imposing liability or standards of conduct concerning protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary of a Borrower resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EPNG Holding” means El Paso EPNG Investments, L.L.C., a Delaware limited liability company.

“EPNGC” has the meaning assigned to such term in the preamble hereof.

“Equity Interests” means (i) any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity, or other equity interest in another Person of whatever nature and (ii) any warrants, options or other rights to acquire such stock or interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

“ERISA Affiliate” means any Person who is a member of the Company’s controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in ARTICLE 7.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income, franchise, branch profits or similar taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.17(b)), any withholding tax (including taxes imposed by FATCA) that is imposed on amounts payable to such Foreign Lender (i) at the time such Foreign Lender (x) becomes a party to this Agreement or (y) designates a new lending office, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.15(a) or (ii) that is attributable to such Foreign Lender’s failure to comply with Section 2.15(e).

“Exempted Guarantors” means El Paso Tennessee and GP Holdco.

“Existing Facility” has the meaning set forth in the recitals hereof.

“Existing Letters of Credit” means the Letters of Credit (as such term is defined under the Existing Facility) outstanding as of the Effective Date under the Existing Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, the Fee Letter dated as of April 6, 2011, among the Company, JPMorgan, JPMCB and CGMI; the Fee Letter dated as of April 6, 2011, among the Company, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., RBS Securities Inc., and The Royal Bank of Scotland plc; and the Administrative Agency and Collateral Agency Fee Letter dated as of April 6, 2011, between the Company and JPMCB.

“FERC” means the Federal Energy Regulatory Commission, or any agency or authority of the United States from time to time succeeding to its function.

“FERC-Regulated Restricted Subsidiary” means any Restricted Subsidiary whose principal business purpose is the ownership of and operation of assets and properties, including without limitation natural gas pipelines, that are subject to regulations promulgated by FERC.

“Final Payment Date” means the date on which all Loans, interest, fees and other amounts (other than obligations for taxes, costs, indemnifications, reimbursements and damages in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time) payable by any Borrower hereunder or under any Note shall have been paid, all LC Disbursements shall have been reimbursed, no Lender shall have any Commitment (including any LC Commitment) hereunder and all Letters of Credit shall have expired or terminated.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financing Document” has the meaning assigned such term in the Security Agreement.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GP Holdco” means El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company.

“Guarantor” means each of the Company and the Subsidiary Guarantors.

“Guaranty”, “Guaranteed” and “Guaranteeing” each means any act by which any Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or any Project Financing of any Person (other than any such liability existing on the Original Effective Date in respect of Debt or Project Financing of the Company or any of its consolidated Subsidiaries outstanding on the Original Effective Date or any extensions or renewals thereof that do not increase the liability of such Person) (excluding (a) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) any liability in connection with obligations of the Company or any of its consolidated Subsidiaries, including obligations under any conditional sales agreement, equipment trust financing or equipment lease, and (c) any such act in connection with a Project Financing that either (i) guarantees to the provider of such Project Financing or any other Person performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Project Financing or performance by a Project Financing Subsidiary of certain obligations to Persons other than the provider of such Project Financing, except during any period, and then only to the extent, that such guaranty is a guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (ii) below) or (ii) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than or in addition to the passage of time or any Project Financing becoming due (any such act referred to in this clause (c) being a “Contingent Guaranty”)).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case above to the extent regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or interest rate insurance, foreign exchange contract, currency swap or option agreement, forward contract or any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates or currency values.

“Indebtedness” of any Person means, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person (other than any portion of any trade payable obligation of such Person) to pay the deferred purchase price of property or services, and (c) Capital Lease Obligations of such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing, or on the last day of the immediately preceding Interest Period therefor, as applicable, and ending one week or two weeks thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a one, two, three or six month Interest Period, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any one, two, three or six month Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“ISP” means International Standby Practices, International Chamber of Commerce Publication No. 590 as the same may be amended or replaced from time to time.

“Issuing Bank” means each of JPMCB, Citibank, Deutsche Bank Trust Company Americas, BNP Paribas and, at any time and from time to time, other Lenders that are designated in writing by the Company and that agree to issue one or more Letters of Credit hereunder, in each case in its capacity as the issuer of each Letter of Credit issued by it hereunder, and its successors in such capacity as provided in Section 2.04(i); provided that with respect to the Existing Letters of Credit, the Lender which issued the same shall be the initial Issuing Bank with respect thereto.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank acceptable to the Company, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMCB” has the meaning assigned to such term in the preamble hereof.

“JPMorgan” means J.P. Morgan Securities LLC.

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder, as such commitment may be reduced or increased from time to time pursuant to a writing signed by the Company, such Issuing Bank and the Administrative Agent.  The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2, or in the documentation pursuant to which such Issuing Bank shall have assumed its LC Commitment, as applicable.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time, whether directly, through a Borrowing, or otherwise.  The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time as the same may be adjusted from time to time in accordance with Section 2.18(a)(iii).

“LC Sublimit” means $750,000,000.

“Lead Arrangers” means JPMorgan, CGMI, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc. in their capacity as Joint Lead Arrangers and Joint Book Running Managers.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued by an Issuing Bank pursuant to this Agreement, including, after the Effective Date, all Existing Letters of Credit.

“LIBO Rate” means, with respect to any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) from Reuters Reference LIBOR01 page (or any successor thereto or substitute therefor provided by Reuters providing rate quotations comparable to those currently provided on such pages, as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Indebtedness or any Guaranty of any Person.

“Loan” means a loan made pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Security Agreement, the Subsidiary Guarantee Agreement, the other Security Documents, any Letter of Credit, the Notes (as applicable) and the Fee Letters.

“Majority Lenders” means, at any time, Lenders having more than 50% of the aggregate Credit Exposures at such time; provided that the Credit Exposures of any Defaulting Lender shall be disregarded for purposes of making a determination of Majority Lenders.

“Mandatory Asset Reduction Amount” means:

(a) with respect to a Mandatory Asset Reduction Event described in clause (a) of the definition thereof, 100% of the Net Cash Proceeds thereof;

(b) with respect to a Mandatory Asset Reduction Event described in clause (b) of the definition thereof, (i) if such Mandatory Asset Reduction Event does not occur concurrently with, or during the pendency of, an Event of Default, an amount equal to 80% of the Net Cash Proceeds thereof, or (ii) if such Mandatory Asset Reduction Event occurs concurrently with, or during the pendency of, an Event of Default, an amount equal to 100% of the Net Cash Proceeds thereof;

(c) with respect to a Mandatory Asset Reduction Event described in clause (c) of the definition thereof, (i) if such Mandatory Asset Reduction Event does not occur concurrently with, or during the pendency of, an Event of Default, an amount equal to 80% of the cash dividend or other distribution described in clause (c) of the definition of “Mandatory Asset Reduction Event”, or (ii) if such Mandatory Asset Reduction Event occurs concurrently with, or during the pendency of, an Event of Default, an amount equal to 100% of such cash dividend or other distribution; and

(d) with respect to a Mandatory Asset Reduction Event described in clause (d) of the definition thereof, (i) if such Mandatory Asset Reduction Event does not occur concurrently with, or during the pendency of, an Event of Default, an amount equal to 80% of the portion of the Net Cash Proceeds thereof that is not either (x) paid to the applicable Restricted Subsidiary’s Parent (or to such Parent’s designee) as a cash dividend or distribution or (y) invested in Qualified Investments within the time period required pursuant to such clause (d), or (ii) if such Mandatory Asset Reduction Event occurs concurrently with, or during the pendency of, an Event of Default, an amount equal to 100% of the Net Cash Proceeds thereof.

“Mandatory Asset Reduction Event” means:

(a) the receipt by the Company or any Subsidiary Guarantor or its designee of Net Cash Proceeds from any Disposition of Collateral (other than a Disposition pursuant to Section 6.04(a)(iv));

(b) with respect to any Restricted Subsidiary that is a Guarantor, the receipt by such Restricted Subsidiary or its designee of Net Cash Proceeds from any Disposition of any Covered Asset owned by such Restricted Subsidiary;

(c) with respect to any Restricted Subsidiary that is not a Guarantor, the receipt by the Parent of such Restricted Subsidiary (or by such Parent’s designee) of a cash dividend or distribution of any amount received by such Restricted Subsidiary from any Disposition of any of its Covered Assets; and

(d) with respect to any Pipeline Company Borrower or Subsidiary of a Pipeline Company Borrower (i) if an Event of Default or a Default which is not capable of being cured before becoming an Event of Default has occurred and is continuing at the time of any receipt by such Pipeline Company Borrower or Subsidiary of a Pipeline Company Borrower of Net Cash Proceeds from any Disposition of any of its Covered Assets, such receipt of Net Cash Proceeds, and (ii) if no Event of Default or Default which is not capable of being cured before becoming an Event of Default has occurred and is continuing at the time of any receipt by such Pipeline Company Borrower or Subsidiary of a Pipeline Company Borrower of Net Cash Proceeds from any Disposition of any of its Covered Assets, the failure of such Pipeline Company Borrower or Subsidiary of a Pipeline Company Borrower to, within 365 days of such receipt (or, in the case of clause (y) below, if a binding contract to make a Qualified Investment with respect to all or any portion of such Net Cash Proceeds has been entered into within such 365 day period, then as to the amount of such Qualified Investment, the failure to invest such amount in such Qualified Investment within 540 days of such receipt), take either of the following actions:  (x) make a cash dividend or distribution to its Parent (or to such Parent’s designee) in an amount equal to such Net Cash Proceeds or (y) invest the portion of such Net Cash Proceeds that is not paid as a cash dividend or distribution under clause (x) above in one or more Qualified Investments; provided that, for the avoidance of doubt, if Net Cash Proceeds from a Disposition of a single Covered Asset are received by the applicable Pipeline Company Borrower or Subsidiary of a Pipeline Company Borrower in installments, the 365- and 540-day periods shall apply to each individual installment and commence for each installment on the date of receipt by the applicable Pipeline Company Borrower or Subsidiary of a Pipeline Company Borrower of such installment.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board of Governors, as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or financial condition of the Company and its consolidated Subsidiaries on a consolidated basis, (ii) the ability of the Credit Parties to perform their obligations under the Loan Documents or (iii) the validity or enforceability of the Loan Documents or the validity, perfection, priority or enforceability of the Liens created thereunder.

“Material Credit Related Party” has the meaning set forth in paragraph (f) of ARTICLE 7.

“Maturity Date” means May 27, 2016.

“MLP” means El Paso Pipeline Partners, L.P., a Delaware limited partnership.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or an ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions and in respect of which the Company or an ERISA Affiliate has any liability (contingent or otherwise), such plan being maintained pursuant to one or more collective bargaining agreements.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company or an ERISA Affiliate and at least one Person other than the Company and its ERISA Affiliates, or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to the Disposition of any asset or property, an amount equal to one hundred percent (100%) of the cash proceeds from such Disposition, net of any Taxes, indemnity obligations, purchase price adjustments and analogous items, related transaction fees (including legal fees), commissions and expenses and, if applicable, amounts required to satisfy Indebtedness or other obligations secured by Liens permitted under, or other encumbrances not prohibited by, this Agreement, on the related property or asset, and net of all costs reasonably estimated to be associated with terminating all Hedging Agreements, if any, entered into in connection with such related property or assets, which Hedging Agreements are not being sold as part of such Disposition, in each case paid or reasonably reserved against; provided that if Net Cash Proceeds from the Disposition of Covered Assets resulting from any Casualty Event or Condemnation either (x) do not exceed $1,000,000 for any single Casualty Event or any single Condemnation with respect to a Covered Asset, or (y) are both (i) equal to or less than $5,000,000 on an individual basis, and (ii) equal to or less than $10,000,000 in the aggregate during any fiscal year of the Company, then such Net Cash Proceeds shall not be considered Net Cash Proceeds for purposes of the application of Section 2.07 and the definitions of “Mandatory Asset Reduction Amount” and “Mandatory Asset Reduction Event”; and provided, further, if Net Cash Proceeds from the Disposition of Covered Assets (other than Dispositions described in the preceding proviso) are both (a) equal to or less than $5,000,000 on an individual basis, and (b) equal to or less than $10,000,000 in the aggregate during any fiscal year of the Company, then such Net Cash Proceeds shall not be considered Net Cash Proceeds for purposes of the application of Section 2.07 and the definitions of “Mandatory Asset Reduction Amount” and “Mandatory Asset Reduction Event”.

“Net Proceeds” means, with respect to any Pipeline Ownership Event, an amount equal to one hundred percent (100%) of the total cash and noncash proceeds from such Pipeline Ownership Event, net of any Taxes, indemnity obligations, purchase price adjustments and analogous items, related transaction fees (including legal fees), commissions and expenses and, if applicable, amounts required to satisfy Indebtedness or other obligations (other than the Obligations) secured by Liens permitted under, or other encumbrances not prohibited by, this Agreement, on the related equity interests, in each case paid or reasonably reserved against.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes, if any, of any Borrower evidencing Loans under this Agreement in the form of Exhibit C.

“Obligations” means, collectively, (a) all Indebtedness, liabilities under Guaranties and other obligations of each Borrower owing to the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, of whatsoever nature and howsoever evidenced, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of, or in connection with this Agreement or the other Loan Documents, including the full and punctual payment when due of any unpaid principal of the Loans and LC Exposure, interest, fees, reimbursement obligations, guaranty obligations, penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due by acceleration or otherwise, and (b) any and all obligations owed by each Borrower under a Secured Hedging Agreement, including any amounts payable in respect of an early termination under any Secured Hedging Agreement, and (c) any amendment, restatement or modification of any of the foregoing, including, with respect to each of clauses (a) through (c), interest accruing at any post-default rate and Post-Petition Interest.

“Original Effective Date” means November 23, 2004.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Outstandings” means, with respect to any Lender at any time, the aggregate outstanding amount of such Lender’s Loans and its LC Exposure at such time.

“Parent” means, with respect to any Restricted Subsidiary, the holder of the Equity Interests of such Restricted Subsidiary, and any Person to whom such Equity Interests are assigned in accordance with the Loan Documents.

“Participant” has the meaning set forth in Section 10.04.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA and any successor entity performing similar functions.

“Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Permitted Execution Actions” has the meaning set forth in paragraph (g) of ARTICLE 7.

“Permitted Liens” means:

(a) inchoate Liens and charges imposed by law and incidental to construction, maintenance, development or operation of properties, or the operation of business, in the ordinary course of business if payment of the obligation secured thereby is not yet overdue or if the validity or amount of which is being contested in good faith by the Company or any of its Subsidiaries;

(b) Liens for Taxes, assessments, obligations under workers’ compensation or other social security legislation or other requirements, charges or levies of any Governmental Authority, in each case not yet overdue, or which are being contested in good faith by appropriate proceedings;

(c) Liens reserved in any oil, gas or other mineral lease entered into in the ordinary course of business for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

(d) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that do not materially interfere with the operation, value or use of the properties affected thereby;

(e) conventional provisions contained in any contracts or agreements affecting properties under which the Company or any of its Subsidiaries is required immediately before the expiration, termination or abandonment of a particular property to reassign to such Person’s predecessor in title all or a portion of such Person’s rights, titles and interests in and to all or portion of such property;

(f) pledges and deposits to secure the performance of bids, tenders, trade or government contracts (other than for repayment of borrowed money), leases, licenses, statutory obligations, surety bonds, performance bonds, completion bonds and other obligations of a like kind incurred in the ordinary course of business;

(g) any Lien reserved in a grant or conveyance in the nature of a farm-out or conditional assignment to the Company or any of its Subsidiaries entered into in the ordinary course of business on reasonable terms to secure undertakings of the Company or any such Subsidiary in such grant or conveyance;

(h) any Lien consisting of (i) landlord’s liens under leases to which the Company or any of its Subsidiaries is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (ii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or any such Subsidiary, (iii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and (iv) zoning laws and ordinances and municipal regulations;

(i) the creation of interests in property of the character commonly referred to as a “royalty interest” or “overriding royalty interest”, production payments, farmouts, leases, subleases, rights of way and other easements, participations, joint venture, joint operating, unitization, pooling and communitization agreements, or other similar transactions in the ordinary course of business; and

(j) any judgment lien in respect of any judgment or order that does not constitute an Event of Default under paragraph (g) of ARTICLE 7.

“Person” means an individual, a Business Entity, or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

“Pipeline Company Borrower” means, subject to Section 10.16, each of EPNGC and TGPC.

“Pipeline Ownership Event” has the meaning assigned to such term in Section 5.10(a).

“Pipeline Ownership Percentage” has the meaning assigned to such term in Section 5.10(a).

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Pledged Company” has the meaning assigned to such term in the Security Agreement.

“Post-Petition Interest” means interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Pricing Schedule” means Schedule 3 attached hereto.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Project Financing” means any Indebtedness (a) incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise in respect of, all or any portion of any project, or any asset related thereto (including, with respect to transactions in connection with the power and gas contract restructuring business of the Company) and any Guaranty with respect thereto, other than any portion of such Indebtedness or Guaranty permitting or providing for recourse against the Company or any of its Subsidiaries, which recourse is other than (i) recourse to the Equity Interests in, Indebtedness or other obligations of, or assets of, one or more Project Financing Subsidiaries, and (ii) such recourse as exists under any Contingent Guaranty or (b) of any Project Financing Subsidiary, or any Guaranty with respect thereto, that is secured solely by, or recourse for which is limited solely to, the Equity Interests in, Indebtedness or other obligations of, or assets of, one or more Project Financing Subsidiaries.

“Project Financing Subsidiary” means any Subsidiary of the Company whose principal purpose is to incur Project Financing, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity are limited to (a) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by a Project Financing, (b) power contracts, gas contracts, administrative or other related service agreements and swap agreements related to gas or power, or (c) Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Business Entities or to Indebtedness or other obligations of the Company or its Subsidiaries or other Persons.  For purposes of this definition, “swap agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Qualified Investments” means:

(a) for any FERC-Regulated Restricted Subsidiary, (i) expenditures that would constitute maintenance or expansion capital expenditures or other investments or reinvestments to repair, construct, purchase, or otherwise acquire Assets that would, following such repair, construction, purchase, or other acquisition, become eligible for rate coverage under regulations promulgated by FERC, (ii) other than repayments of such Indebtedness during the pendency of an Event of Default, repayments of Indebtedness incurred by such Restricted Subsidiary for the purpose of financing expenditures or other investments or reinvestments described in clause (a)(i) above, (iii) other than such payments (or retention of funds) during the pendency of an Event of Default, payments (or retention of funds) to reimburse such Restricted Subsidiary for amounts paid from such Restricted Subsidiary’s operating cash flow within the previous 365 days for expenditures or other investments or reinvestments of the type described in clause (a)(i) or (a)(ii) above (if, in the case of clause (a)(ii), a repayment of Indebtedness described in such clause was made during the pendency of an Event of Default that was subsequently cured and no other Event of Default is then pending), to the extent such expenditures or such other investments or reinvestments have not previously been reimbursed to such Restricted Subsidiary pursuant to this clause (a)(iii), or (iv) a loan subject to Acceptable Subordination Provisions, to any other FERC-Regulated Restricted Subsidiary, the proceeds of which shall be used by such FERC-Regulated Restricted Subsidiary for any of the expenditures or other investments or reinvestments of the type described in clauses (a)(i), (a)(ii) or (a)(iii) above; and

(b) for any Unregulated Restricted Subsidiary, (i) maintenance or expansion capital expenditures or other investments or reinvestments in Assets that are useful to the business conducted by such Restricted Subsidiary, (ii) other than repayments of such Indebtedness during the pendency of an Event of Default, repayments of Indebtedness incurred by such Restricted Subsidiary for the purpose of financing expenditures or other investments or reinvestments described in clause (b)(i) above, and (iii) other than such payments (or retention of funds) during the pendency of an Event of Default, payments (or retention of funds) to reimburse such Restricted Subsidiary for amounts paid from such Restricted Subsidiary’s operating cash flow within the previous 365 days for expenditures or other investments or reinvestments of the type described in clause (b)(i) or (b)(ii) above (if, in the case of clause (b)(ii), a repayment of Indebtedness described in such clause was made during the pendency of an Event of Default that was subsequently cured and no other Event of Default is then pending), to the extent such expenditures or such other investments or reinvestments have not previously been reimbursed to such Restricted Subsidiary pursuant to this clause (b)(iii).

Notwithstanding the foregoing, an investment in or acquisition of any equity ownership in any other entity shall constitute a Qualified Investment if an acquisition of the principal operating assets of such entity would constitute a Qualified Investment.

“Reference Indenture” means the Indenture dated as of March 5, 2003 between Southern Natural Gas Company, a Delaware Corporation, and The Bank of New York, as trustee, governing Southern Natural Gas Company’s  8-7/8% Notes due 2010, as in effect on November 16, 2007; provided that for purposes of this Agreement, the percentage set forth in Section 3.05(b)(5) of the Reference Indenture shall be deemed to be 5%.

“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, members, partners, agents, advisors and trustees of such Person and such Person’s Affiliates.

“Restricted Subsidiaries” means, collectively, each Pipeline Company Borrower and each of their respective consolidated Subsidiaries (other than Project Financing Subsidiaries) and each Subsidiary Guarantor (other than the Exempted Guarantors); provided, however, that any such Person shall cease to be a “Restricted Subsidiary” hereunder immediately upon any Disposition of the Equity Interests in such Person not prohibited by Section 6.04 that results in such Person no longer being a direct or indirect Subsidiary of the Company.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Secured Hedging Agreement” has the meaning assigned to such term in the Security Agreement.

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Fourth Amended and Restated Security Agreement substantially in the form of Exhibit D hereto, dated as of the Effective Date, executed and delivered by the Collateral Agent, each Credit Party and the Depository Bank (as defined therein).

“Security Documents” means, collectively, the Subsidiary Guarantee Agreement, the Security Agreement and all other security documents hereafter delivered by a Credit Party to the Administrative Agent or the Collateral Agent granting or purporting to grant a Lien on any property or Asset of any Credit Party to secure the Secured Obligations.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or an ERISA Affiliate and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Specified Indenture Debt” means any Debt issued pursuant to an indenture qualified under the Trust Indenture Act of 1939, as amended, and the principal amount of which, at the time of determination, exceeds $50,000,000.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, as to any Person (the “parent”) at any date, any Business Entity the accounts of which are, or are required to be, consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Business Entity of which the shares of stock or other Equity Interests having ordinary voting power (other than stock or such other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Business Entity are at the time owned, directly or indirectly, through one or more Subsidiaries, or both, by such Person.

“Subsidiary Guarantee Agreement” means the Fourth Amended and Restated Subsidiary Guarantee Agreement substantially in the form of Exhibit E hereto, dated as of the Effective Date, executed and delivered by each Subsidiary Guarantor in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

“Subsidiary Guarantor” means, subject to the release of any of the following as Subsidiary Guarantor in accordance with the terms of this Agreement, each of El Paso Tennessee, EPNG Holding, GP Holdco and TGPC Holding.

“Syndication Agent” means CGMI, in its capacity as syndication agent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Event” means (a) a “reportable event,” as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the PBGC under PBGC Reg. § 4043), or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a “substantial employer,” as such term is defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Company or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the occurrence of any other event or the existence of any other condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Plan under Section 4042 of ERISA.

“TGPC” has the meaning assigned to such term in the preamble hereof.

“TGPC Holding” means El Paso TGPC Investments, L.L.C., a Delaware limited liability company.

“Transaction Liens” means the Liens on Collateral granted by the Credit Parties under the Security Documents.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Undisclosed Administration” means in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“Unregulated Restricted Subsidiary” means any Restricted Subsidiary that is not a FERC-Regulated Restricted Subsidiary.

“Withdrawal Liability” has the meaning given such term under Part 1 of Subtitle E of Title IV of ERISA.

Section 1.02. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference herein to any applicable law means such applicable law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any applicable law means that section or provision of such applicable law from time to time in effect and any amendment, modification, codification, replacement, or reenactment of such section or other provision, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, Equity Interests, accounts and contract rights.

Section 1.03. Accounting Terms; GAAP.  (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of or calculation of compliance with such provision (or if the Administrative Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) For purposes of Section 6.02, the amount of Consolidated EBITDA, Debt and Guaranties shall be calculated assuming that MLP and its consolidated Subsidiaries are accounted for on the equity method (notwithstanding that they would be consolidated Subsidiaries of the Company under GAAP).

ARTICLE 2
The Credits

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in any Lender’s Outstandings exceeding such Lender’s Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Loans.

Section 2.02. Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments, as the applicable Borrower may request (subject to Section 2.12) in accordance herewith.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company, on its own behalf or on behalf of the applicable Pipeline Company Borrower, may request in accordance herewith.  Each Lender at its option may make or hold any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or hold such Loan; provided that any exercise of such option shall not affect the obligation of a Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of sixteen Eurodollar Borrowings outstanding.  Within the limits of each Lender’s Commitment, any Borrower may make more than one Borrowing on any Business Day.

(d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert a Borrowing to or continue a Borrowing as, a Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Borrowings.  To request a Borrowing, the Company, on its own behalf or on behalf of the applicable Pipeline Company Borrower, shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Company.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v) in the case of any Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Letters of Credit.

(a) General.  (i) Subject to the terms and conditions set forth herein, upon request by the Company, on its own behalf or on behalf of the applicable Pipeline Company Borrower, each Issuing Bank agrees to issue Letters of Credit in any stated face amount specified by the Company in the applicable request with any Borrower as the reimbursement obligor in respect of drawings thereunder and for the account of the Borrowers, or any one or more of them, or any direct or indirect Subsidiary or Affiliate thereof, each Letter of Credit in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application, reimbursement agreement or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit issued thereby, the terms and conditions of this Agreement shall control.

(ii) Existing Letters of Credit.  On the Effective Date, without further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such Issuing Bank, a participation in each such Existing Letter of Credit equal to such Lender’s Percentage of (A) the aggregate amount available to be drawn under such Existing Letter of Credit and (B) the aggregate amount of any outstanding reimbursement obligations in respect thereof.  With respect to each Existing Letter of Credit (x) any participation therein granted pursuant to the terms of the Existing Facility shall be automatically canceled on the Effective Date and (y) if the relevant Issuing Bank has heretofore granted a participation therein to any bank or financial institution otherwise than pursuant to the terms of the Existing Facility, such Issuing Bank shall procure the termination of such participation on or prior to the Effective Date.  On and after the Effective Date, each such Existing Letter of Credit shall be a Letter of Credit issued hereunder.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company, on its own behalf, or on behalf of the applicable Pipeline Company Borrower as obligor, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank requested to issue such Letter of Credit (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice (requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information (including the applicable Borrower as obligor for reimbursement obligations thereunder and the account party therefor if different) as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  Such Issuing Bank shall promptly inform the Administrative Agent of its receipt of such notice.  If such notice is received by the applicable Issuing Bank (i) prior to 12:00 noon, New York City time, on any Business Day, the applicable Issuing Bank shall use its best efforts to issue the requested Letter of Credit on such date or (ii) after 12:00 noon, New York City time, on any Business Day, the applicable Issuing Bank shall issue the requested Letter of Credit by the end of the following Business Day, in each case provided that all necessary information is in order.  If requested by the applicable Issuing Bank in connection with any request for a Letter of Credit, the applicable obligor Borrower in respect thereof also shall submit a letter of credit application on such Issuing Bank’s standard form.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposure with respect to all Letters of Credit issued by each Issuing Bank shall not exceed such Issuing Bank’s LC Commitment, (ii) the total Outstandings shall not exceed the total Commitments and (iii) the total LC Exposure with respect to all Letters of Credit shall not exceed the LC Sublimit.  Each Issuing Bank shall have sole discretion as to any amendment, renewal or extension of the Letters of Credit issued by it, subject to the other terms and provisions of this Agreement.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date three years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that (x) any Letter of Credit may provide for the extension or renewal thereof and may be renewed or extended upon the request of the Company, on its own behalf or on behalf of a Pipeline Company Borrower (which shall in no event extend beyond the date referred to in clause (ii) above), in accordance with the terms thereof for additional periods of a duration requested by the Company, on its own behalf or on behalf of a Pipeline Company Borrower and (y) with the consent of the relevant Issuing Bank and the Administrative Agent, Letters of Credit with a term longer than three years shall be permitted (which shall in no event extend beyond the date referred to in clause (ii) above).

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the applicable Lenders, such Issuing Bank hereby grants to each Lender having a Commitment, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable obligor Borrower or any Guarantor on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to any Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by it, the applicable obligor Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, to the extent financed with proceeds of an ABR Borrowing as contemplated by the following sentence, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.  Unless the Company, on its own behalf or on behalf of the applicable Pipeline Company Borrower, shall have notified the Administrative Agent of such Borrower’s intention to reimburse the Administrative Agent directly for such LC Disbursement, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Percentage thereof.  Promptly following receipt of such notice, each applicable Lender shall make an ABR Loan in the amount of its Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to the Lenders and such Issuing Bank as their interests may appear.

(f) Obligations Absolute.  Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of or defense to, or provide a right of setoff against, a Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of  such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the applicable Borrower to the extent permitted by applicable law) suffered by a Borrower that are caused by such Issuing Bank’s failure to comply with the requirements of the ISP or the Uniform Customs, as applicable, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  In furtherance of the foregoing, the parties agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, to the extent it is permitted to do so under the ISP or Uniform Customs, as applicable, and otherwise in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit (unless the applicable obligor Borrower shall consent to payment thereon notwithstanding such lack of strict compliance).

(g) Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  Such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of the date and the amount of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the applicable obligor Borrower, or a Guarantor on its behalf, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (including reimbursement by way of ABR Loans made as contemplated by paragraph (e) of this Section 2.04), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if such applicable obligor Borrower, or a Guarantor on its behalf, fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.04, then Section 2.11(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.04to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank.  Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the applicable obligor Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed, when applicable, to refer to such successor or, when applicable, to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.  (i)Notwithstanding any provisions of the Security Agreement relating to the Cash Collateralization of LC Exposure, if any Event of Default shall occur and be continuing, on the Business Day that any Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the Cash Collateralization of the LC Exposure pursuant to this paragraph, such Borrower shall Cash Collateralize 105% of the LC Exposure; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower described in paragraph (f) of ARTICLE 7.  If any Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(ii) At any time that there shall exist a Defaulting Lender, within five Business Days following the written request of the Administrative Agent or an Issuing Bank, the Borrowers shall Cash Collateralize 105% of the Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iii) and any Cash Collateral provided by the Defaulting Lender).

(iii) Each Borrower, and to the extent provided by a Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, as applicable, a first priority security interest in all cash, deposit accounts and all balances therein and in all other property so provided as collateral pursuant to this Agreement, and in all proceeds of the foregoing, all as security for the obligations for which Cash Collateral is provided, to be applied as set forth herein.

(iv) If at any time the Collateral Agent determines that Cash Collateral provided pursuant to this Agreement is subject to any right or claim of any Person other than the Collateral Agent as herein provided, or that the total amount of such Cash Collateral is less than 105% of the applicable Fronting Exposure and other LC Exposure secured thereby, the Borrowers will, promptly (but in any event within 5 Business Days) upon demand by the Collateral Agent, pay or provide to the Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(v) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(vi) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or payment in full of all other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.04(f))) or (ii) the Collateral Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure and other obligations and shall remain subject to the security interest granted pursuant to the Loan Documents; and provided further that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of an Event of Default (and following application as provided in this clause (j) may be subject to the terms of Section 2.16(b)).

(k) No Issuing Bank shall be under any obligation to issue any Letter of Credit if any Lender is at that time a Defaulting Lender, unless the applicable Borrower or such Defaulting Lender has Cash Collateralized such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iii)) with respect to the Defaulting Lender arising from the Letter of Credit then proposed to be issued.

Section 2.05. Funding Of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date of the related Borrowing by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the Loan amounts so received, in like funds, to such account as designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (or, in the case of a requested ABR Borrowing for which notice has been provided by the Company on the same date of the proposed disbursement, the proposed time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.05 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of a Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06. Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  The Company, on its own behalf or on behalf of a Pipeline Company Borrower, may thereafter elect at any time and from time to time on any Business Day to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06.  The Company, on its own behalf or on behalf of a Pipeline Company Borrower, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.06, a Borrower shall notify the Administrative Agent of such election by telephone not later than 12:00 noon, New York City time, three Business Days before the proposed effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies any Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.07. Optional and Mandatory Termination and Reduction of Commitments . (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the unused portions of the Commitments; provided that (i) unless the Company is reducing the Commitments in order to comply with its obligations under Section 5.10, each partial reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.09, the Outstandings would exceed the aggregate amount of the Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.07, or any required reduction of the Commitments under paragraph (d) or (e) of this Section 2.07, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Unless the Collateral Release Date shall have occurred, within five days after the occurrence of a Mandatory Asset Reduction Event, the Commitments shall be ratably reduced (but not below zero) by an aggregate amount equal to the related Mandatory Asset Reduction Amount.

(e) Within three Business Days after the occurrence of a Pipeline Ownership Event, the Commitments shall be ratably reduced (but not below zero) by an amount equal to (i) if before such Pipeline Ownership Event, the Pipeline Ownership Percentage is equal to or less than 100%, 100% of the Net Proceeds of the Disposition giving rise to such Pipeline Ownership Event and (ii) if before such Pipeline Ownership Event, the Pipeline Ownership Percentage is greater than 100%, a percentage of the Net Proceeds of the Disposition giving rise to such Pipeline Ownership Event equal to (x) 100% minus the Pipeline Ownership Percentage immediately after such Disposition, divided by (y) the Pipeline Ownership Percentage immediately before such Disposition minus the Pipeline Ownership Percentage immediately after such Disposition.

(f) Any termination or reduction of the Commitments hereunder, whether optional or mandatory, shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.08. Repayment of Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay on the Maturity Date to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the Interest Period applicable thereto and the Borrower to whom such Loan is made, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder on account of each Loan from the relevant Borrower to whom such Loan was made and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.08 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain any such account or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans made to such Borrower in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Note or Notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.09. Optional and Mandatory Prepayment of Loans.  (a)  Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part (without premium or penalty but subject to Section 2.14), subject to prior notice in accordance with paragraph (b) of this Section 2.09.  All or any portion of any Loan prepaid may be borrowed and reborrowed in accordance with the terms and provisions of this Agreement.

(b) A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c).  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each optional partial prepayment of any Borrowing shall be in a minimum amount of $5,000,000 or a larger integral multiple of $1,000,000.  Each optional prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Each prepayment shall be accompanied by accrued and unpaid interest to the extent required by Section 2.11

(c) If on any date (including any date on which a mandatory reduction of Commitments occurs pursuant to Section 2.07(d) or (e)) the aggregate Outstandings exceed the then aggregate Commitments, then, without notice or demand, the Company shall promptly cause to be prepaid the principal amount of the Loans and any unreimbursed LC Disbursements in an amount equal to such excess and, if all Loans and unreimbursed LC Disbursements shall have been prepaid, promptly cause to be Cash Collateralized outstanding Letters of Credit by an amount equal to any remaining excess.

Section 2.10. Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender (except for any Defaulting Lender) a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the excess of the Commitment of such Lender over such Lender’s Outstandings during the period from and including the date hereof to but excluding the date on which such Commitment terminates.

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.20% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank and (iii) to each Issuing Bank, such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder.

(c) Fees accrued pursuant to paragraphs (a), (b)(i) and (b)(ii) above, through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following each such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees for the account of the Lenders shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  All such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Any other fees payable to any Issuing Bank pursuant to this Section shall be payable within 10 days after demand.

(d) The Company agrees to pay (i) to the Administrative Agent, the Collateral Agent and the Lead Arrangers, for their own accounts, fees payable in the amounts and at the times separately agreed to pursuant to the Fee Letters and (ii) on or prior to the Effective Date, to the Administrative Agent for the account of each Lender an upfront fee in an amount separately agreed with the Lenders.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution (if applicable) to the Lenders as specified above.  Fees paid shall not be refundable under any circumstances.

Section 2.11. Interest.  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the  rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.11.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day of the Interest Period).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.12. Alternate Rate of Interest; Illegality.  (a)  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)           the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that, by reason of circumstances generally affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)           the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)           If any Lender determines that any law, rule, regulation or order of any Governmental Authority has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) each Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender made to such Borrower to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.  Upon any such prepayment or conversion by a Borrower, such Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.13. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition materially affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

           (iii) subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

in each case other than as specified in paragraph (b) below, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount that such Lender or such Issuing Bank reasonably deems to be material, then the applicable Borrower or Borrowers will pay to such Lender or such Issuing Bank, as the case may be, in accordance with paragraph (c) of this Section 2.13 after such Borrower’s receipt of its written demand accompanied by documentation specifying in reasonable detail the events and circumstances and the applicable Change in Law in support of any such reimbursement request, such additional amount or amounts necessary to compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender or such Issuing Bank to be material, then from time to time upon submission by such Lender or such Issuing Bank to the applicable Borrower or Borrowers (with a copy to the Administrative Agent) of a written demand therefor accompanied by documentation specifying in reasonable detail the events and circumstances applicable to such reduction and the applicable Change in Law in support of such demand, and the amount demanded pursuant hereto, the applicable Borrower or Borrowers will, within 30 days after receipt of such demand, pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts necessary to compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or such Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, together with the relevant demand and accompanying documentation, all as specified in paragraph (a) or (b) of this Section 2.13, shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that a Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor in accordance with this Section; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or any prepayment under Section 2.09(a) or Section 2.09(c)), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.17, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, continued, converted or prepaid, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the Interest Period that would have commenced on the date of such failure for such Loan), over (ii) the amount of interest that would have accrued to such Lender on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  Each affected Lender requesting payment under this Section shall submit written demand specifying in reasonable detail the events and circumstances resulting in such payment obligation, together with a certificate as to any amounts payable pursuant to this Section to the applicable Borrower.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.15. Taxes.  (a)  Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or a reduction of withholding tax under the law of the United States, or of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed forms or other documentation prescribed by applicable law or reasonably requested by a Borrower as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Foreign Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any such Foreign Lender shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 or G-2, as applicable and (y) duly completed copies of  Internal Revenue Service Form W-8BEN,

(iv) in the case of a payment made to a Lender under any Loan Document that would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment, or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made.

(f) The Administrative Agent or a Lender shall determine if, in its reasonable discretion, it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.15.  If it determines that it has received any such refund, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.  (a)  Each Borrower shall make each payment required to be made by it hereunder and, unless stated otherwise therein, under any of the other Loan Documents (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, Section 2.14, Section 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b) Except as otherwise provided in Section 2.09(c), if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or any applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to or recovery by the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall become a Defaulting Lender or shall fail to make any payment required to be made by it pursuant to Section 2.04(d), Section 2.04(e), Section 2.05(b), Section 2.16(d) or Section 10.03(c) and has not cured the payment within two Business Days, then the Administrative Agent shall, unless the Administrative Agent determines that such application entails a material risk of violation of applicable law or order and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender as follows: (i) first, to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, (ii) second, so long as no Default exists, to fund any Loan in respect of which that Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent and (iii) third, to be held in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section.  Any such cash collateral shall be returned to the Lender (x) if such Lender is a Defaulting Lender, once it ceases to be a Defaulting Lender or (y) upon termination of this Agreement; provided that, in each of clause (x) and (y), the Lender has made all payments required to be made hereunder.

Section 2.17. Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or, Section 2.15 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (w) any Lender requests compensation under Section 2.13, or (x) if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (y) if any Lender is a Defaulting Lender or (z) any Lender refuses to grant its approval with respect to any matter requiring the approval of all Lenders and such matter shall have been approved by the Majority Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, participations in LC Disbursements and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.18. Defaulting Lenders.  (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.02.

(ii) Certain Fees.

(A)           No Defaulting Lender shall be entitled to receive any fee described in Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive fees described in Section 2.10(b) for any period during which it is a Defaulting Lender only to the extent allocable to the percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.04(j).

(C)           With respect to any fee described in Section 2.10(a) or (b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iii) All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause any Non-Defaulting Lender’s Outstandings to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv) If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.04(j).

(b) If the Borrowers, the Administrative Agent, and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.18(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE 3
Conditions

Section 3.01. Effective Date; Conditions to Initial Credit Event.  This Agreement and the other Loan Documents, and the obligations of the Lenders to make Loans hereunder and of the Issuing Banks to issue Letters of Credit hereunder, shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) This Fourth Amended and Restated Credit Agreement and each other Loan Document to be executed and delivered on or before the Effective Date shall have been executed by each party thereto, and each of the Administrative Agent (or its counsel) and the Company (or its counsel) shall have received from each party hereto and thereto either (i) a counterpart hereof or thereof, signed on behalf of each party thereto or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission (such as .pdf format) of a signed signature page of this Agreement or such other Loan Document) that such party has signed a counterpart hereof or thereof.

(b) The Administrative Agent shall have received the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) true and correct copies of the resolutions of the Board of Directors (or a committee thereof) of each of the Borrowers, certified as to authenticity by the Secretary or an Assistant Secretary (or equivalent) of such Borrower, approving the borrowings and any Guaranties contemplated hereby and authorizing the execution of this Agreement and the other Loan Documents, to the extent such Borrower is a party thereto, and of all documents evidencing other required Business Entity action of each of the Borrowers and required governmental approvals to each of the Borrowers, if any, with respect to this Agreement and the other Loan Documents.

(ii) true and correct copies of the resolutions of the Board of Directors (or a committee thereof) of each of the Subsidiary Guarantors, certified as to authenticity by the Secretary or an Assistant Secretary (or equivalent) of such Subsidiary Guarantor, approving the Guaranty of the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement as contemplated hereby and authorizing the execution of such Subsidiary Guarantee Agreement and the other Loan Documents, to the extent such Subsidiary Guarantor is a party thereto, and of all documents evidencing other required Business Entity action of each of the Subsidiary Guarantors and required governmental approvals to each of the Subsidiary Guarantors, if any, with respect to the Subsidiary Guarantee Agreement and the other Loan Documents.

(iii) a certificate of the Secretary or an Assistant Secretary (or the equivalent) of each of the Credit Parties certifying the names and true signatures of the officers of each such Credit Party authorized to sign any Loan Document and any other documents to be delivered by it hereunder or thereunder.

(iv) true and correct copies of the Business Entity organizational or formation documents of each Credit Party and of each Pledged Company, certified as to the receipt and filing of public record thereof by the appropriate filing officer (or the office thereof) to the extent such documents are required by law to be on file in the jurisdiction of organization or formation of such Person, and further certified as to authenticity and completeness by the Secretary or an Assistant Secretary (or the equivalent) of such Person.

(v) copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing (or equivalent status) of each of the Credit Parties and of each Pledged Company in its state of organization or formation.

(vi) written opinions of (A) Bracewell & Giuliani LLP, counsel for the Credit Parties and (B) the General Counsel or Associate General Counsel of the Company.  The Borrowers hereby request such counsel to deliver such opinions.

(vii) certificates, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 3.02.

(viii) certificates, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming that no default or event of default that has not been waived shall have occurred and be continuing under the Existing Facility (as in effect immediately prior to the Effective Date).

(c) The Administrative Agent shall have received (or shall receive from the proceeds of a Borrowing on the Effective Date) all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(d) (i) All Loans owing to Departing Lenders, together with accrued interest thereon and accrued fees and all other amounts payable under the Existing Facility for the account of Departing Lenders shall have been paid (or shall be paid substantially simultaneously with the closing hereunder) and (ii) the Administrative Agent shall have received evidence satisfactory to it of the foregoing.

(e) The Administrative Agent shall have received (i) evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly completed Uniform Commercial Code financing statements, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Transaction Liens shall have been completed, (ii) the certificates, if any, representing the stock, limited partnership interests, limited liability company interests and general partnership interests or any other Equity Interest pledged as of the Effective Date pursuant to the Security Agreement, together with an undated stock power or other transfer certificate for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (iii) such other evidence of the control of the applicable Collateral by the Collateral Agent acceptable to the Administrative Agent as may be requested the Administrative Agent.

(f) Each of the Pipeline Company Borrowers, the Subsidiary Guarantors and the Pledged Companies shall be a wholly-owned, direct or indirect, Subsidiary of the Company.

(g) The Administrative Agent shall have received (i) the audited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2010 and (ii) the unaudited consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2011.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date and the satisfaction (or waiver in accordance with Section 10.02) of the conditions set forth in this Section 3.01, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived in accordance with Section 10.02) at or prior to 3:00 p.m., New York City time, on July 11, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 3.02. Each Credit Event.  The obligation of each Lender to make a Loan (excluding any continuation or conversion of a Loan and any Loan financing the repayment of an LC Disbursement but including the Loans to be made on the Effective Date) on the occasion of any Borrowing, and the obligation of any Issuing Bank to issue a requested Letter of Credit (including the Letters of Credit to be deemed issued hereunder on the Effective Date but excluding the extension or renewal of Letters of Credit) for the account of any Borrower (or amend or increase the stated amount of any issued Letter of Credit), is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Borrower and each other Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, or the date of issuance (or amendment or increase in the stated amount) of such Letter of Credit, as applicable, unless stated to be made on or as of, or to relate to, a specific date or period other than the date of such Borrowing or issuance (or amendment or increase in the stated amount).

(b) At the time of and immediately after giving effect to such Borrowing (and, if any proceeds thereof are being applied substantially contemporaneously to satisfy any other obligation, to such application) or the issuance (or amendment or increase in the stated amount) of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) In the case of the issuance of a Letter of Credit, to the extent not already in effect between the Company and the Issuing Bank issuing such Letter of Credit, the applicable Borrower shall have executed and delivered standard documentation for account parties or reimbursement obligors in connection with the issuances of letters of credit as is customary for such Issuing Bank and that is not otherwise inconsistent with the terms of this Agreement.

Each Borrowing and each issuance of a (or amendment of or increase in the stated amount of an issued) Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 3.03. Changes In Lenders And Commitments.  On the Effective Date:

(a) Each Person listed in Schedule 1 hereto shall be a Lender with a Commitment in the applicable amount set forth for such Lender in Schedule 1.

(b) Each Lender which is not a Lender (as defined in the Existing Facility) (a “New Lender”) shall make new Loans to the Borrowers in an amount such that, after giving effect thereto, the aggregate amount of such Loans shall bear the same relationship to the Commitment of such New Lender as the outstanding Loans of the other Lenders bear to their Commitments, such new Loans to be allocated ratably among all outstanding Borrowings and to be deemed part of such outstanding Borrowings.

(c) The Existing Letters of Credit shall become Letters of Credit hereunder, and the participations of the Lenders therein shall be redetermined on the basis of their respective Commitments set forth in Schedule 1, all pursuant to Section 2.04(b).

(d) Any Lender (as defined in the Existing Facility) party to the Existing Facility but not listed in Schedule 1 shall cease to be a Lender party to this Agreement, shall cease to have any Commitment hereunder or any participation in outstanding Letters of Credit, and all Loans made by such Departing Lender, and all accrued interest, fees and other amounts payable under the Existing Facility for its account shall be due and payable on the Effective Date; provided that the provisions of Section 2.13, Section 2.14, Section 2.15, and Section 10.03 of this Agreement shall continue to inure to the benefit of such Departing Lender.

(e) Any Lender which is not a New Lender, but whose Percentage is greater than its Percentage (as defined in the Existing Facility) previously in effect shall be deemed a New Lender for purposes hereof to the extent of such increase, and any such Lender whose Percentage is less than its Percentage (as defined in the Existing Facility) previously in effect shall be deemed a Departing Lender for purposes hereof to the extent of such decrease.

(f) The Lenders which are parties to the Existing Facility, comprising the “Majority Lenders” as defined therein, hereby waive any requirement of notice of termination of the Commitments pursuant to Section 2.07(c) of the Existing Facility and of prepayment of Loans to the extent necessary to give effect to Section 3.01(d) and this Section 3.03.

ARTICLE 4
Representations and Warranties

The Company and each Pipeline Company Borrower, in each case only with respect to itself and its Subsidiaries, represents and warrants to the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender that:

Section 4.01. Organization; Powers.  The Company is a Business Entity duly formed, validly existing and in good standing under the laws of the State of Delaware.  Each other Credit Related Party is duly organized or formed, validly existing and, if applicable, in good standing in the jurisdiction of its organization or formation.  Each Credit Related Party possesses all applicable Business Entity powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

Section 4.02. Authorization.  The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party are within such Credit Party’s applicable Business Entity powers, have been duly authorized by all necessary applicable Business Entity action, and do not contravene (a) any Credit Related Party’s organizational documents, or (b) any law or any material contractual restriction binding on or affecting any Credit Related Party.

Section 4.03. Governmental Approvals; No Conflicts.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Credit Party of any Loan Document to which it is a party, except those necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with ongoing obligations of such Credit Party under Section 5.01, Section 5.02 and Section 5.07, as applicable.

Section 4.04. Binding Obligation; Enforceability.  This Agreement constitutes, and the other Loan Documents when delivered hereunder shall constitute, the legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

Section 4.05. Financial Condition.

(a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2010, and the related consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended, reported on by Ernst & Young LLP, independent public accountants, copies of which have been furnished to the Administrative Agent and the Lenders prior to the date hereof, present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied (except as approved by the chief financial officer of such entity and as disclosed therein).

(b) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of March 31, 2011, and the related consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for the fiscal period then ended, copies of which have been furnished to the Administrative Agent on or prior to the date hereof, present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied (except as approved by the chief financial officer of such entity and as disclosed therein), subject in the case of such unaudited statements to normal year-end audit adjustments and reduced footnote disclosure.

(c) Except as set forth in Schedule 4.05 or in the annual and quarterly reports referred to in Section 4.07 (collectively, the “Disclosure Update”), as of the Effective Date, since December 31, 2010, there has been no Material Adverse Effect.

Section 4.06. Compliance with Laws and Agreements.  Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property except where the failure to comply, individually or in the aggregate, would not, in the reasonable judgment of the Company, be expected to result in a Material Adverse Effect; provided that the alleged failures to comply with such laws, rules, regulations, and orders that are disclosed in any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K filed by any Borrower with the SEC prior to the Effective Date shall not be expected to have a Material Adverse Effect for any purposes hereof.

Section 4.07. Litigation.  There is no action, suit or proceeding pending, or to the knowledge of any Borrower threatened, against or involving any Credit Related Party in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, existing as of the Effective Date (x) that in the reasonable judgment of the Company (taking into account the availability of appeals) could reasonably be expected to have a Material Adverse Effect, except for the proceedings described in the Company’s annual report on Form 10-K for the year ended December 31, 2010 or its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 (the “1st Quarter 2011 10-Q”) as filed with the SEC (the “Disclosed Proceedings”) or (y) which purports to affect the legality, validity, binding effect or enforceability of the Loan Documents.  Since the date of filing of the 1st Quarter 2011 10-Q, there has been no adverse change in the status of the Disclosed Proceedings that, taking into account the availability of any appeals, could reasonably be expected to increase materially the likelihood of a Material Adverse Effect resulting therefrom.

Section 4.08. Taxes.  Each Credit Related Party has duly filed all tax returns required to be filed by it, and has duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Company or the applicable Credit Related Party.

Section 4.09. Properties.  (a)  Each Credit Related Party has good title to its respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for (i) Transaction Liens and (ii) other mortgages, liens and other encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) that do not materially interfere with the business or operations of such Credit Related Party as presently conducted or that are permitted by Section 6.01.

(b) As of the Effective Date, the Company is aware of no Liens permitted by Section 6.01(a) solely by reason of clause (d) of the definition of Collateral Permitted Liens.

Section 4.10. ERISA.  (a)  No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under paragraph (h) of ARTICLE 7.

(b) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in a Material Adverse Effect.

(c) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant’s report with respect to such Plan has been prepared, copies of which report have been made available to the Administrative Agent, present fairly, in all material respects, the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

(d) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), would have a Material Adverse Effect.

(e) Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, to be insolvent or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization, insolvency or termination would be the occurrence of an Event of Default under paragraph (h) of ARTICLE 7.

Section 4.11. Investment Company Act.  No Credit Party is  an “investment company” or a “company” controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12. Federal Reserve Regulations.  The Borrowings by any Borrower under this Agreement and the Notes and the application of the proceeds thereof as provided herein will not violate Regulation T, U or X of the Board of Governors.

Section 4.13. Collateral.  Unless the Collateral Release Date shall have occurred, the Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid Lien on, and security interest in, all right, title and interest of each Credit Party, as applicable, in the Collateral, as security for the Secured Obligations, prior and superior in right to any other Lien (except for Collateral Permitted Liens), except in each case above as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.  All financing statements have been filed that are necessary to perfect any security interest created pursuant to any Security Document that can be perfected by the filing of such financing statements and all actions necessary to provide control to the Collateral Agent, with respect to any Collateral for which control can be established in favor of the Collateral Agent have been taken, including delivery of such Collateral to the Collateral Agent to the extent such Collateral is certificated or for which possession can provide perfection with respect thereto.

Section 4.14. Environmental Matters.  Except for the matters set forth on Schedule 4.14 and other matters that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Credit Related Party (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) is subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.

Section 4.15. Disclosure.  The publicly available information filed by any Credit Related Party with the SEC when taken as a whole does not contain any material misstatement of fact or omit to state any material facts necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

All representations and warranties made by the Credit Parties herein, and any other Loan Document delivered pursuant hereto, shall survive the making of the Loans, the issuance of any Letter of Credit and the execution and delivery by the Credit Parties of the Loan Documents.

ARTICLE 5
Affirmative Covenants

Until the Final Payment Date shall have occurred, unless the Majority Lenders shall otherwise consent in writing, each Borrower will, with respect to Section 5.01 through Section 5.06, and the Company will, with respect to Section 5.07 through Section 5.09:

Section 5.01. Preservation of Existence.  Preserve and maintain, and, in the case of the Company, cause each other Credit Related Party to preserve and maintain, its (a) existence, (b) rights (organizational and statutory), and (c) material franchises, except as otherwise permitted by Section 6.04 or Section 6.05 or where the failure to so preserve would not have a Material Adverse Effect and except that nothing herein shall prevent any change in Business Entity form of the Company or any other Credit Related Party.

Section 5.02. Compliance with Laws.  Comply, and, in the case of the Company, cause each other Credit Related Party to comply, in all material respects with all applicable laws, rules, regulations and orders (including all Environmental Laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

Section 5.03. Visitation Rights.  At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers and, in the company of an officer of the Company or the applicable Subsidiary if so requested by the Company, with their independent certified public accountants.

Section 5.04. Books and Records.  Keep, and, in the case of the Company, cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of the Company and each of its Subsidiaries, as applicable, in accordance with GAAP either (a) consistently applied or (b) applied in a changed manner provided such change shall have been disclosed to the Administrative Agent and shall have been consented to by the accountants which (as required by Section 5.08) report on the financial statements of the Company and its Subsidiaries for the fiscal year in which such change shall have occurred.

Section 5.05. Maintenance of Properties.  Maintain and preserve, and, in the case of the Company, cause each other Credit Related Party to maintain and preserve, all of its properties that are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

Section 5.06. Maintenance of Insurance.  Maintain or cause to be maintained with financially sound and reputable insurance companies (or through self-insurance), property damage and liability insurance of such types, in such amounts and against such risks as is commercially reasonable to maintain; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

Section 5.07. Security Interests in Collateral.  Unless the Collateral Release Date shall have occurred, (a) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent such guaranties, security agreements and supplements, amendments and joinders to the Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure that the applicable Guarantor guarantees, as primary obligor and not as surety, the full and punctual payment when due of the Secured Obligations and that the Secured Obligations are secured by valid, perfected and enforceable first-priority Transaction Liens (subject only to Collateral Permitted Liens) over all of the Collateral owned by the Company or such Subsidiary Guarantor as security for the Secured Obligations, and (b) deliver, or cause to be delivered, to the Administrative Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent with respect to the requirements of this Section 5.07.

Section 5.08. Reporting Requirements.  Furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

(a) as soon as publicly available, and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Company and each other Credit Related Party that is required to file a Form 10-Q and/or Form 10-K with the SEC, a consolidated balance sheet of each of the Company and such other Credit Related Party and its respective consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of each of the Company and such other Credit Related Party and its respective Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments and the absence of footnotes) as being fairly stated in all material respects by a Financial Officer and accompanied by a certificate of such officer stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default that is continuing hereunder or of any event not theretofore remedied that with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not (A) the Company is in compliance with the requirements set forth in Section 6.02 and (B) each Pipeline Company Borrower is in compliance with the requirements set forth in Section 6.03, and (iii) a listing of all Credit Related Parties and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

(b) as soon as publicly available and in any event within 120 days after the end of each fiscal year of each of the Company and each other Credit Related Party that is required to file a Form 10-Q and/or Form 10-K with the SEC, a copy of the annual report for such year for each of the Company and such other Credit Related Party and its respective consolidated Subsidiaries containing financial statements for such year reported on by nationally recognized independent public accountants (without any qualification or exception as to the scope of such audit), accompanied by a report signed by said accountants stating that such financial statements have been prepared in accordance with GAAP;

(c) within 120 days after the close of each of the Company’s fiscal years, a certificate of a Financial Officer stating (i) whether or not he has knowledge of the occurrence of any Event of Default that is continuing hereunder or of any event not theretofore remedied that with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not (A) the Company is in compliance with the requirements set forth in Section 6.02 and (B) each Pipeline Company Borrower is in compliance with the requirements set forth in Section 6.03, and (iii) a listing of all Credit Related Parties and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

(d) promptly after the sending or filing thereof, copies of all publicly available reports that the Company or any other Credit Related Party sends to any of its security holders and copies of all publicly available reports and registration statements that the Company or any other Credit Related Party files with the SEC or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

(e) within 10 days after sending or filing thereof, a copy of FERC Form No. 2:  Annual Report of Major Natural Gas Companies, sent or filed by any Credit Related Party with FERC with respect to each fiscal year of such Credit Related Party;

(f) promptly in writing, notice of all litigation and of all proceedings before any Governmental Authority against or involving the Company or any other Credit Related Party, except any litigation or proceeding that in the reasonable judgment of the Company (taking into account the availability of appeals) is not likely to have a material adverse effect on the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole;

(g) within three Business Days after a Financial Officer obtains knowledge thereof (i) notice of the occurrence of any Default that is continuing, together with a detailed statement by a responsible officer of the Company of the steps being taken by the Company or the appropriate Subsidiary of the Company to cure the effect of such event, (ii) notice of the occurrence of any event that could reasonably be expected to result in a Material Adverse Effect and (iii) notice of the consummation of any Disposition that could reasonably be expected to result in (x) prior to the Collateral Release Date, a Mandatory Asset Reduction Event or (y) thereafter, a Pipeline Ownership Event;

(h) as soon as practicable and in any event (i) within 30 days after the Company or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred that could reasonably be expected to have a Material Adverse Effect, and (ii) within 10 days after the Company or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Financial Officer describing such Termination Event and the action, if any, that the Company or such ERISA Affiliate proposes to take with respect thereto;

(i) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan which termination could reasonably be expected to have a Material Adverse Effect;

(j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

(k) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (i), (ii), or (iii) above, in each case if such event could reasonably be expected to have a Material Adverse Effect; and

(l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Company or any Subsidiary of the Company as any Lender through the Administrative Agent may from time to time reasonably request.

Each balance sheet and other financial statement furnished pursuant to Section 5.08(a) and Section 5.08(b) shall contain comparative financial information which conforms to the presentation required in Form 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.  The electronic posting of any financial statements, reports, notices or other items required to be furnished pursuant to this Section 5.08 on the SEC website, the Company’s website (for example, under the “Investors” link at www.elpaso.com) or another website established for Lender access shall constitute delivery for all purposes this of Section 5.08.

Section 5.09. Collateral Reporting.  Unless the Collateral Release Date shall have occurred, furnish, and cause each Subsidiary Guarantor to furnish, to the Collateral Agent, on a quarterly basis, as of March 31, June 30, September 30 and December 31 of each calendar year, within 60 days after the end of each of the first three calendar quarters and within 120 days after the end of each calendar year, commencing June 30, 2012, a supplement to Schedule IV to the Security Agreement.

Section 5.10. Ownership of Pipeline Company Borrowers.  At all times after the Collateral Release Date:

(a) the percentage of equity interests in TGPC owned directly or indirectly (through one or more wholly-owned subsidiaries) by the Company plus the percentage of equity interests in EPNGC owned directly or indirectly (through one or more wholly-owned subsidiaries) by the Company (the “Pipeline Ownership Percentage”) shall be at least 100%; provided, however, that the Pipeline Ownership Percentage may be less than 100% so long as the Commitments are permanently reduced in accordance with Section 2.07(e) if any Disposition of equity interests in TGPC or EPNGC results in a Pipeline Ownership Percentage that is less than 100% (each such Disposition, a “Pipeline Ownership Event”); and

(b) all equity interests comprising the Pipeline Ownership Percentage at any time shall be directly owned by a Guarantor.

ARTICLE 6
Negative Covenants

Until the Final Payment Date shall have occurred, unless the Majority Lenders shall otherwise consent in writing:

Section 6.01. Liens.

(a) Unless the Collateral Release Date shall have occurred, the Company shall not, and shall not permit any Subsidiary of the Company to, create, assume, incur, or suffer to exist, any Liens (other than Collateral Permitted Liens) upon or with respect to any of the Collateral.

(b) The Company shall not, and shall not permit any Subsidiary of the Company (other than (i) Southern Natural Gas Company, (ii) MLP, (iii) any Project Financing Subsidiary and (iv) any Subsidiary of any of the foregoing) to, create, assume, incur, or suffer to exist, any Lien securing Debt that would require the Company or any of its Subsidiaries to equally and ratably secure such Debt with any Specified Indenture Debt of the Company or any consolidated Subsidiary of the Company unless the Secured Obligations shall be secured equally and ratably with, or prior to, such Debt so long as such Specified Indenture Debt shall be so equally and ratably secured.

(c) The Company shall not permit any Restricted Subsidiary to create, assume, incur or suffer to exist any Lien on any property or asset of such Restricted Subsidiary except for:

(i) Liens on the Equity Interests in, or Indebtedness or other obligations of, or assets of, any Project Financing Subsidiary (or any Equity Interests in, or Indebtedness or other obligations of, any Business Entity that is directly or indirectly owned by any Project Financing Subsidiary) securing the payment of a Project Financing and related obligations;

(ii) Permitted Liens;

(iii) Liens created by any Alternate Program permitted under Section 6.04(b)(iv) (or any document executed by any Borrower or any Subsidiary of a Borrower in connection therewith);

(iv) Liens (other than Liens with respect to the Collateral) in existence on the Effective Date, plus any successive renewals or extensions of such Liens, and any grant of a Lien, in connection with any successive refinancing, extension or renewal of the Debt or any liability under any Guaranty secured by such Liens, provided that (A) the aggregate principal amount of the Debt or any liability under any Guaranty (and any successive refinancing, extension or renewal thereof) secured by such Liens does not increase from that amount outstanding at the time of such renewal, extension or grant of the Lien or such refinancing and any such successive renewal, extension or grant of the Lien does not encumber any additional property or assets of such Restricted Subsidiary (except as contemplated by clause (vii) below) and (B) no such Liens shall be granted after the Effective Date to secure Debt owed to the Company or to any of its Subsidiaries that is not a Restricted Subsidiary;

(v) any Lien on any asset (including a Capital Lease) securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(vi) the Transaction Liens and Liens permitted by the Security Documents; and

(vii) any Lien on products and proceeds (including dividends, distributions, interest and like payments on or with respect to, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles directly relating to or arising out of, and accessions and improvements to, property or assets subject to such Liens, so long as such Lien on such property or assets is permitted by this Section 6.01.

Section 6.02. Financial Covenants.

(a) Leverage Ratio.  The Company shall not permit the ratio of (i) the sum of (A) the aggregate amount of consolidated Debt of the Company and its consolidated Subsidiaries (excluding the consolidated Debt of MLP and its consolidated Subsidiaries), plus (B) the aggregate amount of consolidated Guaranties of the Company and its consolidated Subsidiaries (excluding the aggregate amount of consolidated Guaranties of MLP and its consolidated Subsidiaries), plus (C) the outstanding principal (or equivalent) amount of financing extended to the Company and its consolidated Subsidiaries (other than MLP and its consolidated Subsidiaries) pursuant to any Alternate Program, regardless of whether such financing gives rise to “Indebtedness” hereunder, minus (D) all unrestricted cash balances of the Company and its consolidated Subsidiaries (other than MLP and its consolidated Subsidiaries) (in each case, without duplication of amounts under this clause (i) and determined as to all of the foregoing entities on a consolidated basis) minus (E) all restricted cash balances of the Company and its consolidated Subsidiaries (other than restricted cash balances of MLP and its consolidated Subsidiaries) securing or otherwise supporting the payment of Debt or Guaranties of the Company and its consolidated Subsidiaries included in (A) above to (ii) Consolidated EBITDA of the Company for the then most recently ended period of four fiscal quarters to exceed 5.25:1.

(b) Fixed Charge Coverage Ratio.  The Company shall not permit the ratio of (i) Consolidated EBITDA of the Company for the then most recently ended period of four fiscal quarters to (ii) the sum of its consolidated interest expense (other than interest expense of MLP and its consolidated Subsidiaries) plus its total dividends paid, in each case for the then most recently ended period of four fiscal quarters to be less than 2.0:1.

Section 6.03. Debt.  Unless the Collateral Release Date shall have occurred, no Pipeline Company Borrower and no Subsidiary of a Pipeline Company Borrower shall incur or become liable for any Debt (other than loans from a FERC-Regulated Restricted Subsidiary that are subordinated to the Obligations pursuant to Acceptable Subordination Provisions and the proceeds of which are used to make a Qualified Investment or fund working capital) or any liability under Guaranties if, immediately after giving effect to such Debt or liability under such Guaranties and the receipt and application of any proceeds thereof (or of any Debt so guaranteed) or value received in connection therewith, (i) the ratio of Debt (excluding loans from a FERC-Regulated Restricted Subsidiary that are subordinated to the Obligations pursuant to Acceptable Subordination Provisions and the proceeds of which are used to make a Qualified Investment or fund working capital) and liabilities under Guaranties, without duplication, of the applicable Pipeline Company Borrower and its consolidated Subsidiaries to Consolidated EBITDA of such Pipeline Company Borrower and its consolidated Subsidiaries, in each case on a consolidated basis for the applicable Pipeline Company Borrower and its consolidated Subsidiaries, for the then most recently completed four quarter period for which financial statements have been delivered as required by Section 5.08 would exceed 5 to 1, or (ii) the proceeds of any such Debt (or of the underlying Debt guaranteed by any such Guaranty) would be used for any purpose other than (A) the funding of working capital of the applicable Pipeline Company Borrower or Subsidiary, (B) the successive refinancing of Debt incurred to fund working capital, (C) the making of Qualified Investments or (D) the refinancing or replacement of Debt.

Section 6.04. Disposition of Property or Assets.

(a) Unless the Collateral Release Date shall have occurred, the Company shall not, and shall not permit any Credit Related Party to, Dispose of any interest in any asset or property constituting Collateral, except (i) in connection with a change in form of Business Entity that does not (x) result in a Person other than a Credit Related Party owning any Equity Interests in the resulting Business Entity or (y) adversely affect the validity, perfection or priority of the Transaction Liens on any of the Collateral, (ii) any Disposition that is the result of any casualty or condemnation of Collateral or any order (whether or not having the force of law) of the FERC or any other Governmental Authority with respect to such Collateral, so long as the Commitments shall be permanently reduced to the extent required by Section 2.07(d), (iii) Dispositions of Collateral in a transaction permitted by Section 6.05 and (iv) Dispositions of direct or indirect equity interests in the Pipeline Company Borrowers to either (x) MLP or a Subsidiary of MLP (including intermediate inter-company transfers in connection therewith), provided that the sum of the effective percentage interest in TGPC so Disposed plus the effective percentage interest in EPNGC so Disposed shall not exceed 100% or (y) a Person other than the Company or a Subsidiary of the Company, in any such case on an arm’s-length basis (as reasonably determined by the Company), provided that the sum of the effective percentage interest in TGPC so Disposed of plus the effective percentage interest in EPNGC so Disposed of shall not exceed 15%.

(b) Unless the Collateral Release Date shall have occurred, the Company shall not, and shall not permit any Credit Related Party to, Dispose of any property or asset, provided that this Section 6.04(b) shall not apply to:

(i) Dispositions of property or assets (other than Dispositions of Collateral) by Restricted Subsidiaries not otherwise permitted pursuant to any other provision of this Section 6.04, provided that (x) any such Disposition is conducted on an arm’s-length basis, (y) except in the case of any such Disposition to MLP or a Subsidiary of MLP (including intermediate inter-company transfers in connection therewith), the consideration for such Disposition does not consist of Equity Interests or Indebtedness, and (z) if the Net Cash Proceeds of such Disposition exceed $5,000,000 on an individual basis or $10,000,000 in the aggregate during any fiscal year of the Company, the Commitments shall be permanently reduced to the extent required by Section 2.07(d);

(ii) Dispositions not otherwise permitted pursuant to any other provision of this Section 6.04 (other than clause (i) above) and that result from any casualty or condemnation of any property or assets of any Restricted Subsidiary or any order (whether or not having the force of law) of the FERC or any other Governmental Authority, provided that, if the Net Cash Proceeds of such Disposition exceed $5,000,000 on an individual basis or $10,000,000 in the aggregate during any fiscal year of the Company, the Commitments shall be permanently reduced to the extent required by Section 2.07(d);

(iii) Dispositions of obsolete or worn out property or assets (or property or assets no longer required or useful in the business of the relevant Credit Related Party) in the ordinary course of business and leases or subleases of unused office or other space in the ordinary course of business;

(iv) Dispositions of any receivables and related rights pursuant to any Alternate Program so long as immediately before and immediately after giving effect to such Disposition the Company is in compliance with Section 6.02(a);

(v) Dispositions of any Project Financing Subsidiary and/or all or any part of any such Project Financing Subsidiary’s assets or property;

(vi) Dispositions of property or assets to a Restricted Subsidiary, or to a Business Entity that after giving effect to such Disposition will become a Restricted Subsidiary in which the Company’s direct or indirect Equity Interest will be at least as great as its direct or indirect Equity Interest in the transferor immediately prior to such Disposition;

(vii) Dispositions permitted by, and subject to the terms of, Section 6.04(a) and Dispositions permitted by Section 6.05;

(viii) the Disposition of EPEC Realty, Inc.;

(ix) Dispositions of inventory in the ordinary course of business;

(x) Dispositions constituting licenses of intellectual property in the ordinary course of business;

(xi) Dispositions of cash or Cash Equivalents (other than cash or Cash Equivalents constituting Collateral under the Security Agreement or an amount equal to proceeds of any Disposition permitted pursuant to clauses (i) and (ii) above in excess of the applicable threshold amounts specified therein, which such cash or Cash Equivalents shall be Disposed of pursuant to the terms and provisions of this Agreement and the Security Agreement);

(xii) Dispositions of Indebtedness or instruments or other obligations that are received as consideration for any Disposition of property or assets (other than Dispositions permitted pursuant to clauses (i) and (ii) above);

(xiii) Dispositions of investments (including Equity Interests and Indebtedness or instruments or other obligations) that are received in connection with the bankruptcy or reorganization of suppliers, customers or other Persons, or in settlement of, or pursuant to any judgment or other order in respect of, delinquent obligations of, or litigation proceedings or other disputes with, or from exercises of rights or remedies against, any such Persons;

(xiv) Dispositions by the Company or by any Exempted Guarantor on an arm’s-length basis (as reasonably determined by the Company) of any property or assets that do not constitute Collateral; or

(xv) Dispositions by the Company or its Subsidiaries on an arm’s-length basis (as reasonably determined by the Company) of Equity Interests in any Subsidiary of the Company; provided that the sale thereof shall not result in the Company owning directly or indirectly less than 100% of the Equity Interests in the Subsidiary Guarantors.

(c) No Borrower shall Dispose of (in a single or related series of transactions) assets constituting all or substantially all of the consolidated assets of such Borrower and its Subsidiaries taken as a whole, provided that this Section 6.04(c) shall not apply to (i) any transaction described in Section 6.04(a), Section 6.04(b)(ii), (b)(vi), (b)(vii) or (b)(xiii) or Section 6.05 or (ii) any transaction required by a final order of any Governmental Authority of competent jurisdiction.

Section 6.05. Fundamental Changes.

(a) The Company shall not, and shall not permit any other Credit Related Party to, merge or consolidate with, or liquidate into, any Person, except that, provided no Event of Default has occurred and is continuing (both before and immediately after giving effect to any merger, consolidation or liquidation permitted below):

(i) any Credit Related Party (other than the Company) in addition to mergers, consolidations and liquidations provided for in clauses (ii) and (iii) below, may merge or consolidate with, or liquidate into, any other Credit Related Party (other than the Company), provided that (A) the continuing or surviving Credit Related Party unconditionally assumes by written agreement satisfactory to the Administrative Agent all of the performance and payment obligations of the other Credit Related Party under any Loan Documents to which it is a party and (B) the Lien under the Security Documents in favor of the Collateral Agent, if any, on any Collateral owned by any applicable Subsidiary Guarantor immediately prior to such merger, consolidation or liquidation remains effective and perfected immediately thereafter with no loss of relative priority to any other class of creditor from that existing immediately prior to such merger, consolidation or liquidation; provided, however, that any Pledged Company shall be permitted to merge with another Restricted Subsidiary, so long as the Equity Interests of the surviving Business Entity are subject to perfected Transaction Liens and neither the priority of such Liens nor the value of the Collateral is diminished as a result of such merger;

(ii) any Exempted Guarantor may merge or consolidate with, or liquidate into, any other Exempted Guarantor or other Business Entity that is not a Credit Related Party, provided that (A) the surviving Business Entity is, directly or indirectly, a wholly-owned Subsidiary of the Company and remains a Subsidiary Guarantor, (B) if an Exempted Guarantor is not the continuing or surviving Business Entity, the continuing or surviving Business Entity unconditionally assumes by written agreement satisfactory to the Administrative Agent all of the obligations of such Exempted Guarantor under the Loan Documents to which the applicable Exempted Guarantor is a party and (C) the Lien under the Security Documents in favor of the Collateral Agent, if any, on any Collateral owned by the applicable Exempted Guarantor immediately prior to such merger, consolidation or liquidation remains effective and perfected immediately thereafter with no loss of relative priority to any other class of creditor from that existing immediately prior to such merger, consolidation or liquidation; and

(iii) the Company may merge or consolidate with, or liquidate into, any Business Entity other than a Credit Related Party, provided that (A) (x) the Company is the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by written agreement satisfactory to the Administrative Agent all of the performance and payment obligations of the Company under any Loan Documents to which it is a party, and (B) the Lien under the Security Documents in favor of the Collateral Agent, if any, on any Collateral owned by the Company immediately prior to such merger, consolidation or liquidation remains effective and perfected immediately thereafter with no loss of relative priority to any other class of creditor (either contractually, by structural subordination or otherwise) from that existing immediately prior to such merger, consolidation or liquidation.

(b) After the Collateral Release Date shall have occurred, the Company shall not Dispose of (in a single or related series of transactions) all or substantially all of its assets except (i) if the purchaser is a Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by written agreement satisfactory to the Administrative Agent all of the performance and payment obligations of the Company under any Loan Document to which it is a party or (ii) in a transaction of the type described in Section 6.04(a)(iv).

Section 6.06. Use of Proceeds.  No Borrower shall use the proceeds of any Loan or any Letter of Credit for any purpose that would (a) whether directly or indirectly, entail a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X or (b) constitute a use other than a general corporate purpose (it being understood that the payments to be made to Departing Lenders pursuant to Section 3.01(d)(i) shall constitute a permitted use of proceeds pursuant to this Section 6.06).

Section 6.07. Transactions with Affiliates.  No Credit Related Party (other than an Exempted Guarantor) will sell, lease or otherwise transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transaction with, any Affiliate of the Company that is not a Subsidiary of the Company, whether or not in the ordinary course of business, except (a) transactions on terms no less favorable to such Credit Related Party as would be obtainable by such Credit Related Party at the time in a comparable arm’s-length transaction or series of transactions with a person other than an Affiliate of the Company, (b) any Disposition permitted under Section 6.04 or any merger, consolidation or liquidation permitted under Section 6.05 and (c) transactions the value of which are de minimis in relation to the assets, liabilities or revenues of the Credit Related Party engaging in such transaction.

Section 6.08. Restrictive Agreements. No Credit Related Party will, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of any Credit Related Party (other than the Company or the Exempted Guarantors) to create or permit to exist any Lien on any of its property or (b) the ability of any Restricted Subsidiary or Pipeline Company Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any Subsidiary Guarantor or to Guarantee Debt of the Company or any Subsidiary Guarantor or to otherwise transfer assets to or invest in the Company or any Subsidiary Guarantor; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 6.08, or any extension, refinancing or renewal thereof on market terms and conditions, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property securing such Debt, (v) clause (a) of this Section shall not apply to customary provisions in leases and other contracts entered into in the ordinary course of business restricting the assignment thereof, (vi) the foregoing shall not apply to any Pipeline Company Borrower or its Subsidiary in connection with the issuance of debt otherwise permitted hereunder on market-clearing terms that are no less favorable to such Pipeline Company Borrower or its Subsidiary than the Reference Indenture and (vii) clause (a) and (b) of this Section shall not apply to any assets that are the subject of an Alternate Program or to any Restricted Subsidiary whose only activities are to purchase receivables from a Pipeline Company Borrower or a Subsidiary of a Pipeline Company Borrower and resell such receivables, in each case pursuant to an Alternate Program.

ARTICLE 7
Events of Default

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Any Borrower shall fail to pay any installment of principal of any of its Loans or Notes when due, or any interest on any of its Loans or Notes or any other amount payable by it hereunder within five Business Days after the same shall be due; or

(b) Any representation or warranty made or deemed made by any Credit Party herein or by any Credit Party (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made and, if such representation or warranty is capable of being cured, such inaccuracy shall remain unremedied for 30 days after written notice thereof shall have been given to such Credit Party by the Administrative Agent or by any Lender with a copy to the Administrative Agent; or

(c) Any Credit Party shall fail to perform or observe any term, covenant, or agreement applicable to it contained in Section 5.01(a), Section 5.08(g) or Section 5.10 or ARTICLE 6; or

(d) Any Credit Party shall fail to perform or observe any other term, covenant or agreement contained in the Loan Documents (other than those specified in paragraphs (a) through (c) above) on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Credit Party by the Administrative Agent or by any Lender with a copy to the Administrative Agent; or

(e) The Company or any consolidated Subsidiary shall fail to pay any Debt or Guaranty (excluding Debt and Guarantees incurred pursuant hereto) or Hedging Agreement of such Person in an aggregate principal amount of $200,000,000 or more, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, Guaranty or Hedging Agreement; or any other default under any agreement or instrument relating to any such Debt in such aggregate principal amount (excluding Debt and Guarantees incurred hereunder) or any Secured Hedging Agreement, or any other event (other than an exercise of voluntary prepayment or voluntary purchase option or analogous right or any issuance or Disposition of Equity Interests or other assets, or an incurrence or issuance of Debt or other obligations, giving rise to a repayment or prepayment obligations in respect of such Debt or such Secured Hedging Agreement), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt in such aggregate principal amount or such Secured Hedging Agreement; or

(f) (i) Any Borrower, any Guarantor or any other Credit Related Party (other than any Borrower or Guarantor) having total Assets in excess of $100,000,000 (any of the foregoing, a “Material Credit Related Party”) shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by any Material Credit Related Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against any Material Credit Related Party and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) any Material Credit Related Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (f); or

(g) Any final judgment or order for the payment of money in an aggregate amount in excess of $100,000,000 (net of insurance coverage which is reasonably expected to be paid by the insurer) shall be rendered against the Company, any Credit Related Party or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such judgment lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed (collectively, the “Permitted Execution Actions”)) shall not be effectively stayed, or any action, other than a Permitted Execution Action, shall be legally taken by a judgment creditor to attach or levy upon any property or assets of the Company or any other Credit Related Party to enforce any such judgment or order; provided, however, that with respect to any such judgment or order that is subject to the terms of one or more settlement agreements that provide for the obligations thereunder to be paid or performed over time, such judgment or order shall not be deemed hereunder to be undischarged unless and until the Company or any other Credit Related Party shall have failed to pay any amounts due and owing thereunder (payment of which shall not have been stayed) for a period of 30 consecutive days after the respective final due dates for the payment of such amounts; or

(h) (i)  Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, such Termination Event shall still exist; or (ii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or (iii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, or is insolvent or is being terminated, within the meaning of Title IV of ERISA; or (iv) any Person shall engage in a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would result in an aggregate liability of the Company or any ERISA Affiliate that would have a Material Adverse Effect; or

(i) At any time (i) any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than the Company or a Subsidiary of the Company or any employee benefit plan maintained for employees of the Company and/or any of its Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of the Company entitled to vote in elections for directors of the Company or (ii) more than half of members of the Board of Directors of the Company consists of individuals who (1) were not members of the Board of Directors of the Company at the Effective Date and (2) were not appointed, elected or nominated by the Board of Directors of the Company at a time when no Event of Default existed under this clause (ii); or

(j) Any of the guarantees contained in any Credit Party Guarantee, or any other material provision of any Loan Document, shall cease, for any reason, to be valid and binding upon or enforceable against any Credit Party that is a party thereto, or any such Credit Party shall so assert in writing, provided that if such invalidity or unenforceability is of a nature so as to be amenable to cure within five Business Days and if, within one Business Day after the Company receives notice from the Administrative Agent or the Collateral Agent or otherwise becomes aware that such material provision is not valid or is unenforceable as aforesaid, the Company delivers written notice to the Administrative Agent that the applicable Credit Party intends to cure such invalidity or unenforceability as soon as possible, then an Event of Default shall not exist pursuant to this paragraph (k) of ARTICLE 7 unless the Company or the relevant Credit Party shall fail to deliver or cause to be delivered an amendment or other modification, or other agreement or undertaking, having the same economic effect as the invalid or unenforceable provision within four Business Days after the delivery of such written notice of intent; or

(k) Unless the Collateral Release Date shall have occurred, any Security Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral stated to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first-priority (subject only to Collateral Permitted Liens) Lien, or any Credit Related Party shall so state in writing and, if such invalidity or lack of perfection or priority relates solely to Collateral with an aggregate value of $1,000,000 or less and such invalidity or lack of perfection or priority is such so as to be amenable to cure without material disadvantage to the position of the Administrative Agent, the Collateral Agent and the other Secured Parties, such invalidity or lack of perfection or priority shall not be cured within 10 days of the earlier of such Credit Related Party so stating in writing or delivery of notice thereof by the Administrative Agent to the Company (or such shorter period as shall be specified by the Administrative Agent and is reasonable under the circumstances);

then, and in every such event (other than an event with respect to any Credit Related Party described in paragraph (f) of this Article except for clause (i)(A) thereof), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) declare the Commitments to be terminated and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans and the Notes then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that if an Event of Default under paragraph (f) (except under clause (i)(A) thereof) shall occur, (A) the Commitments shall automatically terminate and (B) the principal of the Loans and the Notes then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

ARTICLE 8
Company Guarantee

Section 8.01. Company Guarantee.

(a) The Company hereby unconditionally and irrevocably guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and each of their respective permitted successors, endorsees, transferees and assigns, (i) the prompt and complete payment by the Pipeline Company Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations payable by any of them and (ii) the prompt and complete payment by the Subsidiary Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of all amounts payable by them under the Subsidiary Guarantee Agreement (the obligations described in the foregoing clauses (i) and (ii) being herein referred to as the “Company Guaranteed Obligations”).  This is a guarantee of payment and not collection and the liability of the Company is primary and not secondary.

(b) The guarantee contained in this ARTICLE 8 shall remain in full force and effect until the Final Payment Date, notwithstanding that from time to time during the term of this Agreement, no Company Guaranteed Obligations may be outstanding.

(c) No payment made by any Pipeline Company Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person, or received or collected by any Agent or any Lender from any Pipeline Company Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment (other than any payment made by the Company in respect of the Company Guaranteed Obligations or any payment received or collected from the Company in respect of the Company Guaranteed Obligations), remain liable for the Company Guaranteed Obligations until the Final Payment Date.

Section 8.02. No Subrogation.  Notwithstanding any payment made by any Pipeline Company Borrower hereunder, the Company under this ARTICLE 8 or any Subsidiary Guarantor under the Subsidiary Guarantee Agreement or any set-off or application of funds of any Pipeline Company Borrower or any Subsidiary Guarantor by any Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of any Agent or any Lender against any Pipeline Company Borrower or any Subsidiary Guarantor or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Company Guaranteed Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Pipeline Company Borrower or any Subsidiary Guarantor in respect of payments made by the Company hereunder, until the Final Payment Date.  If any amount shall be paid to the Company on account of such subrogation rights prior to the Final Payment Date, such amount shall be held by the Company in trust for the Agents and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Company Guaranteed Obligations, whether matured or unmatured), in such order as the Administrative Agent may determine but subject in any event to the terms and provisions of this Agreement and the Security Agreement.

Section 8.03. Amendments, etc. with Respect to the Obligations.  The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company and without notice to or further assent by the Company, any demand for payment of any of the Company Guaranteed Obligations made by any Agent or any Lender may be rescinded by such Agent or such Lender and any of the Company Guaranteed Obligations continued, and the Company Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Company Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent, the Collateral Agent nor any Lender or other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Guaranteed Obligations or for the guarantee contained in this ARTICLE 8 or any property subject thereto.

Section 8.04. Guarantee Absolute and Unconditional.  The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Company Guaranteed Obligations and notice of or proof of reliance by any Agent or any Lender upon the guarantee contained in this ARTICLE 8 or acceptance of the guarantee contained in this ARTICLE 8; the Company Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE 8; and all dealings between the Company, any of the Pipeline Company Borrowers and any Subsidiary Guarantor, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE 8.  The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pipeline Company Borrowers or any of the Subsidiary Guarantors with respect to the Company Guaranteed Obligations.  The Company understands and agrees that the guarantee contained in this ARTICLE 8 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Company Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Pipeline Company Borrower, any Subsidiary Guarantor or any other Person against any Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Pipeline Company Borrowers, the Subsidiary Guarantors or the Company), other than payment or performance, which constitutes, or might be construed to constitute, an equitable or legal discharge of Pipeline Company Borrowers or the Subsidiary Guarantors for the Company Guaranteed Obligations, or of the Company under the guarantee contained in this ARTICLE 8, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Company, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Pipeline Company Borrower, any Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Company Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Pipeline Company Borrower, any Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Pipeline Company Borrower, any Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Company of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Agent or any Lender against the Company.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 8.05. Reinstatement.  The guarantee contained in this ARTICLE 8shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any Pipeline Company Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Pipeline Company Borrower or any Subsidiary Guarantor or any substantial part of its or their respective property, or otherwise, all as though such payments had not been made.

ARTICLE 9
The Agents

Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes each of the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

No Agent shall not have any duties or obligations except those expressly set forth herein or in the Security Agreement.  Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in  Section 10.02) or in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for a Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent as provided in this paragraph, each of the Administrative Agent and the Collateral Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Company.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent or Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After an Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent.

If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent or Collateral Agent, as applicable, and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders and the Borrowers) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 10
Miscellaneous

Section 10.01. Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Company, to it at El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, Attention of Treasurer  (Telecopy No. (713) 420-2708);

(ii) if to EPNGC or TGPC, to it c/o the Company at the address specified in clause (i) above;

(iii) if to the Administrative Agent, to:

(iv) JPMorgan Chase Bank, N.A.
Technology, Shared Tech & Operation Commercial Loans
L&A Project Texas
1111 Fannin, Floor 10
Houston, TX 77002
Attention of Brenda Alleyne
Telecopy No. (713) 427-6307

with a copy to:

JPMorgan Chase Bank, N.A.
712 Main St, 12 Fl. Central
Houston, TX 77002
Attention of Muhammad Hasan
Telecopy No. (713) 216-3433

(v) if to the Collateral Agent, to:

(vi) JPMorgan Chase Bank, N.A.
Institutional Trust Services
4 New York Plaza, 15th Floor
New York, NY 10004
Attention of International/Project Finance, James Foley
Telecopy No. (212) 623-6216

with a copy to:

JPMorgan Chase Bank, N.A.
712 Main St, 12 Fl. Central
Houston, TX 77002

Attention of Muhammad Hasan
Telecopy No. (713) 216-4117

(vii) if to JPMCB in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, 4th Floor, Tampa Bay, Florida 33610, Attention of James Alonzo, Telecopy No. (813) 432-6339;

(viii) if to Citibank in its capacity as an Issuing Bank, to it at Citibank Global Energy, 2800 Post Oak Blvd., Suite 400, Houston, TX  77056, Attention of Nan Dockal, Telecopy No. (713) 481-0245;

(ix) if to Deutsche Bank Trust Company Americas in its capacity as an Issuing Bank, to it at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention of Global Loan Operations, Standby L/C Unit, Telecopy No. (212) 797-0403;

(x) if to BNP Paribas in its capacity as an Issuing Bank, to it at BNP Paribas, 1200 Smith Street, Suite 3100, Houston, TX 77002, Attention of Larry Robinson, Telecopy No. (713) 659-6915;

(xi) if to any other Lender in its capacity as an Issuing Bank, to it at the address provided to the Company for notices to such Issuing Bank in such capacity; and

(xii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given and effective, if sent by mail or courier on the date of delivery thereof to the address specified herein for such notice, or if by telecopier when the answerback is received or if by other means, on the date of receipt; provided that a notice given by telecopier or electronic communication in accordance with this Section 10.01 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed to be received on the next Business Day in that place.

Section 10.02. Waivers; Amendments.  (a)  No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, each Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as expressly provided herein or in the applicable Loan Document, no provision of this Agreement or any other Loan Document may be waived, amended or modified, and no consent may be granted with respect to any departure by the Administrative Agent, any Lender or any Credit Party with respect hereto or thereto, except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agent with the consent of the Majority Lenders; provided that no such waiver, amendment or modification of this Agreement or any other Loan Document, and no consent with respect to any departure by the Administrative Agent, any Lender, or any Credit Party with respect hereto or thereto, shall:

(i) increase the Commitment of any Lender, without the written consent of such Lender;

(ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby;

(iv) issue any Letter of Credit with an expiration date, or extend the expiration date of any Letter of Credit to a date, that is later than the fifth Business Days prior to the Revolving Maturity Date, without the written consent of each Lender and the Issuing Bank of such Letter of Credit;

(v) change Section 2.16(b) or Section 2.16(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(vi) release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement, without the written consent of each Lender, except in connection with the Disposition or merger of such Subsidiary Guarantor that is otherwise permitted hereunder;

(vii) release the Company from its guarantee obligations under ARTICLE 8, without the written consent of each Lender;

(viii) release all or substantially all of the Collateral if the Collateral Release Date has not occurred, without the written consent of each Lender except in connection with a merger involving, or Disposition of, a Subsidiary Guarantor or a Pipeline Company Borrower as permitted hereunder; or

(ix) change any of the provisions of this Section or the definitions of “Majority Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent or such Issuing Bank, as the case may be.  Any such waiver and any such amendment or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Issuing Banks and the Agents.  In the case of any waiver, the Borrowers, the Lenders, the Issuing Banks and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed waived ab initio and not continuing unless such waiver expressly provides otherwise; but no such waiver shall extend to any subsequent or other Default or Event of Default.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor the principal amount of any Loan owed to such Defaulting Lender reduced or the final maturity thereof extended, without the consent of such Defaulting Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) any waiver, amendment or modification changing the voting rights of a Defaulting Lender shall require the consent of each Lender, including the Defaulting Lender.

Section 10.03. Expenses; Indemnity; Damage Waiver.  (a)  The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit by it or any demand for payment thereunder made by such Issuing Bank (unless included in the fees charged separately by such Issuing Bank in respect of such Letter of Credit) and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank, and during the continuation of any Default any other Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Each of the Borrowers shall indemnify, without duplication, each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit issued by it in accordance with applicable law if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, in any of the foregoing circumstances as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from or to have been attributable to the gross negligence or willful misconduct of such Indemnitee or (y) have arisen from a dispute between or among the Arrangers, the Administrative Agent or the Lenders or from a claim of an Indemnitee against another Indemnitee which in either case is not a direct or indirect result of any act or omission of the Borrowers or any of their subsidiaries.  The indemnification provisions of this Section 10.03(b) are not intended to constitute a guaranty of payment of any principal, interest, facility or commitment fees, rental or other lease payments, or analogous amounts, under the Loans or any other Secured Obligations; provided that nothing in this Section 10.03(b) shall limit the liability of any Borrower for the payment of the Loans or any Secured Obligations, which liability arises under any other Loan Document, including any liability arising under this Agreement.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to any Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the Commitments at such time, or if the Commitments have terminated or expired, based on the Credit Exposures at such time) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrowers shall not and each Indemnitee, by its acceptance of any right to or benefit of indemnification under this Agreement and as a condition to its rights to and benefits of indemnification provided for herein, agrees that it shall not, assert, and hereby waives, any claim against any Indemnitee or any Borrower, respectively, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 30 days after the delivery of written demand to the Company therefor.

Section 10.04. Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder in a transaction not permitted hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)           Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans (if any)) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent; and

(C) each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except (i) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment (or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment) or (ii) if each of the Company (unless an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent, the amount of the Commitment (or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be $5,000,000 or any increment of $1,000,000 in excess thereof; provided that related Approved Funds shall be aggregated for purposes of such minimum assigned amount;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more related Approved Funds;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more individuals (each such individual, a “Credit Contact”) to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) in the case of an assignment by a Lender to a CLO (as defined below) managed or administered by such Lender or an Affiliate of such Lender, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such CLO; and

(F) no assignment shall be made to (x) any Borrower or any Subsidiary or Affiliate of any Borrower or (y) any Defaulting Lender or any of its subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons.

For the purposes of this Section 10.04(b), the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means, with respect to any Lender, (a) a CLO managed or administered by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means, with respect to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by such Lender or an Affiliate of such Lender.

(iii) Subject to execution and delivery thereof and acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15, and Section 10.03); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register as to the identity of the Lenders shall be conclusive, and as to the other items referred to above shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, or any Issuing Bank, sell participations to one or more banks or other entities (other than a Defaulting Lender or a subsidiary thereof) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and Notes held by it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain the holder of its Notes (if any) for all purposes of this Agreement and shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (d) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14 and Section 2.15 with respect to its participations hereunder to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant shall have complied with any obligation in respect thereof that it would have had as a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  Unless otherwise required by the Internal Revenue Service (the “IRS”), any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent clearly demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) A Participant shall not be entitled to receive any greater payment under Section 2.13, or Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) and (f) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank with jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, and each Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 10.05. Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as of the date made, or any date referred to therein, as applicable, (but without being deemed remade on or as of any subsequent date by reason of this Section 10.05) as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 2.13, Section 2.14, Section 2.15, and Section 10.03 and ARTICLE 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission (such as .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07. Severability.  To the fullest extent permitted by applicable law any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lender shall be limited by applicable law, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, subject to the terms and provisions of the Security Agreement and the other Loan Documents, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have but are subject to the terms and provisions of the Security Agreement and the other Loan Documents.  In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender arising out of or relating to this Agreement, or for recognition or enforcement of any judgment obtained in any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding referred to in Section 9.09 by the mailing thereof by certified mail, return receipt requested, addressed as provided in Section 9.01(a), with a copy thereof to the “General Counsel” of such Person at such same address.

Section 10.10. Waiver Of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12. Confidentiality.  Each of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved in the financing provided for herein (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, applicable to it, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement to comply with the provisions of this Section 9.12 or a separate agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(e) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of a Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower or any of its Subsidiaries, the Administrative Agent, the Collateral Agent, any Issuing Bank or any other Lender.  For the purposes of this Section, “Information” means all information received from a Borrower or any of its Subsidiaries relating to any Borrower or any of its Subsidiaries or its businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information; and nothing in the foregoing authorization shall apply to any disclosure that would constitute a violation of applicable federal and state securities laws.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND ITS AFFILIATES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 10.13. Security Agreement.  Each of the Lenders, for itself and for each of its Affiliates, and each Issuing Bank hereby (i) approves the Security Agreement and (ii) irrevocably authorizes and directs the Collateral Agent, and any successor thereof appointed pursuant to ARTICLE 8, to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Agreement, together with such actions and powers as are reasonably incidental thereto.  The Collateral Agent is hereby authorized and directed to execute and deliver the Security Agreement on behalf of the Lenders.  Until the Final Payment Date shall have occurred, to the extent the Security Agreement amends, modifies or supplements any term or provision hereof, it shall constitute an amendment and modification to, and supplement of, this Agreement.  Each Lender that is now, or hereafter becomes, a party to this Agreement (including each Person that becomes a Lender pursuant to Section 9.04) and each Person (including any Affiliate of a Lender that party to any Secured Hedging Agreement) otherwise claiming rights pursuant to this Agreement (a) consents to the provisions of the Security Agreement, including those provisions that require the release of all Collateral on the Collateral Release Date and (b) agrees by being or becoming a Lender hereunder or otherwise claiming any such rights, to become or be bound by the Security Agreement and each other document entered into by the Administrative Agent on behalf of the Secured Parties pursuant to the terms and provisions of the Security Agreement.

Section 10.14. Amendment and Restatement and Continuing Effect.  This Agreement constitutes for all purposes an amendment and a restatement of the Existing Facility and as of the Effective Date all commitments or loans outstanding, or any letter of credit issued, under the Existing Facility shall constitute Commitments and Letters of Credit under this Agreement.  The Existing Facility, as amended and restated hereby, continues in full force and effect as so amended and restated by this Agreement.

Section 10.15. USA Patriot Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

Section 10.16. Release Upon Pipeline Company Borrower Drop-down.  (a)  If the Company notifies the Administrative Agent that MLP and its Subsidiaries together own, directly or indirectly, more than 50% of the outstanding equity interests in either Pipeline Company Borrower, then upon payment in full of such Pipeline Company Borrower's Obligations as provided in Section 10.16(b) below, without further action by any party to the Loan Documents, (i) such Pipeline Company Borrower shall cease to be a “Borrower”, a “Pipeline Company Borrower” and a “Credit Party” for any purpose, (ii) such Pipeline Company Borrower shall cease to be a party to the Loan Documents or to have any rights or obligations thereunder and (iii) the Restricted Subsidiaries of such Pipeline Company Borrower shall cease to be “Restricted Subsidiaries” for all purposes.

(b) On the date the Administrative Agent receives a notice under Section 10.16(a), the Pipeline Company Borrower for which such notice is sent shall repay in full all Obligations then owed by such Pipeline Company Borrower.

(c) Upon the Disposition of any Collateral permitted by Section 6.04(a)(iv), the Lien of the Collateral Agent on the Collateral so Disposed of shall automatically be released, without further action by any party to the Loan Documents.

(d) The Administrative Agent and the Collateral Agent shall (i) from time to time upon the reasonable request of the Company, at the sole expense of the Company, execute and deliver to the Company such instruments and documents as the Company may reasonably request to fully effect solely the foregoing releases, terminations and discharges, and (ii) return to the Company any certificate or other instruments delivered to the Administrative Agent in connection with the releases contemplated by Section 10.16(c).

Section 10.17.  No Fiduciary Duty.  The Administrative Agent, the Lenders and their Affiliates may have economic interests that conflict with those of the Credit Parties. The Borrowers agree that in connection with all aspects of the Loans and Letters of Credit contemplated by this Agreement and any communications in connection therewith, the Borrowers and their respective Subsidiaries, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[SIGNATURE PAGES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written

EL PASO CORPORATION
By:	/s/ John J. Hopper
Name:John J. Hopper
Title:Vice President and Treasurer

EL PASO NATURAL GAS COMPANY
By:	/s/ John J. Hopper
Name:John J. Hopper
Title:Vice President and Treasurer

TENNESSEE GAS PIPELINE COMPANY
By:	/s/ John J. Hopper
Name:John J. Hopper
Title:Vice President and Treasurer

[Signature Page Fourth Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as an Issuing Bank and as a Lender
By:	/s/ Muhammad Hasan
Name:Muhammad Hasan
Title:Vice President

[Signature Page Fourth Amended and Restated Credit Agreement]

CITIBANK, N.A., as an Issuing Bank and as a Lender
By:	/s/ Andrew Sidford
Name:Andrew Sidford
Title:Vice President

[Signature Page Fourth Amended and Restated Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as an Issuing Bank and as a Lender
By:	/s/ Marcus M. Tarkington
Name:Marcus M. Tarkington
Title:Director

By:	/s/ Michael Getz
Name:Michael Getz
Title:Vice President

[Signature Page Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Ronald E. McKaig
Name:Ronald E. McKaig
Title:Managing Director

[Signature Page Fourth Amended and Restated Credit Agreement]

THE ROYAL BANK OF SCOTLAND, as a Lender
By:	/s/ Brian D. Williams
Name:Brian D. Williams
Title:Authorised Signatory

[Signature Page Fourth Amended and Restated Credit Agreement]

BANK OF MONTREAL, as a Lender
By:	/s/ Kevin Utsey
Name:Kevin Utsey
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender
By:	/s/ David Barton
Name:David Barton
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

BNP PARIBAS, as a Lender
By:	/s/ Larry Robinson
Name:Larry Robinson
Title:Director
If second signature required:
By:	/s/ Betsy Jocher
Name:Betsy Jocher
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

BNP PARIBAS, as an Issuing Bank
By:	/s/ Larry Robinson
Name:Larry Robinson
Title:Director
If second signature required:
By:	/s/ Betsy Jocher
Name:Betsy Jocher
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

DnB NOR Bank ASA, as a Lender
By:	/s/ Giacomo Landi
Name:Giacomo Landi
Title:Senior Vice President

By:	/s/ Mark Dennes
Name:Mark Dennes
Title:Senior Vice President

[Signature Page Fourth Amended and Restated Credit Agreement]

SOCIETE GENERALE, as a Lender
By:	/s/ Anson Williams
Name:Anson Williams
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

The Bank of Nova Scotia, as a Lender
By:	/s/ Marc Graham
Name:Marc Graham
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender
By:	/s/ Kimberly Sousa
Name:Kimberly Sousa
Title:Director

By:	/s/ Miriam Trautmann
Name:Miriam Trautmann
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

Bayerische Landesbank, New York Branch, as a Lender
By:	/s/ Rolf Siebert
Name:Rolf Siebert
Title:Senior Vice President

By:	/s/ Gina Sandella
Name:Gina Sandella
Title:Vice President

[Signature Page Fourth Amended and Restated Credit Agreement]

CREDIT AGRICOLE CORPORATE ANI INVESTMENT BANK, as a Lender
By:	/s/ Darrell Stanley
Name:Darrell Stanley
Title:Managing Director

By:	/s/ Sharada Manne
Name:Sharada Manne
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

CREDIT SUISSE AG, Cayman Islands Branch, as a Lender
By:	/s/ Nupur Kumar
Name:Nupur Kumar
Title:Vice President

By:	/s/ Rahul Parmar
Name:Rahul Parmar
Title:Associate

[Signature Page Fourth Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Mark Walton
Name:Mark Walton
Title:Authorized Signatory

  [Signature Page Fourth Amended and Restated Credit Agreement]

ING CAPITAL LLC, as a Lender
By:	/s/ Subha Pasumarti
Name:Subha Pasumarti
Title:Director
If second signature required:
By:
Name:
Title:

[Signature Page Fourth Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Melissa James
Name:Melissa James
Title:Authorized Signatory

[Signature Page Fourth Amended and Restated Credit Agreement]

NATIXIS, as a Lender
By:	/s/ Timothy Polvado
Name:Timothy Polvado
Title:Sr. Managing Director
If second signature required:
By:	/s/ Carlos L. Quinteros
Name:Carlos L. Quinteros
Title:Managing Director

[Signature Page Fourth Amended and Restated Credit Agreement]

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Jason S. York
Name: Jason S. York
Title:Authorized Signatory

[Signature Page Fourth Amended and Restated Credit Agreement]

UBS AG, Stamford Branch, as a Lender
By:	/s/ Irja R. Otsa
Name:Irja R. Otsa
Title:Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title:Associate Director

[Signature Page Fourth Amended and Restated Credit Agreement]

UNION BANK, N.A., as a Lender
By:	/s/ Kevin Zitar
Name:Kevin Zitar
Title:Senior Vice President

[Signature Page Fourth Amended and Restated Credit Agreement]

Wells Fargo Bank, N.A., as a Lender
By:	/s/ Paul V. Farrell
Name:Paul V. Farrell
Title:Director

[Signature Page Fourth Amended and Restated Credit Agreement]

SCHEDULE 1

     LENDER COMMITMENTS

	Name of Lender	Commitment
1.	JPMorgan Chase Bank, N.A.	$76,000,000
2.	Citibank, N.A.	$76,000,000
3.	Deutsche Bank Trust Company Americas	$76,000,000
4.	Bank of America, N.A.	$76,000,000
5.	The Royal Bank of Scotland plc	$76,000,000
6.	Bank of Montreal	$52,000,000
7.	Barclays Bank PLC	$52,000,000
8.	BNP Paribas	$52,000,000
9.	DnB NOR Bank ASA	$52,000,000
10.	Societe Generale	$52,000,000
11.	The Bank of Nova Scotia	$52,000,000
12.	Unicredit Bank AG, New York Branch	$52,000,000
13.	Bayerische Landesbank, New York Branch	$46,000,000
14.	Credit Agricole Corporate and Investment Bank	$46,000,000
15.	Credit Suisse AG, Cayman Islands Branch	$46,000,000
16.	Goldman Sachs Bank USA	$46,000,000
17.	ING Capital LLC	$46,000,000
18.	Morgan Stanley Bank, N.A.	$46,000,000
19.	Natixis	$46,000,000
20.	Royal Bank of Canada	$46,000,000
21.	UBS AG, Stamford Branch	$46,000,000
22.	Union Bank, N.A.	$46,000,000
23.	Wells Fargo Bank, N.A.	$46,000,000
	TOTAL	$1,250,000,000

Schedule 1
Fourth Amended and Restated Credit Agreement

SCHEDULE 2

LETTER OF CREDIT COMMITMENTS

Name of Issuing Bank	LC Commitment
JPMorgan Chase Bank, N.A.	$250,000,000
Citibank, N.A.	$250,000,000
Deutsche Bank Trust Company Americas	$175,000,000
BNP Paribas	$75,000,000

Schedule 2
Fourth Amended and Restated Credit Agreement

SCHEDULE 3

PRICING SCHEDULE

 “Applicable Margin” means, for any day, for purposes of calculating commitment fees on Commitments or interest on Loans, the rate per annum set forth below in the applicable row opposite such term and in the column corresponding to the Pricing Level that applies on such day:

	Level I	Level II	Level III	Level IV	Level V
Commitment Fees	0.25%	0.30%	0.40%	0.45%	0.50%
ABR Loan Margin	0.50%	0.75%	1.00%	1.25%	1.50%
Euro-Dollar Loan Margin	1.50%	1.75%	2.00%	2.25%	2.50%

For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraphs of this Schedule:

“Fitch” means Fitch Ratings, Ltd.

“Level I Pricing” applies on any day on which the Reference Rating is BBB/Baa2/BBB or higher.

“Level II Pricing” applies on any day on which the Reference Rating is BBB-/Baa3/BBB-.

“Level III Pricing” applies on any day on which the Reference Rating is BB+/Ba1/BB+.

“Level IV Pricing” applies on any day on which the Reference Rating is BB/Ba2/BB.

“Level V Pricing” applies on any day if no other Pricing Level applies on such day.

“Moody's” means Moody's Investors Service, Inc.

“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies on any day.

“Rating Agency” means Fitch, Moody’s or S&P.

Schedule 3 - Page 1 of 2
Fourth Amended and Restated Credit Agreement

The “Reference Rating” is the credit rating assigned to the Loans by the relevant rating agency; provided that (i) until such time as Moody's and S&P assigns an initial rating to the Loans, the Moody's and S&P ratings of the Existing Facility shall be deemed to be its Reference Rating and (ii) until the Borrowers engage Fitch to rate the Loans, Fitch's ratings shall be deemed to be unavailable.  The rating in effect for any day is that in effect at the close of business on such day.

“S&P” means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

The following rules shall apply in determining which Pricing Level applies:

In the event that Reference Ratings are not available from all three Rating Agencies, (i) if the Reference Rating from Fitch is unavailable, Moody's and S&P's Reference Ratings shall apply and, if both Reference Ratings from Moody's and S&P are available but not the same, then (A) if the difference is one notch, the higher such rating will govern so long as it is at least BBB- or Baa3 or higher, but the lower rating will govern if that requirement is not met, and (B) if the difference is more than one notch, a Reference Rating one notch below the higher of the two will govern; (ii) if the Reference Rating from either Moody’s or S&P is unavailable, then the Fitch Reference Rating shall not apply and the Pricing Level will be determined on the basis of the available Reference Rating from Moody’s or S&P; and (iii) if the Reference Ratings from both Moody's and S&P are unavailable, then Level V shall apply.

In the event Reference Ratings from all three Rating Agencies are available, then (i) the majority Reference Rating will govern, if two such ratings are the same or (ii) the middle Reference Rating will govern, if all three such ratings differ.

If the rating system of any Rating Agency shall change, the Borrowers and the Lenders shall negotiate in good faith to amend this Schedule to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined without reference to such Rating Agency.

Schedule 3 - Page 2 of 2
Fourth Amended and Restated Credit Agreement

SCHEDULE 4.05

DISCLOSURE UPDATE

None.

Schedule 4.05
Fourth Amended and Restated Credit Agreement

SCHEDULE 4.14

ENVIRONMENTAL MATTERS

Matters described in the Company's annual report on Form 10-K for the year ended December 31, 2010 or in its 1st Quarter 2011 10-Q.

 Schedule 4.14
Fourth Amended and Restated Credit Agreement

SCHEDULE 6.08

EXISTING RESTRICTIVE AGREEMENTS

1. EL PASO NATURAL GAS COMPANY

(a)	Indenture dated as of January 1, 1992, between El Paso Natural Gas Company and Citibank, N.A. (subsequently replaced by Wilmington Trust Company).

(i)	Prospectus Supplement dated as of January 9, 1992, to Prospectus dated

January 9, 1992 ($260 Million 8.625% Debentures due 1/15/22).

(b)	Indenture dated as of November 13, 1996 between El Paso Natural Gas Company and The Chase Manhattan Bank (by merger now JPMorgan Chase Bank and subsequently replaced by Wilmington Trust Company).

(i)	Prospectus Supplement dated as of November 7, 1996 to Prospectus dated

November 5, 1996 ($200 Million 7.5% Debentures due 11/15/26).

(ii)	First Supplemental Indenture dated as of June 10, 2002 ($300 Million 8.375% Notes due 6/15/32).

(iii)	Second Supplemental Indenture dated as of April 4, 2007 ($355 Million 5.95% Notes due 4/15/17).

(c)	Indenture dated as of July 21, 2003, between El Paso Natural Gas Company and Wilmington Trust Company ($355,000,000 7.625% Notes due 2010).

(i)	First Supplemental Indenture, dated as of April 4, 2007

(d)
Receivables Purchase Agreement, dated as of February 3, 2010, among EPNG Funding Company, L.L.C., El Paso Natural Gas Company, Starbird Funding Corporation, the other investor from time to time party thereto, BNP Paribas, New York Branch, as initial Managing Agent, the other managing agents from time to time party thereto and BNP Paribas, New York Branch, as Program Agent

(e)	Receivables Sale Agreement, dated as of February 3, 2010, between El Paso Natural Gas Company and EPNG Funding Company, L.L.C.

2. EL PASO TENNESSEE PIPELINE CO.

(a)
Indenture, dated as of March 15, 1988, between Tenneco, Inc. (now El Paso Tennessee Pipeline Co.) and The Chase Manhattan Bank (now by merger JPMorgan Chase Bank and subsequently replaced by Wilmington Trust Company).

 Schedule 6.08-Page 1 of 5
Fourth Amended and Restated Credit Agreement

(i)	Second Supplemental Indenture dated as of March 30, 1988 ($250 Million 10% Debentures due 3/15/08, outstanding balance $26.4 Million).

(ii)	Tenth Supplemental Indenture dated as of November 15, 1992 ($150 Million 9% Debentures due 11/15/12, outstanding principal $1.1 Million).

(iii)	Twelfth Supplemental Indenture dated as of December 15, 1995 ($300 Million 7.25% Debentures due 12/15/25, outstanding principal $23.2).

(iv)	Thirteenth Supplemental Indenture dated as of December 10, 1996 (various amendments).

(v)	Fourteenth Supplemental Indenture dated as of March 29, 2011

3. TENNESSEE GAS PIPELINE COMPANY

(a)
Indenture, dated as of December 15, 1981, between Tenneco Inc. (now Tennessee Gas Pipeline Company ("TGPC")) and The Chase Manhattan Bank (by merger now JPMorgan Chase Bank and subsequently replaced by Wilmington Trust Company) ($400 Million 6% Debentures due 12/15/11, current balance $85.8 Million).

(i)	First Supplemental Indenture dated as of December 10, 1996 (various amendments, mainly name change to TGPC).

(ii)	Second Supplemental Indenture dated as of December 10, 1996 (various amendments).

(iii)	Third Supplemental Indenture dated as of July 23, 2008

(b)	Indenture, dated as of March 4, 1997, between Tennessee Gas Pipeline Company and The Chase Manhattan Bank (now by merger JPMorgan Chase Bank and subsequently replaced by Wilmington Trust Company).

(i)	First Supplemental Indenture dated as of March 13, 1997 ($300 Million 7.5% Debentures due 4/1/17).

(ii)	Second Supplemental Indenture dated as of March 13, 1997 ($300 Million 7% Debentures due 3/15/27, put date 3/15/07, redeemable after 3/15/07).

(iii)	Third Supplemental Indenture dated as of March 13, 1997 ($300 Million 7.625% Debentures due 10/15/37).

(iv)	Fourth Supplemental Indenture dated as of October 9, 1998 ($400 Million 7% Debentures due 10/15/28).

(v)	Fifth Supplemental Indenture dated as of June 10, 2002 ($240 Million 8.375% Notes due 6/15/32)

(vi)	Sixth Supplemental Indenture dated as of January 27, 2009 (8.00% Notes due 2016)

 Schedule 6.08-Page 2 of 5
Fourth Amended and Restated Credit Agreement

(c)
Receivables Purchase Agreement, dated as of January 15, 2010, among TPG Funding Company, L.L.C., Tennessee Gas Pipeline Company, Starbird Funding Corporation, the other investor from time to time party thereto, BNP Paribas, New York Branch, as initial Managing Agent, the other managing agents from time to time party thereto and BNP Paribas, New York Branch, as Program Agent

(d)	Amended and Restated First Tier Receivables Sale Agreement, dated as of January 15, 2010, between Tennessee Gas Pipeline Company and TPG Funding Company, L.L.C.

4. SOUTHERN NATURAL GAS COMPANY

(a)
Receivables Purchase Agreement, dated as of January 15, 2010, among SNG Funding Company, L.L.C., Southern Natural Gas Company, Starbird Funding Corporation, the other investor from time to time party thereto, BNP Paribas, New York Branch, as initial Managing Agent, the other managing agents from time to time party thereto and BNP Paribas, New York Branch, as Program Agent

(b)	Amended and Restated First Tier Receivables Sale Agreement, dated as of January 15, 2010, between Southern Natural Gas Company and SNG Funding Company, L.L.C.

(c)	Indenture, dated as of June 1, 1987, among Southern Natural Gas Company, Southern Natural Issuing Corporation and Manufacturers Hanover Trust Company

(i)	Prospectus Supplement dated February 21, 2002 (8.00% Notes due March 1, 2032)

(ii)	Prospectus Supplement dated February 7, 2001 (7.35% Notes due February 1, 2031)

(iii)	First Supplemental Indenture dated as of September 30, 1997

(iv)	Second Supplemental Indenture dated as of February 13, 2001

(v)	Third Supplemental Indenture dated as of March 26, 2007

(vi)	Fourth Supplemental Indenture dated as of May 4, 2007

(vii)	Fifth Supplemental Indenture dated as of October 15, 2007

(viii)	Sixth Supplemental Indenture dated as of November 1, 2007 among Southern Natural Gas Company, Southern Natural Issuing Corporation Wilmington Trust Company and The Bank of New York Trust Company, N.A.

 Schedule 6.08-Page 3 of 5
Fourth Amended and Restated Credit Agreement

5. COLORADO INTERSTATE GAS COMPANY

(a)
Receivables Purchase Agreement, dated as of January 15, 2010, among CIG Funding Company, L.L.C., Colorado Interstate Gas Company, Starbird Funding Corporation, the other investor from time to time party thereto, BNP Paribas, New York Branch, as initial Managing Agent, the other managing agents from time to time party thereto and BNP Paribas, New York Branch, as Program Agent

(b)	Amended and Restated First Tier Receivables Sale Agreement, dated as of January 15, 2010, between Colorado Interstate Gas Company and CIG Funding Company, L.L.C.

(c)	Indenture dated as of June 27, 1997, between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A. (successor to Harris Trust and Savings Bank), as trustee

(i)	First Supplemental Indenture dated as of June 27, 1997, between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee

(ii)	Second Supplemental Indenture dated as of March 9, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee

(iii)	Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee

(iv)	Fourth Supplemental Indenture dated October 15, 2007 by and between Colorado Interstate Gas Company and The Bank of New York Trust Company, N.A., as trustee

(v)	Fifth Supplemental Indenture dated November 1, 2007 by and among Colorado Interstate Gas Company, Colorado Interstate Issuing Corporation, and The Bank of New York Trust Company, N.A., as trustee

6. EL PASO PIPELINE PARTNERS OPERATING COMPANY

(a)	Indenture, dated March 30, 2010, between El Paso Pipeline Partners Operating Company, L.L.C. and HSBC Bank USA, National Association, as Trustee ($425,000,000 6.50% Senior Notes due 2020)

 Schedule 6.08-Page 4 of 5
Fourth Amended and Restated Credit Agreement

(i)	First Supplemental Indenture, dated March 30, 2010 ($110,000,000 6.50% Senior Notes due 2020)

(ii)	Second Supplemental Indenture, dated November 19, 2010 ($375,000,000 4.10% Senior Notes due 2015 and $375,000,000 7.50% Senior Notes due 2040)

(b)
Note Purchase Agreement, dated as of September 30, 2008, by El Paso Pipeline Partners Operating Company, L.L.C., and El Paso Pipeline Partners, L.P. ($37 million 7.76% Senior Notes, Series 2008-A, due September 30, 2011, $15 million 7.93% Senior Notes, Series 2008-B, due September 30, 2012, $88 million 8.00% Senior Notes, Series 2008-C, due September 30, 2013, $35 million Floating Rate Senior Notes, Series 2008-D, due September 30, 2012)

 Schedule 6.08-Page 5 of 5
Fourth Amended and Restated Credit Agreement

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the Fourth Amended and Restated Credit Agreement dated as of May 27, 2011 (as amended and in effect on the date hereof, the “Credit Agreement”, the defined terms of which are used herein unless otherwise defined herein), among EL PASO CORPORATION, a Delaware corporation (the “Company”), EL PASO NATURAL GAS COMPANY, a Delaware corporation, TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and as collateral agent.

The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the Security Agreement (as defined in the Credit Agreement).  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder, (ii) the Assignee acknowledges that, upon becoming a Lender under the Credit Agreement, it is subject to, and hereby agrees to be bound by, the terms and provisions of the Credit Agreement, and (iii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement, except that the Assignor shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03.

This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, and (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

 Exhibit A - Page 1
Fourth Amended and Restated Credit Agreement

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment
(“Assignment Date”):

Revolving Credit Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment1
Commitment Assigned:	$	%
Loans Assigned:	$	%

  The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor], as Assignor
By:
Name:
Title:

[Name of Assignee], as Assignee
By:
Name:
Title:

1 Set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder.

Exhibit A – Page 2
Fourth Amended and Restated Credit Agreement

The undersigned hereby consent to the within assignment:2

EL PASO CORPORATION	JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	By:
Name:	Name:
Title:	Title:

JPMORGAN CHASE BANK, N.A., as an Issuing Bank	CITIBANK, N.A., as an Issuing Bank
By:	By:
Name:	Name:
Title:	Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as an Issuing Bank	BNP PARIBAS, as an Issuing Bank
By:	By:
Name:	Name:
Title:	Title:

[Other Issuing Banks]

2 If required.

Exhibit A – Page 3
Fourth Amended and Restated Credit Agreement

EXHIBIT B

FORM OF

BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders
parties to the Credit Agreement referred to below
Technology, Shared Tech & Operation Commercial Loans
L&A Project Texas
1111 Fannin, Floor 10
Houston, TX 77002
Attention: [____________]

Ladies and Gentlemen:

The undersigned, EL PASO CORPORATION, refers to the Fourth Amended and Restated Credit Agreement, dated as of May 27, 2011 (the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, El Paso Natural Gas Company, Tennessee Gas Pipeline Company, certain Lenders parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i) The Borrower for the Proposed Borrowing is ______________.

(ii) The Business Day of the Proposed Borrowing is ___________, 200_.

(iii) The Proposed Borrowing is a [ABR Borrowing] [Eurodollar Borrowing].

(iv) The aggregate amount of the Proposed Borrowing is $__________.

(v) The initial Interest Period for each Eurodollar Loan made as part of the Proposed Borrowing is [______ month[s]].

(vi) The account to which the funds of the Proposed Borrowing are to be disbursed is _____________________.

(vii) The undersigned hereby certifies that:

(A)           The representations and warranties of each Borrower and each other Credit Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, unless stated to be made on or as of, or to relate to, a specific date or period other than the date of the Proposed Borrowing; and

Exhibit B – Page 1
Fourth Amended and Restated Credit Agreement

(B)           at the time of and immediately after giving effect to the Proposed Borrowing (and if any proceeds thereof are being applied substantially contemporaneously to satisfy any other obligation, to such application), no Default has occurred and is continuing.

Very truly yours,
EL PASO CORPORATION
By:
Title:

 Exhibit B – Page 2
Fourth Amended and Restated Credit Agreement

EXHIBIT C

FORM OF
NOTE

$_________	New York, New York
____________, 200_

FOR VALUE RECEIVED, the undersigned, [Name of Borrower], a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay to the order of _____ (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) _________ ($_______), and (b) the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to Section 2.02 of the Credit Agreement (as defined below), on the Maturity Date (as defined in the Credit Agreement) and on such other dates and in such other amounts set forth in the Credit Agreement.

The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the applicable rate per annum set forth in Section 2.11 of the Credit Agreement until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in paragraph (c) of Section 2.11 of the Credit Agreement until paid in full (both before and after judgment).  Interest shall be payable in arrears on each Interest Payment Date commencing on the first such date to occur after the date hereof, provided that interest accruing pursuant to paragraph (c) of Section 2.11 of the Credit Agreement shall be payable on demand.  In no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully sets out the limitations on how interest accrues hereon.

The holder of this Note is authorized to record the date, type and amount of each Loan made by the Lender pursuant to Section 2.02 of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another type, the date and amount of each payment or prepayment of principal with respect thereto, and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information recorded in the absence of manifest error; provided that failure by the Lender to make any such recordation on this Note shall not affect the obligations of the Borrower under this Note or the Credit Agreement.

This Note is one of the Notes referred to in the Fourth Amended and Restated Credit Agreement, dated as of May 27, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, [the Company], [EPNGC] and [TGPC], the Lender, the other financial institutions parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, is entitled to the benefits thereof, is secured as provided therein and in the Security Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein.  Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Exhibit C – Page 1
Fourth Amended and Restated Credit Agreement

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

[This Note is given in replacement and substitution for, but not payment or satisfaction of, one or more revolving credit notes previously issued under the Existing Facility by the Borrower in favor of Lender.  The indebtedness evidenced by such other revolving credit note or notes is continued in full force and effect (but not duplicated) hereunder. This Note evidences existing indebtedness under the Existing Facility and does not constitute payment of such indebtedness, and such indebtedness continues (but is not duplicated) in full force and effect, as amended and restated in the Credit Agreement.]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Name of Borrower]
By:
Name:
Title:

Exhibit C – Page 2
Fourth Amended and Restated Credit Agreement

SCHEDULE A
to Note

EURODOLLAR LOANS AND CONVERSIONS AND PAYMENTS WITH RESPECT TO EURODOLLAR LOANS

Date	Amount of Eurodollar Loans Made or Converted from Alternate Base Rate Loans	Amount of Eurodollar Loans Paid or Converted into Alternate Base Rate Loans	Unpaid Principal Balance of Eurodollar Rate Loans	Notation Made By

Exhibit C — Schedule A
Fourth Amended and Restated Credit Agreement

SCHEDULE B
to Note

ALTERNATE BASE RATE LOANS AND CONVERSIONS AND PAYMENTS
WITH RESPECT TO ALTERNATE BASE RATE LOANS

Date	Amount of Alternate Base Rate Loans Made or Converted from Eurodollar Loans	Amount of Alternate Base Rate Loans Paid or Converted into Eurodollar Loans	Unpaid Principal Balance of Alternate Base Rate Loans	Notation Made By

Exhibit C - Schedule B
Fourth Amended and Restated Credit Agreement

EXHIBIT D

FORM OF

FOURTH AMENDED AND RESTATED

SECURITY AGREEMENT

(attached)

Exhibit D
Fourth Amended and Restated Credit Agreement

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

dated as of May 27, 2011

among

EL PASO CORPORATION,

THE PERSONS REFERRED TO HEREIN AS

PIPELINE COMPANY BORROWERS,

THE PERSONS REFERRED TO HEREIN AS SUBSIDIARY GRANTORS

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent and Depository Bank

Exhibit D
Fourth Amended and Restated Credit Agreement

i
Exhibit D
Fourth Amended and Restated Credit Agreement

ii
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULES

Schedule I	Subsidiary Grantors
Schedule II	Initial Pledged Equity
Schedule III	Name, Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule IV	Changes in Name, Location, Etc.
Schedule V	Secured Hedging Agreements
Schedule VI	Material Agreements of El Paso Corporation

iii
Exhibit D
Fourth Amended and Restated Credit Agreement

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT, dated as of May 27, 2011, made by and among:

EL PASO CORPORATION, a Delaware corporation (the “Company”);

EL PASO NATURAL GAS COMPANY, a Delaware corporation (“EPNGC”), TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation (“TGPC”) (EPNGC and TGPC, collectively, the “Pipeline Company Borrowers” and, together with the Company, the “Borrowers”);

Each of the Persons listed on Schedule I hereto as a Subsidiary Grantor (collectively, subject to release in accordance with the terms of the Credit Agreement, the “Subsidiary Grantors” and, together with the Company, the “Grantors”) (the Borrowers and the Subsidiary Grantors are sometimes referred to herein, collectively, as the “Credit Parties”; and the Credit Parties, together with the other Restricted Subsidiaries, are sometimes referred to herein, collectively, as the “Credit Related Parties”);

JPMorgan Chase Bank, N.A. (“JPMCB”), not in its individual capacity but solely as collateral agent for the Secured Parties (solely in such capacity, the “Collateral Agent”); and

JPMCB, not in its individual capacity but solely in its capacity as the Depository Bank (solely in such capacity, the “Depository Bank”).

PRELIMINARY STATEMENTS

(1)           Certain of the parties hereto are party to a Fourth Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”) pursuant to which the Lenders have agreed to make Loans to the Borrowers and participate in Letters of Credit, the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, and the Administrative Agent and the Collateral Agent have agreed to serve in such capacities.

(2)           The Credit Parties, the Depository Bank, the Collateral Agent (on behalf of the Lenders, the Issuing Banks, the Agents and the other Secured Parties) and certain other parties have heretofore entered into that certain Third Amended and Restated Security Agreement dated as of November 16, 2007 (the “Existing Security Agreement”) with respect to their respective rights in respect of the Collateral and certain other matters related to the Financing Documents.

NOW, THEREFORE, to secure the Secured Obligations, and in consideration of the premises and to induce each of the Lenders, the Issuing Banks and the Agents to enter into the Credit Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Credit Parties and the Collateral Agent (on behalf of the Lenders, the Issuing Banks, the Agents and the other Secured Parties) agrees that the Existing Security Agreement shall be amended and restated in its entirety as follows:

Exhibit D
Fourth Amended and Restated Credit Agreement

ARTICLE 1
Definitions And Interpretation

Section 1.01.  Definitions.  (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

    (b) As used in this Agreement, the following terms have the meanings specified below:

“Account Collateral” has the meaning set forth in Section 5.01(d).

“Agreement” means this Security Agreement.

“Applicable Law” means, with respect to any Person, any and all laws, statutes, regulations, rules, orders, injunctions, decrees, writs, determinations, awards and judgments issued by any Governmental Authority applicable to such Person.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as amended from time to time (11 U.S.C. §101, et seq.).

“Borrowers” has the meaning set forth in the Preamble.

“Cash Collateral Account” has the meaning set forth in Section 4.01(a)(ii).

“Clearing Agency” has the meaning set forth in Section 4.10.

“Collateral” means the Account Collateral, the Security Collateral, the Payment Collateral and all other property or assets with respect to which a Security Document executed by a Grantor creates or grants, or states that it creates or grants, a Transaction Lien.

“Collateral Account” has the meaning set forth in Section 4.01(a)(i).

“Collateral Agent” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

Exhibit D
Fourth Amended and Restated Credit Agreement

“Company Payment Collateral” has the meaning set forth in Section 5.01(c).

“Credit Agreement” has the meaning set forth in the Preamble.

“Credit Parties” has the meaning set forth in the Preamble.

“Credit Related Parties” has the meaning set forth in the Preamble.

“Depository Bank” has the meaning set forth in the Preamble.

“Enforcement Action” means the taking of any or all of the following actions:

(a)           applying funds in the Pledged Accounts (including by charging or exercising any contractual or legal setoff rights) to the payment of the Secured Obligations;

(b)           making any demand for, or receiving any, payment under the Subsidiary Guarantee Agreement;

(c)           taking any Foreclosure Action or exercising any other power of sale or similar other rights or remedies under any of the Security Documents;

(d)           proceeding to protect and enforce the rights of the Secured Parties under this Agreement or any other Security Document by sale of the Collateral pursuant to judicial proceedings or by a proceeding in equity or at law or otherwise, whether for the enforcement of any Transaction Lien or for the enforcement of any other legal, equitable or other remedy available under this Agreement, any other Security Document or Applicable Law;

(e)           exercising any of the rights and remedies of a secured party with respect to the Collateral upon default under the Uniform Commercial Code as in effect in any applicable jurisdiction; and

(f)           exercising any other right or remedy provided in this Agreement or otherwise available to the Collateral Agent, to the extent permitted by Applicable Law.

“Enforcement Proceeds” means any cash, securities or other consideration received from time to time by the Collateral Agent as a result of the taking of any Enforcement Action in accordance with the Security Documents and Applicable Law, including, without limitation (a) any balances then outstanding in the Pledged Accounts or received therein from time to time thereafter, including any Net Cash Proceeds then held in any Pledged Account, (b) the proceeds of any Disposition or other Enforcement Action taken pursuant to Article 6, and (c) proceeds of any Foreclosure Action or judicial or other non-judicial proceeding.

Exhibit D
Fourth Amended and Restated Credit Agreement

“EPNGC” has the meaning set forth in the Preamble.

“Excluded Payment Property” means any property of a Grantor of the type described in (and not excluded from) Section 5.01(b)(i) through (iv), to the extent that the grant of a security interest therein or a Lien thereon would result in (i) a breach of or a default under a provision which is not rendered ineffective by the UCC contained in any agreement in existence on the Effective Date to which the Company or any Subsidiary of the Company is a party (other than (x) an agreement listed on Schedule VI hereto or (y) an agreement that can be amended solely by the Company and/or one or more of its Subsidiaries), or (ii) a mandatory prepayment obligation under any such agreement, or allow any party to any such agreement (other than the Company or any Subsidiary of the Company) to accelerate obligations due thereunder, terminate any material contract right thereunder or exercise any put or call right, right of refusal, purchase option or similar right thereunder.

“Excluded Subsidiary Grantor Assets” has the meaning set forth in Section 5.01(b).

“Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

“Financing Documents” means the Loan Documents and the Secured Hedging Agreements.

“Foreclosure Action” means the sale, transfer or other Disposition by the Collateral Agent of all or any part of the Collateral at any public or private sale at such place and at such time as the Collateral Agent shall determine and in compliance with Applicable Law.

“Grantors” has the meaning set forth in the Preamble.

“Indemnified Party” has the meaning set forth in Section 9.01(a).

“Initial Pledged Equity” means, with respect to any Grantor, the Equity Interests set forth opposite such Grantor’s name on and as otherwise described in Schedule II and issued by the Persons named therein.

Exhibit D
Fourth Amended and Restated Credit Agreement

“Insolvency Proceeding” means, with respect to any Person, that (a) such Person shall (i) admit in writing its inability to pay its debts generally, or shall fail to pay its debts generally as they become due; or (ii) make a general assignment for the benefit of creditors; or (b) any proceeding shall be instituted or consented to by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (c) any such proceeding shall have been instituted against such Person and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (d) such Person shall take any corporate (or other Business Entity) action to authorize any of the actions set forth above in this definition.

“JPMCB” has the meaning set forth in the Preamble.

“Payment Collateral” has the meaning set forth in Section 5.01(c).

“Pipeline Company Borrowers” has the meaning set forth in the Preamble.

“Pledged Accounts” has the meaning set forth in Section 4.01(a).

“Pledged Company” means any issuer of the Initial Pledged Equity or any successor entity to any such issuer; provided that, if all of the Equity Interests issued by a Pledged Company and pledged by a Grantor to the Collateral Agent hereunder are released from the Transaction Liens in accordance with the terms of this Agreement and the Credit Agreement, then from and after such release, such issuer shall no longer be a Pledged Company.

“Pledged Equity” has the meaning set forth in Section 5.01(a)(ii).

“Pledged Financial Assets” means all financial assets credited from time to time to the Pledged Accounts.

“Pledged Security Entitlement” means all security entitlements with respect to the Pledged Financial Assets.

“Secured Hedging Agreement” means any Hedging Agreement that (i) was entered into by any Borrower with a Person which was at the time such Hedging Agreement was entered into a Lender or an Affiliate of a Lender and (ii) either (A) is listed on Schedule V hereto or (B) has been designated as a Secured Hedging Agreement by the Company in a certificate signed by a Financial Officer delivered to the Collateral Agent and the Administrative Agent which (I) identifies such Hedging Agreement, including the name and address of the other party thereto (which must be a Lender or an Affiliate of a Lender at the time of such designation), the notional amount thereof and the expiration or termination date thereof, and (II) states that the applicable Borrower’s obligations thereunder shall from and after the date of delivery of such certificate be Secured Obligations for purposes hereof and of the other Security Documents.

Exhibit D
Fourth Amended and Restated Credit Agreement

“Secured Obligations” means, with respect to each Grantor, the obligations, including all “Obligations” (as defined in the Credit Agreement) and all “Guaranteed Obligations” (as defined in the Subsidiary Guarantee Agreement) of such Grantor, under (a) the Credit Agreement and/or the Subsidiary Guarantee Agreement, as applicable, (b) this Agreement, (c) any other Loan Document to which such Grantor is a party, (d) any Secured Hedging Agreement to which such Grantor is a party and (e) any agreement relating to the refinancing of the obligations referred to in the foregoing clauses (a) through (d), and in the case of each of clauses (a) through (e) including interest accruing at any post-default rate and Post-Petition Interest.

“Secured Parties” means, collectively, the Lenders, the Issuing Banks, the Administrative Agent, the Collateral Agent, each counterparty to a Secured Hedging Agreement and each other Person that is a holder of any Secured Obligations.

“Security Collateral” has the meaning set forth in Section 5.01(a).

“Subsidiary Grantor Payment Collateral” has the meaning set forth in Section 5.01(b).

“Subsidiary Grantors” has the meaning set forth in the Preamble.

“TGPC” has the meaning set forth in the Preamble.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Liens on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unused Cash Collateral” has the meaning set forth in Section 4.02(c).

(c) Terms defined in Article 8 or 9 of the UCC and/or in the Federal Book Entry Regulations are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 1.02.  Principles of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference herein to any Applicable Law means such Applicable Law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that section or provision of such Applicable Law from time to time in effect and any amendment, modification, codification, replacement, or reenactment of such section or other provision, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, Equity Interests, accounts and contract rights, and (g) all references to “days” shall mean calendar days.  This Agreement is the result of negotiations among the parties thereto and their respective counsel.  Accordingly, this Agreement shall be deemed the product of all parties thereto, and no ambiguity in this Agreement shall be construed in favor of or against any Credit Party or any Secured Party.

ARTICLE 2
[Reserved]

ARTICLE 3
Representations And Warranties

Section 3.01.  Representations and Warranties of the Credit Parties.  Each Credit Party, with respect to itself and its Subsidiaries, represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) With respect to any Credit Party that is a Grantor, on the date of this Agreement:  (i) such Credit Party’s exact legal name is correctly set forth in Schedule III, (ii) such Credit Party is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth in Schedule III, (iii) the information set forth in Schedule III with respect to such Credit Party is true and accurate in all respects and (iv) such Credit Party has not, within the last five years, changed its legal name, location, chief executive office, type of organization, or jurisdiction of organization from those set forth in Schedule III, except as disclosed in Schedule IV.

Exhibit D
Fourth Amended and Restated Credit Agreement

(b) Such Credit Party is duly organized or formed, validly existing and, if applicable, in good standing in its jurisdiction of organization or formation.  Such Credit Party possesses all applicable Business Entity powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

(c) The execution, delivery and performance by such Credit Party of the Security Documents to which it is a party are within such Credit Party’s applicable Business Entity powers, have been duly authorized by all necessary applicable Business Entity action, and do not contravene (i) such Credit Party’s organizational documents or (ii) any material contractual restriction binding on or affecting such Credit Party.

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Credit Party of any Security Document to which it is a party, except those necessary to comply (i) with Applicable Laws in the ordinary course of such Credit Party’s business or (ii) with ongoing obligations of such Credit Party under the Security Documents to which it is a party and Sections 5.01, 5.02 and 5.07 of the Credit Agreement.

(e) This Agreement constitutes, and the other Security Documents when delivered shall constitute, the legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(f) With respect to any Credit Party that is a Grantor, all Collateral pledged by such Credit Party hereunder consisting of certificated securities has been delivered to the Collateral Agent.

(g) With respect to any Credit Party that is a Grantor, this Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all right, title and interest of such Grantor in the Collateral pledged by such Credit Party hereunder as security for the Secured Obligations, prior and superior in right to any other Lien (except for Collateral Permitted Liens), except in each case above as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.  All financing statements have been filed that are necessary to perfect any Transaction Lien that can be perfected by the filing of such financing statements.  All actions required by Section 5.03 to provide control to the Collateral Agent with respect to Collateral pledged by such Credit Party hereunder for which control can be established have been taken, including delivery of such Collateral consisting of certificated securities to the Collateral Agent, duly endorsed for transfer or accompanied by duly executed instruments of transfer.

Exhibit D
Fourth Amended and Restated Credit Agreement

(h) With respect to any Credit Party that is a Grantor, the Pledged Equity pledged as Collateral by such Credit Party to the Collateral Agent hereunder has (to the extent applicable) been duly authorized and validly issued and is (to the extent applicable) fully paid and non-assessable.  With respect to any Equity Interests pledged by such Credit Party to the Collateral Agent hereunder that are uncertificated securities, such Credit Party has caused the issuer thereof to agree in an authenticated record with such Credit Party and the Collateral Agent that such issuer will comply with instructions with respect to such uncertificated securities originated by the Collateral Agent without further consent of such Credit Party and has delivered a copy of such authenticated record to the Collateral Agent.  If such Credit Party is a Pledged Company, such Credit Party confirms that it has received notice of such security interest.

(i) With respect to any Credit Party that is a Grantor, the Initial Pledged Equity as set forth on Schedule II (as such schedule may be amended or supplemented from time to time) pledged as Collateral by such Credit Party to the Collateral Agent hereunder constitutes as of the date of this Agreement 100% of the issued and outstanding Equity Interests of each issuer thereof.

All representations and warranties made by the Credit Parties herein, and in any other Security Document delivered pursuant hereto, shall survive the execution and delivery by the Credit Parties of the Security Documents.  The Credit Parties shall deliver to the Collateral Agent amended and restated schedules (the “Amended Schedules”) to this Agreement in the event that any information contained on the schedules attached hereto becomes inaccurate.  Such Amended Schedules shall replace the schedules provided by the Credit Parties on the Effective Date, and shall be deemed the schedules to this Agreement. Each Credit Party will not change its name, identity, corporate structure (including, without limitation, its jurisdiction of formation) or the location of its registered office without (i) giving the Collateral Agent at least 5 Business Days’ prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) taking all action satisfactory to the Collateral Agent at the expense of such Credit Party as the Collateral Agent may request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected with the same priority and in full force and effect.

Exhibit D
Fourth Amended and Restated Credit Agreement

ARTICLE 4
Pledged Accounts

Section 4.01.  Creation of Pledged Accounts.  (a) The Collateral Agent is hereby directed by the Company and each Grantor to cause to be maintained by the Depository Bank at its offices in New York City, New York (ABA No. 021000021), in the name of the Collateral Agent as entitlement holder and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement, the following segregated securities accounts which have been established prior to the date hereof (collectively, the “Pledged Accounts”):

(i) a master collateral account, Account No. 10205184 (the “Collateral Account”), into which Mandatory Asset Reduction Amounts and dividends and other distributions under Section 5.08(b)(ii) will be deposited and to which Unused Cash Collateral will be transferred; and

(ii) a cash collateral account, Account No. 10205185 (the “Cash Collateral Account”), into which certain amounts will be deposited in respect of Letters of Credit.

(b) Commencing with the date of the Existing Security Agreement and continuing until the termination of the Transaction Liens in accordance with Section 5.07(b), each Pledged Account shall be established and maintained by the Depository Bank as a securities account or as a deposit account at its offices in New York City, New York, in the name of and under the sole dominion and control of the Collateral Agent; provided that the Cash Collateral Account may be terminated at such time as:  (i) all Letters of Credit shall have expired or been paid, settled, satisfied, released, or otherwise terminated, (ii) all LC Disbursements shall have been reimbursed, (iii) all LC Commitments and all commitments of the Lenders to participate in Letters of Credit shall have been terminated and (iv) all amounts on deposit in the Cash Collateral Account shall have been transferred to the Collateral Account as Unused Cash Collateral, to be applied in accordance with Section 2.09 of the Credit Agreement and Section 6.02.  The Collateral Agent shall cause each of the Pledged Accounts to be, and each Pledged Account shall be, separate from all other accounts held by or under the control or dominion of the Collateral Agent.  The Company irrevocably confirms the authority of (and directs and authorizes) the Collateral Agent to, or to direct the Depository Bank to, and the Collateral Agent agrees to, or to direct the Depository Bank to, deposit into, or credit to, and transfer funds from the Pledged Accounts to the Collateral Agent, the Administrative Agent, the other Secured Parties and the Company (or its designee), in each case in accordance with this Agreement and the other Loan Documents.

Exhibit D
Fourth Amended and Restated Credit Agreement

(c) [Reserved].

(d) [Reserved].

(e) The Company shall not have any rights against or to moneys or funds on deposit in, or credited to, the Pledged Accounts, as third-party beneficiary or otherwise, except the right of the Company (a) to receive moneys or funds on deposit in, or credited to, the Pledged Accounts, as required, not prohibited by, or permitted by this Agreement or by the provisions of any other Loan Document (to the extent such provisions are not inconsistent with this Agreement), and (b) to direct the Collateral Agent as to the investment of moneys held in the Pledged Accounts as permitted by Section 4.05.  In no event shall any amounts or Cash Equivalents deposited into, or credited to, any Pledged Account, be registered in the name of the Company, payable to the order of the Company, or specially endorsed to the Company, except to the extent that the foregoing have been specially endorsed to the Depository Bank or endorsed in blank.

Section 4.02.  Cash Collateral Account.  (a) [Reserved].

(b) Amounts deposited in the Cash Collateral Account shall be held therein, subject to the following provisions:

(i) If any Letter of Credit is drawn, in whole or in part, and not reimbursed by the applicable Borrower within the period specified in Section 2.04(e) of the Credit Agreement, the Issuing Bank with respect to such Letter of Credit may request, whereupon the Collateral Agent shall within three Business Days after receipt of such request, direct the Depository Bank to promptly distribute to such Issuing Bank an amount equal to the lesser of (x) the amount of the LC Disbursement in respect of such Letter of Credit that has not been reimbursed by or on behalf of such Borrower and (y) the total amount available in the Cash Collateral Account at such time.

(ii) Upon the request of the Company at a time when no Event of Default is continuing, the Collateral Agent shall direct the Depository Bank to distribute any funds in the Cash Collateral Account (other than, prior to the Final Payment Date, funds deposited in the Cash Collateral Account pursuant to Section 2.09(c) of the Credit Agreement) to the Company (or to the Company’s designee) to be used by the Company for general corporate purposes, or to be used by such designee for any lawful purpose.

(iii) If an Event of Default shall have occurred and be continuing, the Collateral Agent may, at the direction of the Majority Lenders, apply funds in the Cash Collateral Account in accordance with Section 6.02.

Exhibit D
Fourth Amended and Restated Credit Agreement

(c) If any Letter of Credit, or any portion thereof, has terminated, expired or otherwise been released or satisfied undrawn and, as a result, the total amount of funds in the Cash Collateral Account, as of such date, exceeds 105% of the aggregate amount of LC Exposure, as of such date, then (i) the Collateral Agent shall, upon any request therefor from the Company, direct the Depository Bank to transfer such excess of funds on deposit in the Cash Collateral Account (any such amount, “Unused Cash Collateral”) into the Collateral Account; and (ii) such Unused Cash Collateral shall be applied in accordance with Section 2.09 of the Credit Agreement and Section 6.02.

Section 4.03.  [Reserved].

Section 4.04.  Payments in Trust.  If, notwithstanding the instructions given or required to be given in accordance with this Article 4, any payments required by any Security Document to be remitted to the Collateral Agent are instead remitted to the Company or its Affiliates (it being the intent and understanding of the parties hereto that such payments are not to be made directly to the Company but directly to the Collateral Agent for deposit into, or credit to, the relevant Pledged Account for application in accordance with this Article 4), then, to the fullest extent permitted by Applicable Law, the Company or such other Person shall receive such payments into a constructive trust for the benefit of the Secured Parties and subject to the Secured Parties’ security interest, and shall (or shall use its best efforts to cause the Person receiving such payments to) promptly remit them to the Collateral Agent for deposit into, or credit to, the applicable Pledged Account designated by this Article 4.

Section 4.05.  Investment of Funds in Pledged Accounts.  (a) The Collateral Agent will promptly direct the Depository Bank to (i) invest amounts on deposit in, or credited to, the Pledged Accounts, (ii) reinvest any interest paid on the amounts referred to in clause (i) above, and (iii) reinvest other proceeds of any such amounts that may mature or be sold, in each case, in Cash Equivalents which are deposited into, or credited to, such Pledged Account, in each case as the Company may select and instruct the Collateral Agent, unless, to the knowledge of the Collateral Agent, any Event of Default has occurred and is continuing, in which event the Collateral Agent shall direct the Depository Bank to invest such amounts in Cash Equivalents as the Collateral Agent may direct.  If no Event of Default then exists, interest and proceeds resulting from an investment of funds in any Pledged Account in Cash Equivalents shall be, promptly upon request of the Company, transferred to the Company to be used for general corporate purposes.  In addition, subject to any instructions from the Company (if not during the pendency of an Event of Default), the Collateral Agent shall have the right at any time to direct the Depository Bank to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations.

(b) Unless it has received instructions from the Company in accordance with this Section 4.05 as to the investment of such funds, the Collateral Agent may direct the Depository Bank to invest or reinvest any funds in any Pledged Account.  All investments and reinvestments of funds in the Pledged Accounts shall be made in the name of the Depository Bank.

Exhibit D
Fourth Amended and Restated Credit Agreement

(c) Whenever directed to make a transfer of funds from any of the Pledged Accounts in accordance with this Article 4, the Collateral Agent is hereby directed and authorized by the Company, the Borrowers and the Grantors (for themselves and their respective Subsidiaries) to direct the Depository Bank to liquidate (or cause to be liquidated) Cash Equivalents (in order of their respective maturities with the Cash Equivalents with the shortest maturities being liquidated first), to the extent that, after application of all other funds available for such purpose pursuant to this Article 4, the liquidation of any Cash Equivalent is necessary to make such transfer.

(d) Neither the Collateral Agent nor the Depository Bank shall (in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) have any liability with respect to any interest, cost or penalty on the liquidation of any Cash Equivalent pursuant to this Agreement, nor shall the Collateral Agent (in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) have any liability with respect to Cash Equivalents (including purchases or conversions of foreign exchange) or moneys deposited into, or credited to, the Pledged Accounts (or any losses resulting therefrom) invested in accordance with this Agreement. Without limiting the generality of the foregoing, in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, the Collateral Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of all or a portion of funds in the Pledged Accounts, if the Collateral Agent has made such investment, reinvestment or liquidation, as applicable, in accordance with this Agreement.

(e) All references in this Agreement to Pledged Accounts and to cash, moneys or funds therein or balances thereof, shall include the Cash Equivalents in which such cash, moneys, funds or balances are then invested and the proceeds thereof, and all financial assets and security entitlements carried in or credited to such Pledged Accounts.

(f) (i) Neither the Collateral Agent nor any of its Affiliates assume any duty or liability for monitoring the rating or performance of any Cash Equivalent.  Subject to Section 4.06, in the event an investment selection is not made by the Company in accordance with this Section 1.01, the funds in the Pledged Accounts shall not be required to be invested but may be invested at the discretion of the Collateral Agent, and the Collateral Agent shall not incur any liability for interest or income thereon.  The Collateral Agent shall have no obligation to cause the investment or reinvestment of the funds in the Pledged Accounts on the day of deposit if all or a portion of such funds is deposited with the Collateral Agent after 11:00 a.m. (New York City time) on such day of deposit.  Instructions to invest or reinvest that are received after 11:00 a.m. (New York City time) will be treated as if received on the following Business Day in New York.  Requests or instructions received after 11:00 a.m. (New York City time) by the Collateral Agent to liquidate all or a portion of funds in any Pledged Account will be treated as if received on the following Business Day in New York.

Exhibit D
Fourth Amended and Restated Credit Agreement

(ii) The Credit Parties acknowledge that non-deposit investment products (A) are not obligations of, nor guaranteed, by JPMCB or any of its Affiliates; (B) are not FDIC insured; and (C) are subject to investment risks, including the possible loss of principal amount invested.

Section 4.06.  Transfers from Accounts During the Continuance of an Event of Default.  During the existence and continuance of an Event of Default, the Collateral Agent shall not be obligated to accept any instructions from the Company with respect to any transfer or withdrawal of funds on deposit in, or credited to, any Pledged Account and, in such circumstances, the Collateral Agent may direct the investment, transfer or withdrawal of funds in the Pledged Accounts without further consent by the Company.

Section 4.07 .  Reports, Certification and Instructions.  (a) The Collateral Agent shall maintain all such accounts, books and records as may be necessary to properly record all transactions carried out by it under this Agreement.  The Collateral Agent shall permit the Company and its Affiliates and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

(b) The Collateral Agent shall deliver to the Company copies of the account statements for all Pledged Accounts (including all subaccounts) for each month.  Such account statements shall indicate, with respect to each such account, deposits, credits and transfers, investments made and closing balances.  The Collateral Agent shall provide any additional information or reports relating to the Pledged Accounts and the transactions therein reasonably requested from time to time by the Company or any Secured Party.

(c) Each time the Company directs the Collateral Agent to make or cause to be made a transfer or withdrawal from a Pledged Account, it shall be deemed to represent and warrant for the benefit of the Collateral Agent and the other Secured Parties that such transfer or withdrawal is being made in an amount, and shall be applied solely for the purposes permitted by, and is and will otherwise be in accordance with, this Agreement and the Credit Agreement.  Except to the extent any officer or officers of the Collateral Agent responsible for the administration of this Agreement has actual knowledge to the contrary, the Collateral Agent may conclusively rely on, and shall incur no liability in so relying on, any such direction.

Exhibit D
Fourth Amended and Restated Credit Agreement

(d) Notwithstanding any provision to the contrary contained in this Agreement, all notices, certifications, approvals, directions, instructions or other communication given to the Collateral Agent with respect to any payments, transfers, credits, deposits, withdrawals or investments with respect to, or otherwise relating to, any Pledged Account, in each case, by the Company or by any other Secured Party shall be given in writing, and the Collateral Agent shall not be required to take any action with respect to any payments, transfers, credits, deposits, withdrawals or investments unless it has received such written instructions specifying the date, amount and Pledged Account with respect to which such payment, transfer, credit, deposit, withdrawal or investment is to be made.

Section 4.08.  Depository Bank Undertakings.  The Depository Bank hereby represents and warrants to, and agrees with the Company and the Collateral Agent as follows:

(a) The Depository Bank (i) is a securities intermediary on the date hereof and (ii) so long as this Agreement remains in effect and such Depository Bank remains the Depository Bank hereunder, shall remain a securities intermediary, and shall act as such with respect to the Company, the Collateral Agent, the Pledged Accounts and all of the Account Collateral and any other property (including all financial assets and security entitlements maintained or carried in the Pledged Accounts) from time to time transferred to, credited to, deposited in, or maintained in the Pledged Accounts.

(b) Each of the Pledged Accounts is, and shall remain, and the Depository Bank shall maintain each of the Pledged Accounts as, a securities account, with the Collateral Agent (and no other Person) as the entitlement holder and under the sole dominion and control of the Collateral Agent for the ratable benefit of the Collateral Agent and the other Secured Parties.

(c) The Depository Bank (i) has identified (and will continue to identify) the Collateral Agent for the ratable benefit of the Secured Parties in its records as, and will treat the Collateral Agent as (A) the sole Person having a security entitlement against the Depository Bank with respect to the Pledged Accounts and the Account Collateral from time to time carried in the Pledged Accounts, (B) the sole entitlement holder against the Depository Bank with respect to each of the Pledged Accounts, (C) the sole Person having dominion and control over each of the Pledged Accounts and any and all assets, property and items from time to time carried in such Pledged Accounts (including cash) and (D) the sole Person entitled to exercise the rights with respect to the Pledged Accounts; and (ii) has credited and will continue to credit such assets, property and items to the Pledged Accounts in accordance with written instructions given pursuant to, and the other terms and conditions of, this Agreement.

Exhibit D
Fourth Amended and Restated Credit Agreement

(d) All of the property, including Account Collateral and cash, from time to time carried in or credited to the Pledged Accounts, shall constitute financial assets, and the Depository Bank shall treat all such property as financial assets under Article 8 of the UCC.

(e) Notwithstanding any other provision in this Agreement to the contrary, the Depository Bank (i) shall comply with any and all entitlement orders and other directions originated by, and only by, the Collateral Agent in respect of the Pledged Accounts and the Account Collateral from time to time carried therein without any further consent or action by the Company or any other Person and (ii) shall not comply with the entitlement orders of any other Person.

(f) The “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Depository Bank is and will continue to be the State of New York.

(g) To be binding on the Depository Bank, all instructions by the Collateral Agent pursuant to this Agreement with respect to the Account Collateral carried in the Pledged Accounts must be given to the Depository Bank, and only pursuant to and subject to the terms and conditions of this Agreement.

(h) Anything herein to the contrary notwithstanding, the Depository Bank will not be required to follow any instruction that would violate any Applicable Law, decree, regulation or order of any Governmental Authority (including any court or tribunal) or the terms of this Agreement.

(i) The Depository Bank has not entered into and will not enter into any agreement with any other Person relating to the Pledged Accounts or any Pledged Financial Assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders of such Person.  The Depository Bank has not entered into any other agreement with the Company or any other Person purporting to limit or condition the duties of the Depository Bank to comply with entitlement orders originated by the Collateral Agent as set forth in Section 1.04(e).

(j) The Depository Bank hereby permanently waives and releases any Lien, right of setoff or other right it may have against the Pledged Accounts and any Pledged Financial Assets or Pledged Security Entitlements carried in or credited to the Pledged Accounts and any credit balance or cash in the Pledged Accounts, and agrees that it will not assert any such Lien or other right in, to or against the Pledged Accounts or any Pledged Financial Asset or Pledged Security Entitlement carried therein or credited thereto, or any credit balance or cash in the Pledged Accounts.

(k) The Depository Bank will send copies of all statements and confirmations for and in respect of the Pledged Accounts simultaneously to the Company and the Collateral Agent.

Exhibit D
Fourth Amended and Restated Credit Agreement

(l) All securities or other property underlying any financial assets consisting of Account Collateral deposited in or credited to a Pledged Account shall be registered in the name of the Depository Bank, endorsed to the Depository Bank or in blank or credited to another securities account or securities accounts maintained in the name of the Depository Bank, and in no case will any financial asset consisting of Account Collateral deposited in or credited to a Pledged Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company, except to the extent the foregoing have been specially endorsed by the Company to the Depository Bank or in blank.

(m) If any Person (other than the Collateral Agent) asserts to the Depository Bank any Lien or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account Collateral, the Depository Bank will as promptly as practicable thereafter notify the Company and the Collateral Agent thereof.

Section 4.09.  Force Majeure.  Neither the Collateral Agent nor the Depository Bank shall incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including any provision of any present or future law or regulation or any act of any Governmental Authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

Section 4.10.  Clearing Agency.  The Account Collateral in the Pledged Accounts may be held by the Collateral Agent directly or through any clearing agency or depository including the Federal Reserve/Treasury Book-Entry System for United States and federal agency securities, and the Depository Trust Company (collectively, the “Clearing Agency”).  The Collateral Agent shall not have any responsibility or liability for the actions or omissions to act on the part of any Clearing Agency.  The Collateral Agent is authorized, for any Collateral at any time held hereunder, to register the Collateral in the name of one or more of its nominee(s) or the nominee(s) of any Clearing Agency in which the Collateral Agent has a participant account, and such nominee(s) may sign the name of any Credit Party and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other Governmental Authorities.

Section 4.11.  Return of Funds to the Company.  Upon any request by the Company following the release of the Transaction Liens in accordance with Section 2.07(b), the Collateral Agent shall direct the Depository Bank to, and the Depository Bank shall promptly pay, transfer and deliver to or to the order of the Company all moneys, investments, and other property held in, or credited to, the Pledged Accounts, in each case, in accordance with the instructions of the Company and at the Company’s expense.

Exhibit D
Fourth Amended and Restated Credit Agreement

ARTICLE 5
Security Interests

Section 5.01.  Grant of Security Interests.  (a) Each Subsidiary Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Subsidiary Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Subsidiary Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, or in conversion of, any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests of or in any Pledged Company from time to time acquired by such Subsidiary Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all books and records of such Grantor pertaining to the Security Collateral;

(iv) all supporting obligations and general intangibles (including rights under limited liability company agreements, limited partnership agreements and any other organizational or constituent documents pursuant to which Pledged Equity has been issued or which sets out rights with respect thereto), warranties, indemnities or guaranties, in each case to the extent relating to, or payable in respect of, interests in the Security Collateral, and any tort claims (including all commercial tort claims) arising in connection with interests in the Security Collateral; and

(v) all proceeds of the foregoing Security Collateral.

(b) Each Subsidiary Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Subsidiary Grantor’s right, title and interest in and to the following (but excluding Excluded Subsidiary Grantor Assets), in each case, as to each type of property described below, whether now owned or hereafter acquired by such Subsidiary Grantor, wherever located, and whether now or hereafter existing or arising (all such property in which a security interest is granted under this Section 5.01(b) being, collectively, the “Subsidiary Grantor Payment Collateral”):

Exhibit D
Fourth Amended and Restated Credit Agreement

(i) all accounts and payment intangibles owing to such Subsidiary Grantor by (A) any Pipeline Company Borrower or (B) any other Grantor;

(ii) all instruments owing to such Subsidiary Grantor by (A) any Pipeline Company Borrower or (B) any other Grantor;

(iii) all chattel paper in respect of obligations payable to such Subsidiary Grantor with respect to which the account debtor is (A) any Pipeline Company Borrower or (B) any other Grantor; and

(iv) all proceeds of the foregoing Subsidiary Grantor Payment Collateral.

Notwithstanding the foregoing, the Subsidiary Grantor Payment Collateral shall not include, and the Liens created under this Section 2.01(b) shall not encumber, (A) any (1) accounts owing to the Exempted Guarantors by the Company, (2) payment intangibles owing to the Exempted Guarantors by the Company, (3) instruments owing to the Exempted Guarantors by the Company or (4) chattel paper in respect of obligations payable to the Exempted Guarantors with respect to which the account debtor is the Company, or (B) any Excluded Payment Property of any Grantor (all of the property described in clause (A) and (B) of this sentence being, collectively, the “Excluded Subsidiary Grantor Assets”).

(c) The Company hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Company’s right, title and interest in and to the following (but excluding Excluded Payment Property of the Company), in each case, as to each type of property described below, whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (all such property in which a security interest is granted under this Section 5.01(c) being, collectively, the “Company Payment Collateral”, and together with the Subsidiary Grantor Payment Collateral, the “Payment Collateral”):

(i) all accounts or payment intangibles owing to the Company by (A) any Pipeline Company Borrower or (B) any Grantor (other than the Exempted Guarantors);

(ii) all instruments owing to the Company by (A) any Pipeline Company Borrower or (B) any Grantor (other than the Exempted Guarantors);

Exhibit D
Fourth Amended and Restated Credit Agreement

(iii) all chattel paper in respect of obligations payable to the Company with respect to which the account debtor is (A) any Pipeline Company Borrower or (B) any Grantor (other than the Exempted Guarantors); and

(iv) all proceeds of the foregoing Company Payment Collateral.

Notwithstanding the foregoing, the Company Payment Collateral shall not include, and the Liens created under this Section 2.01(c) shall not encumber, any Excluded Payment Property of the Company.

(d) Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now owned or hereafter existing or arising (collectively, the “Account Collateral”):

(i) the Pledged Accounts, all Pledged Financial Assets, all Pledged Security Entitlements and all property, funds, interest, dividends, distributions, cash, instruments and other property from time to time carried in or credited to any Pledged Account or received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Accounts;

(ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments delivered (or required to be delivered) to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in connection with the Account Collateral, including those received in substitution for or in addition to any or all of the Account Collateral;

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Account Collateral;

(iv) all books and records of such Grantor pertaining to any of the Account Collateral;

(v) all supporting obligations, general intangibles, contract rights, warranties, indemnities and guaranties, in each case to the extent relating to, or payable in respect of, the Account Collateral; and

(vi) all proceeds of the foregoing Account Collateral.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 5.02.  Security for Obligations.  (a)  In the case of each Grantor, the security interests granted by such Grantor pursuant to Sections 5.01(a) through (d) secure the payment and performance of all such Grantor’s Secured Obligations, whether now existing or hereafter arising.

(b) Without limiting the generality of subsection (a) of this Section 2.02, as to each Grantor, the security interests granted by such Grantor pursuant to Sections 5.01(a) through (d) secure the payment of all amounts that constitute part of such Grantor’s Secured Obligations and would be owed by such Grantor but for the fact they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving such Grantor.

Section 5.03 .  Delivery and Control of Collateral.  (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly indorsed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, but excluding checks, certificates of title and other similar instruments.  If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right, in its discretion and without notice to any Credit Party, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 5.08.  In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Security Collateral originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to, and to be delivered to, the Collateral Agent.  With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c) Each Grantor shall deliver to the Collateral Agent all Payment Collateral pledged by it that constitutes instruments or tangible chattel paper, accompanied by duly indorsed instruments of transfer or assignment in blank, which instruments of transfer or assignment shall be in form reasonably satisfactory to the Collateral Agent.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 5.04.  Further Assurances; Etc.  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, collateral assignments, account control agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Collateral Agent or the Depository Bank may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Security Documents with respect to the Collateral, (ii) to the fullest extent permitted by Applicable Law, subject its right, title and interest in and to the Collateral to the Transaction Liens, (iii) perfect and maintain the validity and effectiveness of the Security Documents and the validity, effectiveness and priority of the Transaction Liens and (iv) assure, grant, collaterally assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter stated to be granted to the Secured Parties in respect of the Collateral under any Security Document or under any other instrument executed in connection with any Security Document to which it is a party.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor:  (A) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the Transaction Liens; (B) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock powers indorsed in blank, and deliver and pledge to the Collateral Agent for the benefit of the Secured Parties all tangible chattel paper and all instruments constituting Collateral, together with duly indorsed instruments of transfer or assignment in blank; (C) take all action necessary to ensure that the Collateral Agent has control of Collateral, if any, consisting of deposit accounts, as provided in Section 9-104 of the UCC, control of the Account Collateral as provided in Sections 8-106 and 9-106 of the UCC, and control of Payment Collateral consisting of electronic chattel paper as provided in Section 9-105 of the UCC; and (D) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may reasonably request as necessary or desirable to perfect and preserve Transaction Liens has been taken.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all right, title and interest of such Grantor in and to the Collateral, in each case without the signature of such Grantor.  The Collateral Agent shall provide a copy of each such financing statement to each Grantor.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 5.05.  Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in such Grantor’s Collateral (including, with respect to Security Collateral, any obligations under limited liability company agreements, limited partnership agreements and any other organizational or constituent documents pursuant to which Pledged Equity has been issued or which sets out obligations with respect to Security Collateral) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Security Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.06.  Additional Equity Interests.  Each Grantor agrees that it will pledge hereunder, immediately upon such Grantor’s acquisition (directly or indirectly) thereof, any and all additional Equity Interests issued by a Pledged Company; provided, however, that this Section 2.06 shall not limit any Grantor’s rights under Section 2.07(a)(ii).

Section 5.07.  Release of Collateral. (a) Partial Release of Collateral.

(i) Payments out of Pledged Accounts.  Upon any payment of amounts out of any Pledged Account (and not deposited into, or transferred to, another Pledged Account) to (A) the Administrative Agent, the Collateral Agent or the Depository Bank in respect of amounts due and payable hereunder to such Persons or other Secured Parties, (B) any Secured Party or (C) the Company or any Restricted Subsidiary (or any other Person designated in writing by the Company to the Collateral Agent to receive such payment), in each case in accordance with the Security Documents, the Transaction Liens on such amount shall be automatically released without further action or consent by the Collateral Agent or any other Person (including any Secured Party).

(ii) Release of Lien on Collateral.  Upon the Disposition of any Collateral in a transaction permitted under the Credit Agreement and the other Loan Documents, the Transaction Liens on such Collateral shall be automatically released without further action or consent by the Collateral Agent or any other Person (including any other Secured Party).

Exhibit D
Fourth Amended and Restated Credit Agreement

(b) Full Release of Collateral.  On the earlier of (A) the Final Payment Date, (B) the date on which the requisite percentage of the Lenders have approved the release of the Transaction Liens in accordance with Section 10.02 of the Credit Agreement, and (C) the Collateral Release Date, the Transaction Liens shall be fully and automatically released without further action by the Collateral Agent or any other Person (including any other Secured Party), and all rights to the Collateral shall revert to the applicable Grantor.

(c) Delivery of Releases and Return of Collateral.  Upon the release of any Transaction Lien pursuant to this Section 2.07, the Collateral Agent will, at the applicable Grantor’s expense, (i) execute and deliver to such Grantor such release or releases (including Uniform Commercial Code partial release or termination statements) as such Grantor shall reasonably request to evidence such release, and (ii) deliver to the applicable Grantors or their designees designated in writing to the Collateral Agent such Collateral, including any Assets in the Pledged Accounts and any certificates or instruments representing or evidencing any such Collateral that is Security Collateral.

Section 5.08.  Voting Rights, Dividends, Payments, Etc.  (a) So long as no Event of Default shall have occurred and be continuing:

(i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral (including rights relating to conversion or exchange thereof) of such Grantor or any part thereof at any time and for any purpose; provided that such Grantor will not exercise or refrain from exercising any such right if such action would violate this Agreement;

(ii) each Grantor shall be entitled to receive and retain any and all cash dividends, interest and other cash distributions paid in respect of the Security Collateral of such Grantor;

(iii) each Grantor shall be entitled to receive and retain all payments made on or in respect of Payment Collateral pledged by such Grantor; and

(iv) the Collateral Agent will (A) execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above (including, in the case of a conversion or exchange of Pledged Equity, the Collateral Agent’s delivering to the Pledged Company, as applicable, on behalf of the applicable Grantor, the certificate(s) or instrument(s) representing or evidencing any such Collateral for the purpose of effecting the exchange of such certificate(s) or instrument(s) for new certificate(s) or instrument(s)) and to receive the dividends, interest or other distributions that it is authorized to receive and retain pursuant to paragraph (ii) above, and (B) with respect to Payment Collateral, provide such instructions to account debtors and Persons obligated to make payments on instruments as will enable each Grantor to receive all payments it is authorized to receive and retain pursuant to paragraph (iii) above.  In the absence of instructions to vote or exercise other rights, the Collateral Agent shall not be obligated and shall incur no liability for its failure to take any action in respect of such rights.

Exhibit D
Fourth Amended and Restated Credit Agreement

(b) The Collateral Agent shall be entitled to receive (i) whether or not an Event of Default has occurred and is continuing, all non-cash dividends and distributions (including distributions upon conversion or exchange of Security Collateral) paid in respect of Security Collateral, which shall be held by the Collateral Agent as Security Collateral, and (ii) when an Event of Default has occurred and is continuing, all cash dividends, interest and other cash distributions in respect of Security Collateral distributed in exchange for, in redemption of, or in connection with a partial or total liquidation or dissolution or with a reduction of capital, capital surplus or paid-in-surplus, which distributions described in this clause (ii) shall be deposited in the Collateral Account and held and administered as Account Collateral.  Each issuer of Pledged Equity that is a party to this Agreement agrees to pay and deliver all dividends, distributions and interest described in this Section 1.01(b) on such Pledged Equity directly to the Collateral Agent as required by the foregoing sentence.  With respect to any Pledged Equity issued in conversion or exchange of Pledged Equity issued by an issuer that is not a Pledged Company, the Grantor that has pledged such Pledged Equity shall instruct the issuer to deliver directly to the Collateral Agent the Pledged Equity so issued in the exchange or conversion.  Any and all dividends, distributions and interest described in this Section 1.01(b) that are received by a Grantor contrary to the provisions of this Section 1.01(b), shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of such Grantor, and shall promptly be delivered or paid over to the Collateral Agent and held and administered as above provided in this Section 1.01(b).

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.08(a)(i) shall, upon delivery by the Collateral Agent to such Grantor of a written notice of such Event of Default, cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights;

Exhibit D
Fourth Amended and Restated Credit Agreement

(ii) all rights of each Grantor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 2.08(a)(ii) shall, upon delivery by the Collateral Agent to such Grantor of a written notice of such Event of Default, cease, and all such rights shall thereupon become vested in the Collateral Agent, and any and all such cash dividends, interest and other cash distributions received by such Grantor shall be promptly delivered to the Collateral Agent who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered in accordance with Section 4.02(b)(iii).  With respect to any issuer of Pledged Equity that is a party to this Agreement, upon delivery by the Collateral Agent to such issuer of a written notice of such Event of Default, such issuer shall thereafter pay and deliver all dividends, distributions and interest described in this Section 1.01(c)(ii) directly to the Collateral Agent, until such issuer has received written notice from the Collateral Agent that such Event of Default no longer exists.  Each Grantor that has granted a security interest in Pledged Equity under this Agreement in an issuer that is not a party to this Agreement, agrees to cause such issuer to pay and deliver all dividends, distributions and interest described in this Section 1.01(c)(ii) directly to the Collateral Agent.  Any such dividends, interest and distributions received by a Grantor contrary to the provisions of this Section 1.01(c)(ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Grantor and shall be promptly paid over to the Collateral Agent who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered as above provided in this Section 1.01(c)(ii); and

(iii) all rights of each Grantor to receive the payments on Payment Collateral that it would otherwise be authorized to receive and retain pursuant to Section 2.08(a)(iii) shall, upon delivery by the Collateral Agent to the Grantors and the Pipeline Company Borrowers of a written notice of such Event of Default, cease and thereafter all such payments shall be made by the Grantor or the Pipeline Company Borrower, as applicable, that is the account debtor or Person obligated to make payment on such Payment Collateral, directly to the Collateral Agent, who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered in accordance with Section 4.02(b)(iii).  Any such payments received by a Grantor contrary to the provisions of this Section 1.01(c)(iii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Grantor and shall be promptly paid over by such Grantor to the Collateral Agent who shall cause the Depository Bank to deposit same in a subaccount of the Cash Collateral Account to be administered in accordance with this Section 1.01(c)(iii).

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 5.09.  The Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement and any other Security Document with respect to the Collateral and the Collateral Agent’s rights and remedies with respect thereto, including:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent and any other Secured Party with respect to any of the Collateral;

provided that the Collateral Agent shall not exercise the power and authority granted to it pursuant to this Section 1.02 except during such period as an Event of Default has occurred and is continuing.

Section 5.10.  Netting of Accounts.  Notwithstanding any other provision of this Agreement or the Credit Agreement, so long as no Event of Default has occurred and in continuing, any Credit Related Party may reduce (through the exercise of set-off or similar rights) the principal amount of any accounts, payment intangibles, instruments or chattel paper owed by it to another Credit Related Party by the amount of any accounts, payment intangibles, instruments or chattel paper owed to it or any of its Subsidiaries by such other Credit Related Party or any Subsidiaries of such other Credit Related Party.

ARTICLE 6
Remedies and Enforcement

Section 6.01.  Remedies and Enforcement. (a) At such time as any Event of Default has occurred and is continuing, the Collateral Agent shall have the right to take such actions as are necessary or appropriate to enforce, implement and administer the provisions hereof or of any other Security Document that are applicable to any period during which an Event of Default has occurred and is continuing, and without limiting the foregoing, the Collateral Agent shall have and may exercise, enforce, implement and administer all rights, privileges, powers, benefits and remedies granted to or arising in favor of the Collateral Agent under such provisions with respect to any such Event of Default, including in each case referenced above the provisions of Section 4.02(b)(iii), 1.01(a), 1.02, 1.01(a), 2.08, and 1.02, with respect to any Net Cash Proceeds constituting Mandatory Asset Reduction Amounts, the application or non-application of funds in Pledged Accounts, deposits or transfers of funds into or from Pledged Accounts or subaccounts thereof, delivery of funds from Pledged Accounts to the Collateral Agent, the right to direct investments, voting rights with respect to Security Collateral and powers of attorney.

Exhibit D
Fourth Amended and Restated Credit Agreement

(b) At such time as an Event of Default has occurred and is continuing, the Collateral Agent shall have and in its discretion may exercise any or all of the following rights and remedies:

(i) Enforcement Actions.  The Collateral Agent may take any Enforcement Action or Enforcement Actions (at such times, places and by such methods, as the Collateral Agent shall determine, including any actions incidental to carrying out any such Enforcement Action) in order to enforce the Security Documents and to realize upon the Collateral or, in the case of any Insolvency Proceeding against the Company or any of its Subsidiaries, seeking to enforce the claims and/or Transaction Liens, including claims under the Security Documents.

(ii) Sale; Incidents of Sale.  The Grantors agree that, to the extent notice of sale shall be required by Applicable Law with respect to the Disposition of any Collateral, at least ten days’ notice to the Company of the time and place of any public Disposition or the time after which any private Disposition is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any Disposition of Collateral regardless of notice of Disposition having been given.  The Collateral Agent may adjourn any public or private Disposition from time to time by announcement at the time and place fixed therefor, and such Disposition may, without further notice, be made at the time and place to which it was so adjourned.  With respect to any Disposition of any of the Collateral made or caused to be made by the Collateral Agent, whether made under the power of Disposition hereby given or pursuant to judicial proceedings, to the extent permitted by Applicable Law:

(A) Any Secured Party, the Company, and any of the Company’s Affiliates (including any Grantor) may bid for, and purchase, the Collateral offered for sale, and, upon compliance with the terms of sale and Applicable Law, may hold and Dispose of such property; and

(B) Pursuant to the power of attorney granted under Section 1.02(a), the Collateral Agent may, but shall not be obligated to, make all necessary deeds, bills of sale and instruments of assignment and transfer covering the Collateral Disposed of, and for that purpose the Collateral Agent may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power.

Exhibit D
Fourth Amended and Restated Credit Agreement

(iii) Collateral Agent May File Proofs of Claim.  In case of the pendency of any Insolvency Proceeding relative to the Company or any of its Subsidiaries or the Collateral, the Collateral Agent (irrespective of whether any of the outstanding Secured Obligations shall then be due and payable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise, (A) to file and prove a claim for the whole amount of the Secured Obligations owing and unpaid in order to protect the rights of the Secured Parties under the Security Documents and with respect to the Collateral, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for the reasonable compensation, disbursements and advances of the Collateral Agent in its individual or trust capacity and its agents and counsel) and of any other Secured Parties in respect of the Security Documents and the Collateral allowed in such judicial proceeding and (B) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make payments with respect to such claims to the Collateral Agent.

(iv) Collateral Agent May Enforce Claims.  All rights of action and claims under this Agreement and the other Security Documents may be prosecuted and enforced by the Collateral Agent; provided that the Collateral Agent is also hereby appointed as agent for the other Secured Parties for the purposes of protecting their interests in and to any portion of the Collateral and under the Security Documents, and the Collateral Agent shall take such action solely as agent for the Secured Parties.

Section 6.02.  Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Collateral Agent applies (i) any cash held in the Pledged Accounts or (ii) the proceeds of any Disposition of all or any part of the Collateral, such cash and/or proceeds shall be applied to the Secured Obligations in the following order of priorities:

                 first,to pay the expenses of such Disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent in its capacity as such pursuant to Section 5.01 hereof or Section 10.03 of the Credit Agreement;

Exhibit D
Fourth Amended and Restated Credit Agreement

                 second,to pay the unpaid principal of all Borrowings and all unreimbursed LC Disbursements and to Cash Collateralize all outstanding Letters of Credit, all ratably until the principal of all Borrowings and all unreimbursed LC Disbursements shall have been paid in full and all Letters of Credit shall have been Cash Collateralized;

                 third,to pay all other amounts owed under the Credit Agreement and the other Loan Documents ratably, until all such other amounts shall have been paid in full;

                 fourth,to pay all other Secured Obligations ratably, until payment in full of all such other Secured Obligations shall have been made; and

                 finally,to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Grantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2.01(b) of the Subsidiary Guarantee Agreement.  The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

Section 6.03.  Other Remedies of Secured Parties.  Except as the same relates to the Collateral or as otherwise expressly prohibited by this Agreement or any other Security Document, each Secured Party may exercise any right or power, enforce any remedy, give any direction, consent or waiver or make any determination, under or in respect of any provision of any Financing Document to which it is a party.  Notwithstanding the foregoing, no Secured Party other than the Collateral Agent shall have the right to take any Enforcement Action with respect to the Collateral or the Subsidiary Guarantee Agreement or seek to exercise and enforce the Transaction Liens, and all such Enforcement Actions shall be effected solely through the Collateral Agent.  No reference in this Agreement to the Collateral Agent’s making a demand for payment under the Subsidiary Guarantee Agreement shall be construed to mean that such a demand is required in order to cause any obligation under the Subsidiary Guarantee Agreement to become due and payable, it being understood that obligations under the Subsidiary Guarantee Agreement shall become due and payable at such times as they become due and payable under the terms of the Subsidiary Guarantee Agreement.

Exhibit D
Fourth Amended and Restated Credit Agreement

ARTICLE 7
Depository Bank

Section 7.01.  Depository Bank.  The provisions of Article 9 of the Credit Agreement shall inure to the benefit of the Depository Bank to the same extent as if it were named as an Agent therein.

ARTICLE 8
[reserved]

ARTICLE 9
Miscellaneous

Section 9.01.  Indemnity and Expenses.  (a) Each Credit Party agrees to indemnify (without duplication), defend and save and hold harmless each of the Collateral Agent, the Depository Bank and the Secured Parties and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with (i) this Agreement or the other Security Documents, or (ii) as a result of the execution or delivery of this Agreement or the other Security Documents or the performance by the Credit Parties hereto and thereto of their respective obligations hereunder and thereunder, except in each case of clause (i) and (ii), as to any particular Indemnified Party, to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from, or to be attributable to, the gross negligence or willful misconduct of such Indemnified Party or its employees or agents.  The indemnification provisions of this Section 5.01( ) are not intended to constitute a guaranty of payment of any principal, interest, facility or commitment fees, rental or other lease payments, or analogous amounts, under any Secured Obligations; provided that nothing in this Section 5.01( ) shall limit the liability of any Credit Party for the payment of any Secured Obligation, to the extent such liability arises under any other Financing Document, including any liability arising under this Agreement.

(b) Each Credit Party will pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents, (ii) the custody, preservation, or the sale of, collection from or other realization upon, any of the Collateral of such Credit Party, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder, or (iv) the failure by such Credit Party to perform or observe any of the provisions hereof required to be performed or observed by it.

Exhibit D
Fourth Amended and Restated Credit Agreement

(c) The indemnities provided by the Credit Parties pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Security Documents, the resignation or removal of the Collateral Agent, Depository Bank or Secured Parties and the provision of any subsequent or additional indemnity by any Person.

(d) All amounts due under this Section 5.01 shall be payable not later than 30 days after the delivery of written demand to the Company therefor.

Section 9.02.  Amendments; Waivers, Etc. No amendment, modification or waiver of any provision of this Agreement or any other Security Document, and no consent with respect to any departure by the Collateral Agent, any other Secured Party or any Credit Party herefrom or therefrom, shall be effective unless the same shall be in writing and signed by the Credit Parties and the Collateral Agent in accordance with the Credit Agreement.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.03.  Security Interest Absolute and Waivers.  (a)  The obligations of each Credit Party under or in respect of this Agreement or any other Security Document to which such Credit Party is a party are independent of the Secured Obligations or any other obligations of any other Credit Party under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted by the Collateral Agent against each Credit Party to enforce this Agreement or any other Security Document to which such Credit Party is a party, irrespective of whether any action is brought against the Company or any other Credit Party or whether the Company or any other Credit Party is joined in any such action or actions.  All rights of the Collateral Agent and the other Secured Parties and the Liens granted by the Grantors hereunder, and all obligations of each Credit Party hereunder, shall be unaffected by, and each Credit Party hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses to its obligations under the Security Documents that it may now have or may hereafter acquire, which defenses in any way relate to, any or all of the following:

(i) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any Credit Party under or in respect of the Financing Documents or any other amendment or waiver of or any consent to any departure from any Financing Document, including any increase in the Secured Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

Exhibit D
Fourth Amended and Restated Credit Agreement

(iii) any Condemnation, exchange, release or non-perfection of any Collateral or any other collateral, or any release, amendment or waiver of, or consent to, or departure from any Guaranty of all or any of the Secured Obligations;

(iv) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any Credit Party under or in respect of the Financing Documents or any other assets of any Credit Party or any of its Subsidiaries;

(v) any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

(vi) any failure of any Secured Party to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Credit Party now or hereafter known to such Secured Party (each Credit Party waiving any duty on the part of the Secured Parties to disclose such information);

(vii) the failure of any other Person to execute or deliver this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of any Credit Party or other grantor or surety with respect to the Secured Obligations; or

(viii) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Credit Party or any other Credit Party or third party grantor of a secured interest, but specifically excluding any defense or discharge arising as a result of performance or indefeasible payment.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

(c) Each Credit Party hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, notice of intent to accelerate, acceleration, protest or dishonor and any other notice with respect to any of the Secured Obligations and this Agreement or any other Security Document to which such Credit Party is a party and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any Collateral.

Exhibit D
Fourth Amended and Restated Credit Agreement

(d) Each Credit Party hereby unconditionally and irrevocably waives any right to revoke this Agreement or any other Security Document to which such Credit Party is a party and acknowledges that this Agreement or any other Security Document to which such Credit Party is a party is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

(e) Each Credit Party hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Credit Party or other rights of such Credit Party to proceed against any other Credit Party, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Credit Party hereunder.

(f) Each Credit Party and each of the Secured Parties confirms that it is the intention of all such Persons that this Agreement, the other Security Documents and the obligations of each Credit Party hereunder or thereunder do not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform  Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement, any other Security Document and the obligations of each Credit Party hereunder or thereunder or in connection with any Insolvency Proceeding in respect of any Credit Party.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Subsidiary Grantors hereby irrevocably agree that the obligations of each Subsidiary Grantor under this Agreement and the other Security Documents at any time shall not exceed the maximum amount as will result in the obligations of such Subsidiary Grantor under this Agreement and the other Security Documents not constituting a fraudulent transfer or fraudulent conveyance (after giving effect to Section 2.02 of the Subsidiary Guarantee Agreement).

(g) Each Credit Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Security Documents and that the waivers set forth in this Section 5.03 are knowingly made in contemplation of such benefits.

Section 9.04.  Notices; Etc.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

Exhibit D
Fourth Amended and Restated Credit Agreement

(i) if to the Company, any Pipeline Borrower or the Collateral Agent, to it at its address specified in or pursuant to Section 10.01 of the Credit Agreement;

(ii) if to any Grantor, to it c/o the Company at the address specified in or pursuant to clause (i) above;

(iii) if to the Depository Bank, to it at JPMorgan Chase Bank, N.A., Institutional Trust Services, 4 New York Plaza, 21st Floor, New York, New York 10004, Attention of Linda Ramos-McCollum (Telecopy No. (212) 623-6168.

(b) Notices and other communications among the Secured Parties, the Collateral Agent and/or the Depository Bank hereunder may be delivered or furnished by electronic communications.  The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given and effective, if sent by mail or courier on the date of delivery thereof to the address specified herein for such notice, or if by telecopier when the answerback is received or if by other means, on the date of receipt; provided that a notice given by telecopier or electronic communication in accordance with this Section 1.01 but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed to be received on the next Business Day in that place.

Section 9.05.  Continuing Security Interest; Assignments.  This Agreement and each other Security Document shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated in accordance with its terms, (b) be binding upon each Credit Party, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), each Secured Party may assign, sell or otherwise transfer all or any portion of its rights and obligations in respect of any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case subject to the Financing Documents.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 9.06.  [Reserved].

Section 9.07.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.08.  Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.09.  Integration.  This Agreement and the other Financing Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

Section 9.10.  No Partnership.  Nothing contained in this Agreement and no action by any Secured Party is intended to constitute or shall be deemed to constitute the Secured Parties (or any of them) a partnership, association, joint venture or other entity.

Section 9.11.  No Reliance.  No Secured Party has relied on any representation or warranty of any other Secured Party with respect to this Agreement and the transactions contemplated hereunder unless such representation or warranty has been set forth expressly in this Agreement.

Section 9.12.  [Reserved].

Section 9.13.  No Impairment.  Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Parties may have or may obtain against the Company, any other Credit Party or any other Person.

Section 9.14.  Equitable Remedies.  Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party.  Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 9.15.  Remedies.  (a) Other than as stated expressly herein, no remedy herein conferred upon the Collateral Agent or any other Secured Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

(b) As between the Credit Parties and each Secured Party, it is agreed that the amounts payable by the Company at any time in respect of the Secured Obligations shall be a separate and independent debt and each Secured Party shall be entitled, subject to Section 2.03, to protect and enforce its rights arising out of the Financing Documents to which it is a party and its right, pursuant to the terms of any Financing Document to which it is a party, to cancel or suspend its commitments thereunder and to accelerate the maturity of any of the Secured Obligations, in each case in accordance with the applicable Financing Documents, and, except as aforesaid, it shall not be necessary for any other Secured Party to consent to, or be joined as an additional party in, any proceedings for such purposes.

(c) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any other Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Credit Parties and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement or any other Security Document and thereafter all rights, remedies and powers of the Secured Parties shall continue as though no such proceeding had been taken.

Section 9.16.  Limitations.  (a)  The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

(b) In no event shall any Secured Party be liable for, and each of the Credit Parties hereby agrees not to assert any claim against any Secured Party, on any theory of liability, for consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein, or the actual or proposed use of the proceeds of any Loan, Letter of Credit or Secured Hedging Agreement.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 9.17.  Survival.  Notwithstanding anything in this Agreement to the contrary, Sections 1.01, 1.14, 1.16, 1.17 and 1.18 shall survive any termination of this Agreement.  In addition, each representation and warranty made or deemed to be made hereunder shall survive the Effective Date.

Section 9.18.  [Reserved].

Section 9.19.  Jurisdiction, Etc.  (a)  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding by the Collateral Agent or any Secured Party arising out of or relating to this Agreement or any of the other Security Documents to which it is a party or under which it is a beneficiary, or for recognition or enforcement of any judgment obtained in any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the Security Documents or any of the other Financing Documents in the courts of any jurisdiction.

(b) Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Security Documents to which it is a party in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in any action or proceeding referred to in this Section 1.16 by the mailing thereof by certified mail, return receipt requested, addressed as provided in Section 1.01(a), with a copy thereof to the “General Counsel” of such Person at such same address.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.20.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit D
Fourth Amended and Restated Credit Agreement

Section 9.21.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Exhibit D
Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

THE COMPANY	EL PASO CORPORATION

By:
Name: John J. Hopper
Title: Vice President and Treasurer

PIPELINE COMPANY BORROWERS:	EL PASO NATURAL GAS COMPANY

By:
Name: John J. Hopper
Title: Vice President and Treasurer

TENNESSEE GAS PIPELINE COMPANY

By:
Name: John J. Hopper
Title: Vice President and Treasurer

SUBSIDIARY GRANTORS:	EL PASO EPNG INVESTMENTS, L.L.C.

By:
Name: John J. Hopper
Title: Vice President and Treasurer

EL PASO TENNESSEE PIPELINE CO.

By:
Name: John J. Hopper
Title: Vice President and Treasurer

[Signature Page Fourth Amended and Restated Security Agreement]
Exhibit D
Fourth Amended and Restated Credit Agreement

EL PASO TGPC INVESTMENTS, L.L.C.

By:
Name: John J. Hopper
Title: Vice President and Treasurer

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name: John J. Hopper
Title: Vice President and Treasurer

[Signature Page Fourth Amended and Restated Security Agreement]
Exhibit D
Fourth Amended and Restated Credit Agreement

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

DEPOSITORY BANK:	JPMORGAN CHASE BANK, N.A., as Depository Bank

By:
Name:
Title:

[Signature Page Fourth Amended and Restated Security Agreement]
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULE I
SUBSIDIARY GRANTORS

El Paso EPNG Investments, L.L.C.
El Paso Tennessee Pipeline Co.
El Paso TGPC Investments, L.L.C.
El Paso Pipeline Holding Company, L.L.C.

Schedule I
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULE II

INITIAL PLEDGED EQUITY

Name of Grantor	Name of Issuer	Jurisdiction of Organization of Issuer	Class of Equity Interest	Par Value	Certificate No.	Number of Shares	Percentage of Outstanding Equity Interests of Issuer

El Paso EPNG Investments, L.L.C.	El Paso Natural Gas Company	Delaware	Common Stock	1.00	2	1,000	100%
El Paso Tennessee Pipeline Co.	El Paso TGPC Investments, L.L.C.	Delaware	Membership Interests	n/a	1	n/a	100%
El Paso TGPC Investments, L.L.C.	Tennessee Gas Pipeline Company	Delaware	Common Stock	5.00	4	208	100%
El Paso Pipeline Holding Company, L.L.C.	El Paso Pipeline GPCompany, L.L.C.	Delaware	Membership Interests	n/a	n/a	n/a	100%

Schedule II
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULE III

NAME, LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION,

AND ORGANIZATIONAL IDENTIFICATION NUMBER

Company Name	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization
El Paso Corporation	Delaware	El Paso Building 1001 Louisiana St. Houston, Texas 77002	Corporation	Delaware
El Paso EPNG Investments, L.L.C.	Delaware	El Paso Building 1001 Louisiana St. Houston, Texas 77002	Limited Liability Company	Delaware
El Paso Tennessee Pipeline Co.	Delaware	El Paso Building 1001 Louisiana St. Houston, Texas 77002	Corporation	Delaware
El Paso TGPC Investments, L.L.C.	Delaware	El Paso Building 1001 Louisiana St. Houston, Texas 77002	Limited Liability Company	Delaware
El Paso Pipeline Holding Company, L.L.C.	Delaware	El Paso Building 1001 Louisiana St. Houston, Texas 77002	Limited Liability Company	Delaware

Schedule III
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULE IV

CHANGES

Scope:  Within Last 5 Years Prior to Effective Date

Company	Changes in the Company Name	Changes in Location	Changes in the Chief Executive Office	Changes in the Type of Organization	Changes in the Jurisdiction of Organization
El Paso Corporation	None	None	None	None	None
El Paso EPNG Investments, L.L.C.	None	None	None	None	None
El Paso Tennessee Pipeline Co.	None	None	None	None	None
El Paso TGPC Investments, L.L.C.	None	None	None	None	None
El Paso Pipeline Holding Company, L.L.C.	None	None	None	None	None

Schedule IV
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULE V

SECURED HEDGING AGREEMENTS

  None.

Schedule V
Exhibit D
Fourth Amended and Restated Credit Agreement

SCHEDULE VI

MATERIAL AGREEMENTS OF EL PASO CORPORATION

A.
Indenture, dated as of May 10, 1999, between El Paso Corporation (f/k/a El Paso Energy Corporation) and The Chase Manhattan Bank (now by merger JPMorgan Chase Bank and subsequently replaced by HSBC BANK USA).

(i)	Sixth Supplemental Indenture, dated as of May 14, 2001 ($500 Million 7% Notes due May 15, 2011).

(ii)	Seventh Supplemental Indenture, dated as of June 10, 2002 ($600 Million 7.875% Notes due June 15, 2012 (Private Placement)).

(iii)
Tenth Supplemental Indenture; dated as of December 28, 2005 (10.75% Senior Notes due 2010; 9.625% Senior Notes due 2012; 7.75% Senior Notes due 2032; 7.42% Senior Notes due 2037; 6.95% Senior Notes due 2028; 6.375% Senior Notes due 2009; 7.75% Senior Notes due 2010; 6.50% Senior Notes due 2008; 7.625% Senior Notes due 2008; 6.50% Senior Notes due 2006; 6.70% Senior Notes due 2027; 7.50% Senior Notes due 2007).

(iv)
Eleventh Supplemental Indenture, dated as of August 31, 2006 (for the issuance of up to $150,000,000 of 7.75% Medium Term Notes due 2032 or 2035, as applicable, to be exchanged for 7.75% Senior Notes due 2032 or 7.75% Senior Debentures due October 15, 2035).

(v)	Twelfth Supplemental Indenture dated as of June 18, 2007 (for the issuance of up to $375,000,000 of 6.875% Senior Notes due 2014 and $900,000,000 of 7.000% Senior Notes due 2017).

(vi)
$300 Million 8.05% Global Medium Term Notes (Senior Fixed Rate Notes), due October 15, 2030, as described in the Pricing Supplement No. 1, dated as of October 5, 2000 to Supplemental Prospectus, dated as of December 14, 1999 and Base Prospectus, dated as of December 3, 1999, Registration No. 333-86049.

(vii)
$300 Million 7.375% Global Medium Term Notes (Senior Fixed Rate Notes), due December 15, 2012, as described in the Pricing Supplement No. 2, dated as of December 6, 2000 to Supplemental Prospectus, dated as of December 14, 1999 and Base Prospectus, dated as of December 3, 1999, Registration No. 333-86049.

(viii)
$700 Million 7.8% Global Medium Term Notes (Senior Fixed Rate Notes), due August 1, 2031, as described in the Pricing Supplement No. 01, dated as of July 25, 2001 to Supplemental Prospectus, dated as of July 24, 2001, to Base Prospectus, dated as of May 4, 2001, Registration No. 333-59704.

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

(ix)
$1,100 Million 7.75% Global Medium Term Notes (Senior Fixed Rate Notes), due January 15, 2032, as described in the Pricing Supplement No. 01, dated as of January 9, 2002 to Prospectus Supplement, dated as of January 7, 2002, to Base Prospectus, dated as of May 4, 2001.

(x)	Thirteenth Supplemental Indenture, dated as of May 30, 2008 ($600 Million 7.25% Senior Notes due 2018).

(xi)	Fourteenth Supplemental Indenture, dated as of December 12, 2008 ($500 Million 12.000% Senior Notes due 2013).

(xii)	Fifteenth Supplemental Indenture, dated as of February 9, 2009 ($500 Million 8.250% Senior Notes due 2016).

(xiii)	Sixteenth Supplemental Indenture, dated as of September 24, 2010 ($348,673,000 6.500% Senior Notes due 2020).

B.
Indenture, dated as of March 1, 1998, between El Paso Natural Gas Company (by assignment now El Paso Corporation) and The Chase Manhattan Bank (by merger now JPMorgan Chase Bank and subsequently replaced by Law Debenture Trust Company).

(i)	First Supplemental Indenture, dated as of March 17, 1998 ($334.75 Million 4.75% Convertible Subordinated Debentures due March 17, 2028, El Paso Energy Capital Trust I).

(ii)
Second Supplemental Indenture, dated as of August 1, 1998 (authorized the merger of El Paso Natural Gas Company with El Paso Merger Company, with El Paso Natural Gas Company as the surviving corporation, and then El Paso Natural Gas Company stock was converted to into El Paso Energy Corporation (now El Paso Corporation) common stock and the debt was assumed by El Paso Corporation).

(iii)
Amended and Restated Declaration of Trust of El Paso Energy Capital Trust I, dated as of March 16, 1998, among El Paso Natural Gas Company, Chase Manhattan Bank, Chase Manhattan Bank Delaware and Administrative Trustees.

C.
Indenture, dated as of June 1, 1986, between Sonat Inc. (by merger now El Paso Corporation) and Manufacturers Hanover Trust Company (by merger now JPMorgan Chase Bank and subsequently replaced by HSBC BANK USA).

(i)	First Supplemental Indenture, dated as of June 1, 1995 (various amendments).

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

(ii)	Second Supplemental Indenture, dated as of October 25, 1999 (assumption of Sonat obligations under Indenture dated June 1, 1986).

(iii)	$100 Million 7% Notes due February l, 2018, as described in the Prospectus Supplement, dated as of January 29, 1998 to Prospectus, dated as of July 27, 1993.

(iv)	$600 Million 7.625% Notes due July 15, 2011, as described in the Prospectus Supplement, dated as of July 7, 1999 to Prospectus, dated as of September 9, 1998.

D.
Indenture, dated as of March 30, 1992, between Valero Energy Corporation (by merger PG&E Gas Transmission, Texas Corporation, then El Paso Gas Transmission Company ("GTT") and now El Paso Corporation) and Bankers Trust Company (by merger now Deutsche Bank Trust Company Americas).

(i)	First Supplemental Indenture, dated as of March 13, 1995 (authorized the issuance of $284 Million in Medium-Term Notes, various interest rates and maturities, 9 months to 30 years).

(ii)	Second Supplemental Indenture, dated as of March 11, 2002 (conformed Indenture dated March 30, 1992 to El Paso Corporation May 10, 1999 Indenture).

(iii)	Third Supplemental Indenture, dated as of April 5, 2002 (merged GTT into El Paso Corporation).

E.
Indenture, dated as of May 15, 1992, between El Paso CGP Company, L.L.C. (f/k/a El Paso CGP Company and The Coastal Corporation) and Bank of Montreal Trust Company (subsequently replaced by The Bank of New York Trust Company, N.A.).

(i)	First Supplemental Indenture, dated as of May 20, 1992 ($150 Million 9.625% Senior Debentures due May 15, 2012).

(ii)	Second Supplemental Indenture, dated as of December 27, 2005 (various amendments required to conform El Paso CGP Company, L.L.C. May 15, 1992 Indenture to El Paso Corporation May 10, 1999 Indenture).

(iii)
Third Supplemental Indenture, dated as of December 31, 2005 among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A. (substantially all of El Paso CGP Company, L.L.C. assets were transferred to El Paso Corporation and El Paso Corporation assumed the debt of El Paso CGP Company, L.L.C.).

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

F.
Indenture, dated as of September 15, 1992, between El Paso CGP Company, L.L.C. (f/k/a El Paso CGP Company and The Coastal Corporation) and NationsBank, N.A. (subsequently replaced by The Bank of New York Trust Company, N.A.).

(i)	Second Supplemental Indenture dated as of October 19, 1995 ($150 Million 7.75% Senior Debentures due October 15, 2035).

(ii)
Third Supplemental Indenture, dated as of December 27, 2005 (various amendments required to conform El Paso CGP Company, L.L.C. September 15, 1992 Indenture to El Paso Corporation May 10, 1999 Indenture).

(iii)
Fourth Supplemental Indenture, dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A. (substantially all of El Paso CGP Company, L.L.C. assets were transferred to El Paso Corporation and El Paso Corporation assumed the debt of El Paso CGP Company, L.L.C.).

G.
Indenture, dated as of February 24, 1997, between El Paso CGP Company, L.L.C. (f/k/a El Paso CGP Company and The Coastal Corporation) and Harris Trust and Savings Bank (subsequently replaced by The Bank of New York Trust Company, N.A.).

(i)	First Supplemental Indenture, dated as of February 24, 1997 ($200 Million 6.70% Senior Debentures due February 15, 2027, put date February 15, 2007).

(ii)	Second Supplemental Indenture, dated as of February 24, 1997 ($200 Million 7.42% Senior Debentures due February 15, 2037).

(iii)	Fourth Supplemental Indenture, dated as of June 5, 1998 ($200 Million 6.95% Senior Debentures due June 1, 2028).

(iv)
Twelfth Supplemental Indenture, dated as of December 27, 2005 (various amendments required to conform El Paso CGP Company, L.L.C. February 24, 1997 Indenture to El Paso Corporation May 10, 1999 Indenture).

(v)
Thirteenth Supplemental Indenture, dated as of December 31, 2005, among El Paso CGP Company, L.L.C., El Paso Corporation and The Bank of New York Trust Company, N.A. (substantially all of El Paso CGP Company, L.L.C. assets were transferred to El Paso Corporation and El Paso Corporation assumed the debt of El Paso CGP Company, L.L.C.)

H.	Credit Agreement, dated as of November 12, 2008, among El Paso Corporation and Citicorp USA, Inc., as Administrative Agent and Issuing Bank and The Bank of New York as Paying Agent.

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

(i)	Reimbursement Agreement, dated as of November 12, 2008, between El Paso Corporation and Citibank, N.A.

(ii)	Credit Agreement First Amendment, dated as of January 30, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York.

(iii)	Credit Agreement Second Amendment, dated as of February 9, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York.

(iv)	Credit Agreement Third Amendment, dated as of April 2, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York.

I.	Credit Agreement, dated as of April 9, 2009, among El Paso Corporation and Citicorp USA, Inc., as Administrative Agent and Issuing Bank and The Bank of New York as Paying Agent.

(i)	Reimbursement Agreement, dated as of April 9, 2009, between El Paso Corporation and Citibank, N.A.

(ii)	Credit Agreement First Amendment, dated as of May 14, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York Mellon (successor to The Bank of New York).

(iii)	Credit Agreement Second Amendment, dated as of May 20, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York Mellon.

(iv)	Credit Agreement Third Amendment, dated as of June 5, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York Mellon.

(v)	Credit Agreement Fourth Amendment, dated as of August 13, 2009, among El Paso Corporation, Citicorp USA, Inc. and The Bank of New York Mellon.

J.	Credit Agreement, dated as of June 24, 2009, between El Paso Corporation and Credit Suisse International, as Lender and Issuing Bank.

(i)	Reimbursement Agreement dated as of June 24, 2009 between El Paso Corporation and Credit Suisse AG, New York Branch as Issuing Bank.

(ii)	Letter of Credit Facility – Letter Agreement dated as of June 24, 2009 between El Paso Corporation and Credit Suisse AG, New York Branch as Issuing Bank.

(iii)	Term Loan Facility – Termination Fee Letter dated as of June 24, 2009 among El Paso Corporation and Credit Suisse International as Lender and as Issuing Bank.

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

(iv)	Term Loan Facility – Letter Agreement dated as of June 30, 2009 among El Paso Corporation and Credit Suisse International as Lender and as Issuing Bank.

(v)	Amendment Agreement dated as of June 30, 2009 among El Paso Corporation and Credit Suisse International as Lender and as Issuing Bank.

(vi)	Agreement dated as of July 10, 2009 between El Paso Corporation and Credit Suisse AG, New York Branch as Issuing Bank.

(vii)	Amendment Agreement dated as of August 10, 2009 among El Paso Corporation and Credit Suisse International as Lender and as Issuing Bank.

(viii)	Amendment Agreement dated as of November 11, 2009 among El Paso Corporation and Credit Suisse International as Lender and as Issuing Bank.

(ix)	Amendment No. 1 to Credit Agreement dated as of November 16, 2009 among El Paso Corporation and Credit Suisse International as Issuing Bank and as Lender.

(x)	Amendment No. 1 to Reimbursement Agreement dated as of November 16, 2009 between El Paso Corporation and Credit Suisse AG, New York Branch as Issuing Bank.

(xi)	Amendment No. 2 to Credit Agreement dated as of December 2, 2010 among El Paso Corporation and Credit Suisse International as Issuing Bank and as Lender.

K.	Credit Agreement dated as of November 9, 2010 between El Paso Corporation and Citicorp USA, Inc., as Administrative Agent and Issuing Bank.

(i)	Reimbursement Agreement, dated as of November 9, 2010, between El Paso Corporation and Citibank, N.A.

(ii)	Credit Agreement First Amendment dated as of November 16, 2010, among El Paso Corporation and Citicorp USA, Inc. as Administrative Agent, as Issuing Bank and as Lender.

(iii)	Credit Agreement Second Amendment dated as of December 17, 2010, among El Paso Corporation, Citicorp USA, Inc. as Administrative Agent and Issuing Bank, and Citibank, N.A., as Lender.

(iv)	Credit Agreement Third Amendment dated as of January 7, 2011 among El Paso Corporation, Citicorp USA, Inc. as Administrative Agent and Issuing Bank, and Citibank, N.A., as Lender.

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

(v)	Credit Agreement Fourth Amendment dated as of March 4, 2011 among El Paso Corporation, Citicorp USA, Inc. as Administrative Agent and Issuing Bank, and Citibank, N.A., as Lender.

(vi)	Credit Agreement Fifth Amendment dated as of March 8, 2011 among El Paso Corporation, Citicorp USA, Inc. as Administrative Agent and Issuing Bank, and Citibank, N.A., as Lender.

L.	Other Credit and Facility Agreements

(vii)	Discretionary Facility Agreement, dated as of February 21, 2003, between El Paso Corporation and Compass Bank.

(viii)
Credit Agreement, dated July 19, 2006, among El Paso Corporation and Deutsche Bank AG New York Branch as Initial Lender and Issuing Bank and Deutsche Bank AG New York Branch as Administrative Agent and Collateral Agent.

(ix)	Facility Agreement, dated as of January 4, 2007, between El Paso Corporation and Morgan Stanley Capital Services Inc.

M.	Letters of Credit with a Face Amount Exceeding $50,000,000

(i)
Application and Agreement for irrevocable Standby Letter of Credit, dated as of December 15, 2004, by El Paso Corporation to JPMorgan Chase Bank, N.A., in favor of Midland Cogeneration Venture Limited Partnership for the account of El Paso Marketing, L.P. for the aggregate amount not exceeding $110,100,000.

(ii)
Application for Irrevocable Standby Letter of Credit, dated as of July 17, 2006, by El Paso Corporation to Deutsche Bank AG, New York Branch, in favor of Midland Cogeneration Venture Limited Partnership for the account of El Paso Merchant Energy, L.P. for the aggregate amount not exceeding $74 Million.

(iii)
Application for Irrevocable Standby Letter of Credit, dated as of September 1, 2005, by El Paso Corporation to Deutsche Bank AG, New York Branch, in favor of Williams Power Company for the account of El Paso Merchant Energy, L.P. for the aggregate amount not exceeding $219,900,000.

(iv)
Application for Standby Letter of Credit, dated as of November 10, 2006, by El Paso Corporation to BNP Paribas in favor of Southeast Supply Header, LLC for the account of Southern Natural Gas Company in the amount of $60 Million.

(v)
Application for Standby Letter of Credit, dated as of July 19, 2006, by El Paso Corporation to Deutsche Bank AG, New York Branch, in favor of Morgan Stanley Capital Group Inc. for the account of El Paso Marketing, L.P. in the amount of $184 Million.

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

(vi)
Application for Irrevocable Standby Application for Irrevocable Standby Letter of Credit, dated as of February 6, 2007, by El Paso Corporation to Fortis Bank S.A./N.V., in favor of Morgan Stanley Capital Group Inc. for the account of El Paso Marketing, L.P. for the aggregate amount not exceeding $162,100,000.

(vii)
Application for Irrevocable Standby Letter of Credit, dated as of September 24, 2003, by El Paso Corporation to JPMorgan Chase Bank, N.A., in favor of Morgan Stanley Capital Group Inc. for the account of El Paso Marketing, L.P. for the aggregate amount not exceeding $85,750,000.

(viii)
Amended and Restated Reimbursement Agreement and Credit Agreement, dated as of June 30, 2009 among El Paso Corporation and Ruby Pipeline, L.L.C., as Obligors, the LC Providers party thereto, and Bayerische Hypo- und Vereinsbank AG, New York Branch, as Issuing Bank and Administrative Agent.

N.	ISDA Master Agreements

(i)	1992 ISDA Master Agreement dated July 7, 2000, between (JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) and El Paso Corporation (formerly known as El Paso Energy Corporation).

(ii)	1992 ISDA Master Agreement dated March 5, 2001, between Credit Lyonnais New York Branch and El Paso Corporation.

(iii)	1992 ISDA Master Agreement, dated as of March 5, 2001, between El Paso Corporation and Westdeutsche Landesbank Girozentrale.

(iv)	1992 ISDA Master Agreement dated October 23, 2001, between The Royal Bank of Scotland PLC and El Paso Corporation.

(v)	1992 ISDA Master Agreement, dated as of October 24, 2001, between El Paso Corporation and Credit Suisse First Boston International.

(vi)	2002 ISDA Master Agreement, dated as of January 20, 2010 between El Paso Corporation and Citibank, N.A.

(vii)	2002 ISDA Master Agreement, dated as of June 24, 2004, between El Paso Corporation and Deutsche Bank A.G.

(viii)	2002 ISDA Master Agreement, dated as of January 12, 2010, between El Paso Corporation and Wachovia Bank, National Association.

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

O.	Various Guaranties and Other Documents

(i)	Guaranty Agreements, dated as of July 12, 2005 and December 13, 2006, by El Paso Corporation in favor of Mt. Franklin Insurance Ltd.

(ii)	Guaranty Agreement, dated as of February 15, 2006, by El Paso Corporation in favor of Coastal Offshore Insurance Ltd.

(iii)	Guaranty Agreement, dated as of April 25, 2006 by El Paso Corporation in favor of Petroleo Brasileiro S.A. – Petrobas.

(iv)	Reimbursement Agreement, dated as of April 28, 2011, among El Paso Corporation, the LC Providers party thereto and UniCredit Bank AG, New York Branch

Schedule VI
Exhibit D
Fourth Amended and Restated Credit Agreement

EXHIBIT E

FORM OF

FOURTH AMENDED AND RESTATED

SUBSIDIARY GUARANTEE AGREEMENT

[attached]

FOURTH AMENDED AND RESTATED

SUBSIDIARY GUARANTEE AGREEMENT

made by

CERTAIN SUBSIDIARIES OF

EL PASO CORPORATION

in favor of

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent,

for the benefit of the Secured Parties referred to herein

Dated as of May 27, 2011

  Exhibit E
Fourth Amended and Restated Credit Agreement

Exhibit E
Fourth Amended and Restated Credit Agreement

FOURTH AMENDED AND RESTATED
SUBSIDIARY GUARANTEE AGREEMENT

This FOURTH AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT (this “Agreement”), dated as of May 27, 2011, made by each of the signatories hereto (each individually, subject to release in accordance with the terms of the Credit Agreement, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), in favor of JPMorgan Chase Bank, N.A. (“JPMCB”), as Collateral Agent (in such capacity, the “Collateral Agent”) for the ratable benefit of (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Fourth Amended and Restated Credit Agreement, dated as of May 27, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among El Paso Corporation, a Delaware corporation (the “Company”), certain of its Subsidiaries as Pipeline Company Borrowers (the “Pipeline Company Borrowers”), the Lenders and JPMCB, as administrative agent and collateral agent thereunder, and (ii) the other Secured Parties (as defined in the Security Agreement identified below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company and the Pipeline Company Borrowers, the Issuing Banks have agreed to issue Letters of Credit and the Administrative Agent and the Collateral Agent have agreed to serve in such capacities, in each case upon the terms and subject to the conditions set forth therein;

WHEREAS, certain Subsidiary Guarantors and the Collateral Agent on behalf of the Lenders and other Secured Parties have entered into that certain Third Amended and Restated Subsidiary Guarantee Agreement dated as of November 16, 2007 (the “Existing Subsidiary Guarantee Agreement”) with respect to the guarantees made by the Subsidiary Guarantors to the Collateral Agent;

WHEREAS, the Company and the Pipeline Company Borrowers are members of an affiliated group of companies that includes each Subsidiary Guarantor (the “Affiliated Group”);

WHEREAS, the Company, the Pipeline Company Borrowers and the Subsidiary Guarantors have entered into the Fourth Amended and Restated Security Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) with the Collateral Agent and JPMCB, in its capacity as Depository Bank, pursuant to which, inter alia, the Company and the Subsidiary Guarantors have pledged certain property and assets as collateral to the Collateral Agent for the ratable benefit of the Secured Parties to secure the respective obligations of the Company and the Subsidiary Guarantors under the Credit Agreement and this Agreement; and

Exhibit E
Fourth Amended and Restated Credit Agreement

WHEREAS, the proceeds of the extensions of credit made under the Credit Agreement may be used in part to enable the Borrowers to make valuable transfers to one or more of the Subsidiary Guarantors and the other Restricted Subsidiaries in connection with the operation of their respective businesses;

WHEREAS, the Company, the Pipeline Company Borrowers, the Subsidiary Guarantors and the other Restricted Subsidiaries are engaged in related businesses, and each Subsidiary Guarantor will derive substantial direct and indirect benefit from the making and availability of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Subsidiary Guarantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agents, the Issuing Banks and the Lenders to enter into the Credit Agreement, each Subsidiary Guarantor hereby agrees, jointly and severally, with the Collateral Agent, for the benefit of the Secured Parties that the Existing Subsidiary Guarantee Agreement shall be amended and restated in its entirety as follows:

ARTICLE 1
Defined Terms

Section 1.01.  Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and/or the Security Agreement are used herein as therein defined.

(b) The following terms have the following meanings:

“Agreement”:  has the meaning set forth in the introductory paragraph hereof.

“Company”:  has the meaning set forth in the introductory paragraph hereof.

“Credit Agreement”:  has the meaning set forth in the introductory paragraph hereof.

“Guarantee Release Date” has the meaning set forth in Section 2.01(d).

2
Exhibit E
Fourth Amended and Restated Credit Agreement

“Guaranteed Obligations”:  means, with respect to each Subsidiary Guarantor, collectively, the payment obligations of the Company, the Pipeline Company Borrowers and each other Subsidiary Guarantor with respect to the Financing Documents to which such person is a party, in each case of whatsoever nature and howsoever evidenced, due or to become due, now existing or hereafter arising, whether direct or indirect, absolute or contingent, which may arise under, out of or in connection with the obligations of the Company, the Pipeline Company Borrowers, or any other Subsidiary Guarantor (as applicable) under the Financing Documents and any amendment, restatement or modification of any of the foregoing, including, in each case to the extent owing by the Company, the Pipeline Company Borrowers, or any Subsidiary Guarantor, as the case may be, the full and punctual payment when due of any unpaid principal, interest (including interest accruing at any post-default rate and Post-Petition Interest), fees, reimbursement obligations, guaranty obligations, penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced and expenses incurred in order to (x) preserve any Collateral or the Transaction Liens and (y) preserve any other property pledged to secure such obligations as collateral or the Liens and security interests with respect thereto, whether due at stated maturity or by acceleration or otherwise.

“Indemnified Party”:  has the meaning set forth in Section 3.04(a).

“Lenders”:  has the meaning set forth in the introductory paragraph hereof.

“Maximum Liability”:  has the meaning set forth in Section 2.01(b).

“Pipeline Company Borrowers”:  has the meaning set forth in the introductory paragraph hereof.

“Security Agreement”:  has the meaning set forth in the recitals hereof.

“Subsidiary Guarantors”:  has the meaning set forth in the introductory paragraph hereof.

Section 1.02.  Other Definitional Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference herein to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that section or provision of such Applicable Law from time to time in effect and any amendment, modification codification, replacement, or reenactment of such section or other provision, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, Appendices and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Appendices and Schedules to, this Agreement, (f) all references to “days” shall mean calendar days and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, Equity Interests, accounts and contract rights.  This Agreement is the result of negotiations among the parties hereto and their respective counsel.  Accordingly, this Agreement shall be deemed the product of all parties hereto, and no ambiguity in this Agreement shall be construed in favor of or against any Credit Party or any Secured Party.

3
Exhibit E
Fourth Amended and Restated Credit Agreement

ARTICLE 2
Guarantee

Section 2.01 .  Guarantee.  (a) Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective indorsees and transferees, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

(b) Each Subsidiary Guarantor, and by its acceptance of this Agreement and the rights hereunder or benefits hereof the Collateral Agent and each other Secured Party, hereby agrees and confirms that (i) it is the intention of all such Persons that this Agreement and the obligations of such Subsidiary Guarantor under this Article 2 not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act (as adopted by any applicable state), the Uniform Fraudulent Transfer Act (as adopted by any applicable state) or any similar foreign, federal or state law to the extent applicable to this Agreement and the obligations of such Subsidiary Guarantor under this Article 2 and (ii) the aggregate liability of each Subsidiary Guarantor under this Article 2 and under the other Security Documents at any time (but after giving effect to the right of contribution described in Section 2.02) shall not exceed the maximum amount (as to any Subsidiary Guarantor, its “Maximum Liability”) that will result in the aggregate obligations of such Subsidiary Guarantor under this Article 2 and under the Security Documents not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any of the other aforementioned acts and laws.  For purposes hereof, “Bankruptcy Law” means the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.

4
Exhibit E
Fourth Amended and Restated Credit Agreement

(c) Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d) The guarantee contained in this Article 2 shall remain in full force and effect until the later (the “Guarantee Release Date”) of (i) the Final Payment Date and (ii) the date on which all payment obligations, if any, of each Subsidiary Guarantor in respect of the Guaranteed Obligations and the payment obligations, if any, under the guarantee contained in this Article 2 shall have been satisfied by indefeasible payment in full in cash.

(e) No payment or payments made by the Company, any Pipeline Company Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person, or received or collected by the Collateral Agent or any Secured Party from the Company, any Pipeline Company Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor under this Article 2 which shall, notwithstanding any such payment or payments (other than any payment or payments made by such Subsidiary Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Subsidiary Guarantor in respect of Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the Maximum Liability of such Subsidiary Guarantor under this Article 2 until the Guarantee Release Date.

Section 2.02.  Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid or be obligated to pay more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to contribution from and against any other Subsidiary Guarantor that has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03.  The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 2.03.  No Subrogation.  Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Collateral Agent or any Secured Party, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of Guaranteed Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until the Guarantee Release Date.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights prior to the Guarantee Release Date, such amount shall be held by such Subsidiary Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Collateral Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Collateral Agent, if required), to be applied against Guaranteed Obligations, whether matured or unmatured, in accordance with the terms and provisions of the Credit Agreement and Security Agreement.

5
Exhibit E
Fourth Amended and Restated Credit Agreement

Section 2.04.  Amendments, etc. with Respect to The Guaranteed Obligations.  Each Subsidiary Guarantor shall remain obligated under this Article 2 notwithstanding that, without any reservation of rights against such Subsidiary Guarantor and without notice to or further assent by such Subsidiary Guarantor, (a) any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or any other Secured Party and any of the Guaranteed Obligations continued, (b) any Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and (c) the Credit Agreement or the other Financing Documents and any other documents executed and delivered in connection therewith, in each case may be amended, modified, supplemented or terminated, in whole or in part, pursuant to the terms and conditions of each such applicable document from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of any Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

Section 2.05.  Guarantee Absolute and Unconditional.  Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2.  Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment, notice of intent to accelerate, notice of acceleration and notice of default or nonpayment to or upon the Company, any Pipeline Company Borrower or any of the Subsidiary Guarantors with respect to Guaranteed Obligations.  Each Subsidiary Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity or enforceability or perfection of the Credit Agreement or any other Financing Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim whatsoever (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Subsidiary Guarantor or any other Credit Party), other than payment or performance, which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company, any Pipeline Company Borrower or any other Subsidiary Guarantor for any of its respective portion of the Guaranteed Obligations or of such Subsidiary Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any Pipeline Company Borrower, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Pipeline Company Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Pipeline Company Borrower, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against such Subsidiary Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6
Exhibit E
Fourth Amended and Restated Credit Agreement

Section 2.06.  Reinstatement.  The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any Pipeline Company Borrower, or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Pipeline Company Borrower, or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.07.  Payments.  Each Subsidiary Guarantor hereby agrees that payments required to be made by it hereunder will be paid to the Collateral Agent without set-off or counterclaim in dollars at the office of the Collateral Agent identified in Section 9.04 of the Security Agreement.

7
Exhibit E
Fourth Amended and Restated Credit Agreement

ARTICLE 3
Miscellaneous

Section 3.01.  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Security Agreement and Section 10.02 of the Credit Agreement.

Section 3.02.  Notices.  All notices, requests and demands to or upon the Collateral Agent or any Subsidiary Guarantor hereunder shall be effected in the manner provided for in Section 9.04 of the Security Agreement.

Section 3.03.  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument in accordance with Section 3.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or any Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 3.04.  Enforcement Expenses; Indemnification.

(a) Each Subsidiary Guarantor (without duplication) agrees to indemnify, defend and save and hold harmless the Collateral Agent, each other Secured Party and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and trustees (each, an “Indemnified Party”) from and against, and (without duplication) shall pay, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or as a result of the execution or delivery of this Agreement or the performance by the Subsidiary Guarantors of their respective obligations hereunder, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from, or to be attributable to, the gross negligence or willful misconduct of such Indemnified Party or its employees or agents.

(b) Each Subsidiary Guarantor (without duplication) will pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iii) the failure by such Subsidiary Guarantor to perform or observe any of the provisions hereof required to be performed or observed by it.

8
Exhibit E
Fourth Amended and Restated Credit Agreement

(c) Each Subsidiary Guarantor (without duplication) shall pay or reimburse the Collateral Agent for any transfer taxes or other taxes relating to or incurred in connection with this Agreement and shall indemnify and hold harmless the Collateral Agent and each other Secured Party from any amounts that it is obligated to pay in the way of such taxes.

(d) Each Subsidiary Guarantor (without duplication) agrees to indemnify and hold harmless the Collateral Agent (in its agency capacity), and each other Secured Party from, and shall reimburse the Collateral Agent (in its agency capacity) and each other Secured Party for any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement.

(e) The indemnities and reimbursement provided by the Subsidiary Guarantors pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement, the resignation or removal of the Collateral Agent, and the provision of any subsequent or additional indemnity or any agreement to reimburse by any Person.

(f) All amounts due under this Section 3.04 shall be payable not later than 30 days after the delivery of written demand to the applicable Subsidiary Guarantor therefor.

Section 3.05.  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Collateral Agent and its successors and assigns for the ratable benefit of the Secured Parties and their successors and assigns; provided that, except in connection with a transaction expressly permitted by Section 6.05 of the Credit Agreement, no Subsidiary Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 3.06.  Set-off.  Each Subsidiary Guarantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Subsidiary Guarantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, subject in all respects to the terms and provisions of the Credit Agreement, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Collateral Agent or such Secured Party hereunder or under the other Loan Documents and claims of every nature and description of the Collateral Agent or such Secured Party against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Collateral Agent or such Secured Party may elect, subject in all respects to the terms and provisions of the Credit Agreement, whether or not the Collateral Agent or such Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Collateral Agent or the applicable Secured Party shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Collateral Agent and the Secured Parties under this Section 3.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent and the Secured Parties may have under Applicable Law pursuant to the terms and provisions of the Credit Agreement.

9
Exhibit E
Fourth Amended and Restated Credit Agreement

Section 3.07.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

Section 3.08.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.09.  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 3.10.  Integration.  This Agreement and the other Loan Documents to which each Subsidiary Guarantor is a party represent the agreement of such Subsidiary Guarantor, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in such other Loan Documents.

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Exhibit E
Fourth Amended and Restated Credit Agreement

Section 3.11.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 3.12.  Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding by another party hereto against it relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 3.02 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process on it in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 3.12 any special, indirect, exemplary, punitive or consequential damages.

Section 3.13.  Acknowledgements.  Each Subsidiary Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to such Subsidiary Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Subsidiary Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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Exhibit E
Fourth Amended and Restated Credit Agreement

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Subsidiary Guarantors and the Secured Parties.

Section 3.14.  Releases.  On the Guarantee Release Date this Agreement and all obligations (other than those expressly stated to survive such termination and in all cases subject to Section 2.06 hereof) of each Subsidiary Guarantor and any other party hereto shall terminate, all without delivery of any instrument or performance of any act by any Person.  At the request and sole expense of the Company or any Subsidiary Guarantor following any such termination, the Collateral Agent shall promptly execute and deliver to the Company or such Subsidiary Guarantor, as the case may be, such agreements, instruments and other documents as the Company or such Subsidiary Guarantor shall reasonably request to evidence such termination.

Section 3.15.  WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

Section 3.16.  Sole Right of Enforcement; Demand Not Required.  Notwithstanding any other provision of this Agreement, no Secured Party other than the Collateral Agent shall have the right to take any Enforcement Action with respect to this Agreement and all such Enforcement Actions shall be effected solely through the Collateral Agent.  No reference in this Agreement to the Collateral Agent’s making a demand for payment under this Agreement shall be construed to mean that such a demand is required in order to cause any obligation under this Agreement to become due and payable, it being understood that obligations under this Agreement shall become due and payable as, and at such time as, provided in Section 2.01(a).

[Remainder of Page Intentionally Left Blank]

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Exhibit E
Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Subsidiary Guarantee Agreement to be duly executed and delivered as of the date first above written.

SUBSIDIARY GRANTORS:	EL PASO EPNG INVESTMENTS, L.L.C.

By: _____________________________
Name: John Hopper
Title: Vice President

EL PASO TENNESSEE PIPELINE CO.

By: _____________________________
Name: John Hopper
Title: Vice President

EL PASO TGPC INVESTMENTS, L.L.C.

By: _____________________________
Name: John Hopper
Title: Vice President

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By: _____________________________
Name: John Hopper
Title: Vice President

[Signature Page Fourth Amended and Restated Subsidiary Guarantee Agreement]
Exhibit E
Fourth Amended and Restated Credit Agreement

EXHIBIT F

ACCEPTABLE SUBORDINATION PROVISIONS

[NAME OF BORROWER], a [Delaware] corporation (together with its successors, the “Borrower”), and [NAME OF LENDER], a [Delaware] corporation (together with its successors, “Lender”), agree for the benefit of the Senior Debt (as defined below) that all indebtedness evidenced by this [PROMISSORY NOTE] (this “Note”), including principal, premium, if any, and interest, and all other amounts payable to Lender hereunder (including, for all purposes of this Note, any payment in respect of redemption or purchase or other acquisition hereof) (collectively, the “Subordinated Debt”) shall, to the extent hereinafter set forth, be subordinate and junior to all Senior Debt.

Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Borrower under, any Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, neither the Borrower nor any of its Subsidiaries or Affiliates shall make, and Lender shall not demand, accept or receive, or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to this Note (including any payment in respect of redemption or purchase or other acquisition) or any interest herein.  Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Borrower under, the Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, Lender will not commence or maintain any action, suit or any other legal or equitable proceeding against the Borrower, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Senior Debt shall also join in bringing such proceeding; provided that the foregoing shall not prohibit Lender from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or to its creditors, in their capacity as creditors of the Borrower, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, then:

(a)           the holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before Lender is entitled to receive any payment on account or in respect of Subordinated Debt; and

Exhibit F – Page 1
Fourth Amended and Restated Credit Agreement

(b)           any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities to which Lender would be entitled, but for the provisions of this Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Agent (as defined below) and any other representative on behalf of the holders of Senior Debt to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

Should any payment or distribution or security or the proceeds of any thereof be collected or received by Lender in respect of the Subordinated Debt, at a time when the payment thereof by the Borrower is prohibited by the terms of this Note, Lender will forthwith deliver the same to the Agent and any other representative on behalf of the holders of Senior Debt for the equal and ratable benefit of the holders of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by Lender where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by Lender as the property of the holders of the Senior Debt.

Lender shall not be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Borrower until all amounts payable with respect to the Senior Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which Lender would be entitled except for these provisions shall, as between the Borrower, its creditors other than the holders of the Senior Debt, and Lender, be deemed to be a payment by the Borrower to or on account of the Senior Debt.  The subordination provisions of this Note are and are intended solely for the purpose of defining the relative rights of Lender, on the one hand, and the holders of the Senior Debt, on the other hand.

Subject to the payment in full of all of the Senior Debt, Lender shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Borrower applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full.  For purposes of such subrogation, no payments or distributions to Lender of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Senior Debt shall, as between the Borrower, its creditors other than the holders of Senior Debt and Lender, be deemed to be a payment to or on account of the Subordinated Debt.  Lender agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the holders of Senior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by Lender on account of the Subordinated Debt at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Subordinated Note or otherwise, shall be deemed to have been received by Lender in trust as the property of the holders of the Senior Debt and Lender shall forthwith deliver the same to the Agent and any other representative on behalf of the holders of the Senior Debt for the equal and ratable benefit of the holders of the Senior Debt for application to payment of all Senior Debt in full.

Exhibit F – Page 2
Fourth Amended and Restated Credit Agreement

Lender hereby waives any and all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Subordinated Debt:

(i)           the obligation and liabilities of the Borrower or any other party or parties for or upon the Senior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

(ii)           the Agent and the holders of the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

(iii)           any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of the Borrower may, from time to time, in whole or in part, be surrendered or released;

all as the Agent or the holders of the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Debt to the Senior Debt provided for herein.

Nothing contained in the subordination provisions of this Note is intended to or shall impair, as between the Borrower, its creditors other than the holders of the Senior Debt, and Lender, the obligation of the Borrower, which is absolute and unconditional, to pay to Lender the principal of, premium, if any, and interest on this Note, as and when the same shall become due and payable (except as otherwise provided in this Note) in accordance with its terms, or is intended to or shall affect the relative rights of Lender and other creditors of the Borrower other than the holders of the Senior Debt.

Lender acknowledges and agrees that the holders of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt and in extending credit to the Borrower pursuant thereto.

No present or future holder of Senior Debt shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Borrower or Lender.  The subordination provisions contained herein are for the benefit of the holders of the Senior Debt from time to time and, so long as any Senior Debt is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of all holders of Senior Debt.

Exhibit F – Page 3
Fourth Amended and Restated Credit Agreement

Notwithstanding anything to the contrary in this Note, upon any payment or distribution of assets of the Borrower in any proceedings for reorganization, insolvency, liquidation, dissolution or other winding up, Lender shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which any such proceedings are pending for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other debt of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

The subordination provisions hereof shall be binding upon any holder of Subordinated Debt and upon the successors and assigns of Lender; and all references herein to Lender shall be deemed to include any successor or successors, whether immediate or remote, to Lender.

The following terms, as used herein, have the following respective meanings:

“Agent” means (i) so long as the Credit Agreement is in effect, JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders party to the Credit Agreement or any successor or other Administrative Agent appointed pursuant to the Credit Agreement and (ii) if there is no Credit Agreement in effect, thereafter any agent designated as representative of holders of all other Senior Debt.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of May 27, 2011 among El Paso Corporation, certain of its subsidiaries as Pipeline Company Borrowers, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms and any successor financial institution credit agreement refinancing all or a portion of the Credit Agreement and designated by the Borrower as the “Credit Agreement” for purposes hereof.

“Senior Debt” means (a) all principal of, premium and interest (including, without limitation, any interest (“Post-Petition Interest”) which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any loan or reimbursement or other obligation under, and all notes issued pursuant to, the Credit Agreement or any other Financing Document, (b) any renewals, refinancings or extensions of any of the foregoing (or any portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and other amounts payable by the Borrower thereunder or with respect thereto.

Exhibit F – Page 4
Fourth Amended and Restated Credit Agreement

Other capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

Exhibit F – Page 5
Fourth Amended and Restated Credit Agreement

EXHIBIT G-1

FORM OF

EXEMPTION CERTIFICATE

(For Non-US Lenders That Are Not Partnerships for US Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 27, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among El Paso Corporation, a Delaware corporation (the “Company”), El Paso Natural Gas Company, a Delaware corporation, Tennessee Gas Pipeline Company, a Delaware corporation, certain Lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

___________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.15(e) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1.	The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate;

2.
The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

a.	the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.
the Non-U.S. Lender has not been treated as a bank: for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.	The Non-U.S. Lender is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code; and

4.	The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C), of the Code.

Exhibit G-1 – Page 1
Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

Exhibit G-1 – Page 2
Fourth Amended and Restated Credit Agreement

EXHIBIT G-2

FORM OF

EXEMPTION CERTIFICATE

(For Non-US Lenders That Are Partnerships for US Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 27, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among El Paso Corporation, a Delaware corporation (the “Company”), El Paso Natural Gas Company, a Delaware corporation, Tennessee Gas Pipeline Company, a Delaware corporation, certain Lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

___________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.15(e) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

2.	The undersigned is the sole record owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate;

3.	The partners/members of the undersigned are the sole beneficial owners of such loans or obligations;

4.
Neither the undersigned nor any of its partners/members is a bank (as such term is used in Section 881(c)(3)(A), of the Internal Revenue Code of 1986, as amended (the “Code”)).  In this regard the undersigned further represents and warrants that:

a.	Neither the undersigned nor any of its partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

b.
Neither the undersigned nor any of its partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

5.	None of the partners/members of the undersigned is a “10-percent shareholder” of Borrower (as such term is used in Section 881(c)(3)(B) of the Code); and

6.	None of the partners/members of the undersigned is a controlled foreign corporation related to Borrower within the meaning of Section 881(c)(3)(C) of the Code.

Exhibit G-2 – Page 1
Fourth Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

Exhibit G-2 – Page 2
Fourth Amended and Restated Credit Agreement